Exhibit 10

============================================================================


                                $550,000,000
                              CREDIT AGREEMENT



                                by and among



                          WALTER INDUSTRIES, INC.
                                as Borrower,


                NATIONSBANK, NATIONAL ASSOCIATION (SOUTH),
                   as Administrative Agent, Documentation
                        Agent and Syndication Agent

                                    and

                 THE LENDERS PARTY HERETO FROM TIME TO TIME



                              January 22, 1996


============================================================================

                             TABLE OF CONTENTS
                             -----------------

                                 ARTICLE I

                          Definitions and Terms  2  . . . . . . . . . .   2

     1.1.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.2.  Rules of Interpretation  . . . . . . . . . . . . . . . . . .  33
     1.3.  Accounting Principles  . . . . . . . . . . . . . . . . . . .  34

                                 ARTICLE II

                               The Term Loans . . . . . . . . . . . . .  36

     2.1.  Term Loan  . . . . . . . . . . . . . . . . . . . . . . . . .  36
     2.2.  Term Loan Advance  . . . . . . . . . . . . . . . . . . . . .  36
     2.3.  Payment of Principal . . . . . . . . . . . . . . . . . . . .  37
     2.4.  Payment of Interest  . . . . . . . . . . . . . . . . . . . .  38
     2.5.  Manner of Payment  . . . . . . . . . . . . . . . . . . . . .  39
     2.6.  Optional Prepayments . . . . . . . . . . . . . . . . . . . .  39
     2.7.  Mandatory Prepayments.   . . . . . . . . . . . . . . . . . .  40
     2.8.  Term Notes . . . . . . . . . . . . . . . . . . . . . . . . .  41
     2.9.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . .  41
     2.10. Interest Periods . . . . . . . . . . . . . . . . . . . . . .  41
     2.12. Non-Conforming Payments  . . . . . . . . . . . . . . . . . .  42
     2.13. Pro Rata Payments  . . . . . . . . . . . . . . . . . . . . .  43

                                ARTICLE III

                       The Revolving Credit Facility  . . . . . . . . .  44

     3.1.  Revolving Loans  . . . . . . . . . . . . . . . . . . . . . .  44
     3.2.  Payment of Interest  . . . . . . . . . . . . . . . . . . . .  46
     3.3.  Payment of Principal . . . . . . . . . . . . . . . . . . . .  47
     3.4.  Non-Conforming Payments  . . . . . . . . . . . . . . . . . .  47
     3.5.  Revolving Notes  . . . . . . . . . . . . . . . . . . . . . .  47
     3.6.  Pro Rata Payments  . . . . . . . . . . . . . . . . . . . . .  48
     3.7.  Reductions . . . . . . . . . . . . . . . . . . . . . . . . .  48
     3.8.  Conversions and Elections of Subsequent Interest Periods . .  48
     3.9.  Increase and Decrease in Amounts . . . . . . . . . . . . . .  49
     3.10. Unused Fee . . . . . . . . . . . . . . . . . . . . . . . . .  49
     3.11. Deficiency Advances  . . . . . . . . . . . . . . . . . . . .  49
     3.12. Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . .  50
     3.13. Swing Line . . . . . . . . . . . . . . . . . . . . . . . . .  50

                                 ARTICLE IV

                             Letters of Credit  . . . . . . . . . . . .  52

     4.1.  Letters of Credit  . . . . . . . . . . . . . . . . . . . . .  52
     4.2.  Reimbursement  . . . . . . . . . . . . . . . . . . . . . . .  53
     4.3.  Letter of Credit Facility Fees . . . . . . . . . . . . . . .  56
     4.4.  Administrative and Other Fees  . . . . . . . . . . . . . . .  56

                                 ARTICLE V

                                  Security  . . . . . . . . . . . . . .  57

     5.1.  Security . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     5.2.  Further Assurances . . . . . . . . . . . . . . . . . . . . .  57
     5.3.  Information Regarding Collateral . . . . . . . . . . . . . .  57
     5.4.  Additional Intercompany Notes  . . . . . . . . . . . . . . .  57

                                 ARTICLE VI

                      Yield Protection and Illegality . . . . . . . . .  59

     6.1.  Additional Costs . . . . . . . . . . . . . . . . . . . . . .  59
     6.2.  Suspension of Loans  . . . . . . . . . . . . . . . . . . . .  60
     6.3.  Illegality . . . . . . . . . . . . . . . . . . . . . . . . .  61
     6.4.  Compensation . . . . . . . . . . . . . . . . . . . . . . . .  61
     6.5.  Alternate Loan and Lender  . . . . . . . . . . . . . . . . .  62
     6.6.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

                                ARTICLE VII

          Conditions to Making Loans and Issuing Letters of Credit  . .  64

     7.1.  Conditions of Term Loans and Initial Advance . . . . . . . .  64
     7.2.  Conditions of Revolving Loans and Letters of Credit  . . . .  67

                                ARTICLE VIII

                       Representations and Warranties . . . . . . . . .  69

     8.1.  Organization and Authority . . . . . . . . . . . . . . . . .  69
     8.2.  Loan Documents . . . . . . . . . . . . . . . . . . . . . . .  69
     8.3.  Solvency . . . . . . . . . . . . . . . . . . . . . . . . . .  70
     8.4.  Subsidiaries and Stockholders  . . . . . . . . . . . . . . .  70
     8.5.  Investments  . . . . . . . . . . . . . . . . . . . . . . . .  70

     8.6.  Financial Condition  . . . . . . . . . . . . . . . . . . . .  71
     8.7.  Title to Properties  . . . . . . . . . . . . . . . . . . . .  71
     8.8.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
     8.9.  Other Agreements . . . . . . . . . . . . . . . . . . . . . .  72
     8.10. Litigation . . . . . . . . . . . . . . . . . . . . . . . . .  72
     8.11. Margin Stock . . . . . . . . . . . . . . . . . . . . . . . .  72
     8.12. Investment Company . . . . . . . . . . . . . . . . . . . . .  72
     8.13. Patents, Etc.  . . . . . . . . . . . . . . . . . . . . . . .  73
     8.14. No Untrue Statement  . . . . . . . . . . . . . . . . . . . .  73
     8.15. No Consents, Etc.  . . . . . . . . . . . . . . . . . . . . .  73
     8.16. Employee Benefit Plans . . . . . . . . . . . . . . . . . . .  73
     8.17. No Default . . . . . . . . . . . . . . . . . . . . . . . . .  75
     8.18. Hazardous Materials  . . . . . . . . . . . . . . . . . . . .  75
     8.19. Employment Matters . . . . . . . . . . . . . . . . . . . . .  75
     8.20. RICO . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     8.21. Leases . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     8.22. Material Contracts . . . . . . . . . . . . . . . . . . . . .  76

                                 ARTICLE IX

                           Affirmative Covenants  . . . . . . . . . . .  77

     9.1.  Financial Reports, Etc.  . . . . . . . . . . . . . . . . .    77
     9.2.  Maintain Properties  . . . . . . . . . . . . . . . . . . . .  79
     9.3.  Existence, Qualification, Etc. . . . . . . . . . . . . . . .  79
     9.4.  Regulations and Taxes  . . . . . . . . . . . . . . . . . . .  79
     9.5.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . .  80
     9.6.  True Books . . . . . . . . . . . . . . . . . . . . . . . . .  80
     9.7.  Right of Inspection  . . . . . . . . . . . . . . . . . . . .  80
     9.8.  Observe all Laws . . . . . . . . . . . . . . . . . . . . . .  80
     9.9.  Governmental Licenses  . . . . . . . . . . . . . . . . . . .  80
     9.10. Covenants Extending to Other Persons . . . . . . . . . . . .  80
     9.11. Officer's Knowledge of Default . . . . . . . . . . . . . . .  81
     9.12. Suits or Other Proceedings . . . . . . . . . . . . . . . . .  81
     9.13. Notice of Discharge of Hazardous Material or Environmental
            Complaint . . . . . . . . . . . . . . . . . . . . . . . . .  81
     9.14. Environmental Compliance . . . . . . . . . . . . . . . . . .  81
     9.15. Indemnification  . . . . . . . . . . . . . . . . . . . . . .  82
     9.16. Further Assurances . . . . . . . . . . . . . . . . . . . . .  82
     9.17. Employee Benefit Plans . . . . . . . . . . . . . . . . . . .  82
     9.18. Continued Operations . . . . . . . . . . . . . . . . . . . .  83
     9.19. New Subsidiaries . . . . . . . . . . . . . . . . . . . . . .  83
     9.20. Mortgage Warehousing Facility  . . . . . . . . . . . . . . .  85
     9.21. Performance of Specified Documents and Material Contracts  .  85
     9.22. Transactions with Affiliates . . . . . . . . . . . . . . . .  85
     9.23. Covenant to Give Security  . . . . . . . . . . . . . . . . .  86

     9.24. Mid-State Rate Hedging Obligation  . . . . . . . . . . . . .  87
     9.25. Permitted Receivables Securitization . . . . . . . . . . . .  87

                                 ARTICLE X

                             Negative Covenants . . . . . . . . . . . .  88

     10.1.  Financial Covenants . . . . . . . . . . . . . . . . . . . .  88
     10.2.  Acquisitions  . . . . . . . . . . . . . . . . . . . . . . .  89
     10.3.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
     10.4.  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . .  91
     10.5.  Transfer of Assets  . . . . . . . . . . . . . . . . . . . .  93
     10.6.  Investments . . . . . . . . . . . . . . . . . . . . . . . .  94
     10.7.  Merger or Consolidation . . . . . . . . . . . . . . . . . .  95
     10.8.  Restricted Payments . . . . . . . . . . . . . . . . . . . .  96
     10.9.  Compliance with ERISA . . . . . . . . . . . . . . . . . . .  96
     10.10. Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . .  97
     10.11. Dissolution, etc. . . . . . . . . . . . . . . . . . . . . .  97
     10.12. Lease Payments  . . . . . . . . . . . . . . . . . . . . . .  97
     10.13. Negative Pledge Clauses . . . . . . . . . . . . . . . . . .  97
     10.14. Prepayments, Etc. of Indebtedness . . . . . . . . . . . . .  98
     10.15. Creation of New Subsidiaries  . . . . . . . . . . . . . . .  98
     10.16. Change the Nature of Business . . . . . . . . . . . . . . .  99
     10.17. Charter Amendments  . . . . . . . . . . . . . . . . . . . .  99
     10.18. [reserved]  . . . . . . . . . . . . . . . . . . . . . . . .  99
     10.19. Amendment, Etc. of Specified Documents and Material
              Contracts . . . . . . . . . . . . . . . . . . . . . . . .  99
     10.20. Partnerships  . . . . . . . . . . . . . . . . . . . . . . .  99
     10.21. Mid-State Rights in Mortgage Accounts . . . . . . . . . . .  99
     10.22. Sale of Mid-State . . . . . . . . . . . . . . . . . . . . .  99
     10.23. Sales of Mortgage Accounts to Mid-State . . . . . . . . .   100

                                 ARTICLE XI

                     Events of Default and Acceleration . . . . . . .   101

     11.1.  Events of Default . . . . . . . . . . . . . . . . . . . .   101
     11.2.  Agent to Act  . . . . . . . . . . . . . . . . . . . . . . . 104
     11.3.  Cumulative Rights . . . . . . . . . . . . . . . . . . . . . 104
     11.4.  No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . 104
     11.5.  Allocation of Proceeds  . . . . . . . . . . . . . . . . . . 104

                                ARTICLE XII

                                 The Agent  . . . . . . . . . . . . . . 106

     12.1.  Appointment . . . . . . . . . . . . . . . . . . . . . . . . 106
     12.2.  Attorneys-in-fact . . . . . . . . . . . . . . . . . . . . . 106
     12.3.  Limitation on Liability . . . . . . . . . . . . . . . . . . 106
     12.4.  Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . 106
     12.5.  Notice of Default . . . . . . . . . . . . . . . . . . . . . 107
     12.6.  No Representations  . . . . . . . . . . . . . . . . . . . . 107
     12.7.  Indemnification . . . . . . . . . . . . . . . . . . . . . . 107
     12.8.  Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . 108
     12.9.  Resignation . . . . . . . . . . . . . . . . . . . . . . . . 108
     12.10. Sharing of Payments, etc  . . . . . . . . . . . . . . . . . 108
     12.11. Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . 109

                                ARTICLE XIII

                               Miscellaneous  . . . . . . . . . . . . . 110

     13.1.  Assignments and Participations  . . . . . . . . . . . . . . 110
     13.2.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 112
     13.3.  Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . 113
     13.4.  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . 113
     13.5.  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . 114
     13.6.  Amendments  . . . . . . . . . . . . . . . . . . . . . . . . 114
     13.7.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . 116
     13.8.  Termination . . . . . . . . . . . . . . . . . . . . . . . . 116
     13.9.  Indemnification; Limitation of Liability  . . . . . . . . . 116
     13.10. Severability  . . . . . . . . . . . . . . . . . . . . . . . 117
     13.11. Entire Agreement  . . . . . . . . . . . . . . . . . . . . . 117
     13.12. Agreement Controls  . . . . . . . . . . . . . . . . . . . . 117
     13.13. Usury Savings Clause  . . . . . . . . . . . . . . . . . . . 117
     13.14. Governing Law; Waiver of Jury Trial . . . . . . . . . . . . 118

EXHIBIT A   Applicable Commitment Percentages . . . . . . . . . . . . . A-1
EXHIBIT B-1 Form of Assignment and Acceptance  . . . . . . . . . . . .B-1-1
EXHIBIT C   Notice of Appointment (or Revocation) of
            Authorized Representative . . . . . . . . . . . . . . . . . C-1
EXHIBIT D-1 Form of Borrowing Notice. . . . . . . . . . . . . . . . . D-1-1
EXHIBIT D-2 Form of Borrowing Notice--Swing Line Loans . . . . . . . .D-2-1
EXHIBIT E   Form of Interest Rate Selection Notice. . . . . . . . . . . E-1
EXHIBIT F   Form of Intercompany Note . . . . . . . . . . . . . . . . . F-1
EXHIBIT G   Form of Intercompany Note Pledge Agreement. . . . . . . . . G-1
EXHIBIT H-1 Form of Revolving Note  . . . . . . . . . . . . . . . . . H-1-1

EXHIBIT H-2   Form of Term Note A . . . . . . . . . . . . . . . . . . . H-2-1
EXHIBIT H-3   Form of Term Note B . . . . . . . . . . . . . . . . . . . H-3-1
EXHIBIT I     Form(s) of Opinion(s) of Counsel to Credit Parties  . . . . I-1
EXHIBIT J     Compliance Certificate  . . . . . . . . . . . . . . . . . . J-1
EXHIBIT K     Form of Facility Guaranty for Subsidiaries  . . . . . . . . K-1

Schedule 1.1A       Existing Letters of Credit
Schedule 1.1B       Employee Stock Purchase Plan
Schedule 5.3        Information Regarding Collateral
Schedule 8.4        Subsidiaries and Intercompany Advances
Schedule 8.5        Investments in Other Persons
Schedule 8.6        Indebtedness
Schedule 8.7        Liens
Schedule 8.8        Tax Matters
Schedule 8.10       Disclosed Litigation
Schedule 8.16A      Employee Benefit Plans Funding Matters
Schedule 8.16B      Employee Benefit Plans
Schedule 8.18A      Environmental Matters
Schedule 8.18B      Environmental Listings on NPL and CERCLIS
Schedule 8.19       Collective Bargaining Agreements
Schedule 8.21       Leases
Schedule 8.22       Material Contracts
Schedule 9.5        Insurance

                              CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of January 22, 1996 (the "Agreement"),
                                                               ---------
is made by and among WALTER INDUSTRIES, INC., a Delaware corporation having its principal place of business in Tampa, Hillsborough County, Florida (the "Borrower"), NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), a national banking
 --------
association organized and existing under the laws of the United States, in its capacity as a Lender ("NationsBank"), and each other financial
                           -----------
institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 13.1
                                                         ------------
(hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and NATIONSBANK, NATIONAL
   ------                          -------
ASSOCIATION (SOUTH), a national banking association organized and existing under the laws of the United States, in its capacity as administrative agent, documentation agent and syndication agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 12.9, the "Administrative Agent" or the "Agent");
                  ------------       --------------------          -----

                            W I T N E S S E T H:
                            -------------------

     WHEREAS, the Borrower has requested that the Lenders make available to the Borrower two term loan facilities, one in the original aggregate principal amount of $125,000,000 and the other in the original aggregate principal amount of $60,000,000, the proceeds of which term loans are to be used, together with other funds available to the Borrower, to redeem in full the Senior Notes (as hereinafter defined), and a revolving credit facility of up to $365,000,000, the proceeds of which are to be used, (i) together with the term loans proceeds and certain proceeds from the Mortgage Warehousing Facility (as hereinafter defined) , to effect the redemption in full of the Senior Notes, (ii) to repay in full and satisfy the Borrower's obligations and liabilities under the Prior Credit Facilities (as hereinafter defined) other than certain obligations with respect to Existing Letters of Credit (as hereinafter defined), and (iii) for other general working capital requirements, which revolving credit facility shall include a letter of credit facility of up to $40,000,000 for the issuance of standby and commercial letters of credit and a $15,000,000 swing line facility; and

     WHEREAS, the Lenders are willing to make such term loans, revolving credit and letter of credit facilities available to the Borrower upon the terms and conditions set forth herein;

     NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:

                                 ARTICLE I

                           Definitions and Terms
                           ---------------------

     1.1  Definitions.  For the purposes of this Agreement, in addition to
          -----------
the definitions set forth above, the following terms shall have the respective meanings set forth below:

          "Acquisition" means the acquisition of (i) a controlling equity
           -----------
     interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person; provided that the term "Acquisition" shall not include Investments by Mid-State in one or
      -----------
     more special purpose Subsidiaries in connection with the issuance by such Subsidiaries of securities described in Section 10.4(d)(iii).
                                                  --------------------

          "Advance" means any of (i) the borrowing under the Term Loan
           -------
     Facility or (ii) a borrowing under the Revolving Credit Facility consisting, in any case, of a Base Rate Loan or a Eurodollar Rate Loan.

          "Affiliate" means any Person (i) which directly or indirectly
           ---------
     through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; or (ii) which beneficially owns or holds 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of the Borrower; or 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Borrower. The term "control" means
                                                            -------
     the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

          "Applicable Commitment Percentage" means, as to each Lender at
           --------------------------------
     any time (i) with respect to the Revolving Credit Facility and the Participations, a fraction, the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, and (ii) with respect to each of the Term Loan A Facility or Term Loan B Facility, as the case may be, a fraction, the numerator of which shall be such Lender's Term Loan A Commitment or Term Loan B Commitment, as applicable, and the denominator of which shall be the Total Term Loan A Commitment or the Total Term Loan B Commitment, as applicable, which Applicable Commitment Percentage in each case for each Lender as of the Closing Date is as set forth in Exhibit A; provided that each Applicable
                             ---------  --------
     Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 13.1.
          ------------

          "Applicable Margin" means, with respect to Eurodollar Rate Loans
           -----------------
     and Eurodollar Rate Segments, for Revolving Loans and for each of the Term Loans as indicated below, that percent per annum set forth below, which shall be based upon the Consolidated Leverage Ratio for the Four-Quarter Period most recently ended as specified below:


                                      Applicable Margin for
                                      Eurodollar Rate Loans
                                      ---------------------

                                                                 Revolving
        Consolidated                           Term              Loans and
TIER    Leverage Ratio                         Loan B            Term Loan A
----    --------------                         ------            -----------

1       Greater than 3.50 to 1.0                2.25%               1.75%

2       Greater than 3.0 to 1.0
        and less than or equal to
        3.50 to 1.0                             2.00%               1.50%

3       Greater than 2.50 to 1.0
        and less than or equal to
        3.0 to 1.0                              2.00%               1.25%

4       Greater than 2.0 to 1.0
        and less than or equal to
        2.50 to 1.0                             2.00%               1.00%

5       Less than or equal to
        2.0 to 1.0                              2.00%                .75%


     The Applicable Margin shall be established at the end of each fiscal quarter of the Borrower (each, a "Determination Date"). Any change in
                                       ------------------
     the Applicable Margin following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to Section 9.1(a)(ii) and Section
                                        ------------------     -------
     9.1(b)(ii), subject to review and approval of such computations by the
     ----------
     Agent, and shall be effective commencing on the date following the date such certificate is received (or, if earlier, the date such certificate was required to be delivered), and in each case, until the date following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur; provided
                                                            --------
     however, if the Borrower shall fail to deliver any such certificate within the time period required by Section 9.1, then the Applicable
                                        -----------
     Margin with respect to Revolving Loans and Segments under Term Loan A shall be 1.75% and the Applicable Margin with respect to Segments under Term Loan B shall be 2.25% until the appropriate certificate is so delivered. From the Closing Date to the first Determination Date, the Applicable Margin shall be 1.25% for Revolving Loans and Segments under Term Loan A and 2.00% for Segments under Term Loan B.

          "Applicable Margin (L/C)" means, as of any date, the Applicable
           -----------------------
     Margin then in effect with respect to Eurodollar Rate Loans under the Revolving Credit Facility, minus .375%

          "Applicable Unused Fee" means that percent per annum set forth
           ---------------------
     below, which shall be based upon the Consolidated Leverage Ratio for the Four-Quarter Period most recently ended as specified below:

                         Consolidated                  Applicable
          TIER           Leverage Ratio                Unused Fee
          -----          --------------                ----------

          1         Greater than 3.50 to 1.0                .50%

          2         Greater than 3.0 to 1.0
                    and less than or equal to
                    3.50 to 1.0                             .375%

          3         Greater than 2.50 to 1.0
                    and less than or equal to
                    3.0 to 1.0                              .375%

          4         Greater than 2.0 to 1.0
                    and less than or equal to
                    2.50 to 1.0                             .25%

          5         Less than or equal to
                    2.0 to 1.0                              .25%

     The Applicable Unused Fee shall be established at the end of each fiscal quarter of the Borrower (the "Determination Date"). Any change
                                          ------------------
     in the Applicable Unused Fee following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to Section 9.1(a)(ii) and Section
                                        ------------------     -------
     9.1(b)(ii), subject to review and approval of such computations by the
     ----------
     Agent and shall be effective commencing on the date following the date such certificate is received (or, if earlier, the date such certificate was required to be delivered) until the date a new certificate is delivered or is required to be delivered, whichever shall first occur, and continuing until the date following the next date on which such certificate is delivered or required to be delivered; provided however, if the Borrower shall fail to deliver any
                --------
     such certificate within the time period required by Section 9.1, then
                                                         -----------
     the Applicable Unused Fee shall be .50% until the appropriate certificate is so delivered. From the Closing Date to the first Determination Date, the

     Applicable Unused Fee shall be .375%.

          "Applications and Agreements for Letters of Credit" means,
           -------------------------------------------------
     collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower, or by the Borrower and a Restricted Subsidiary, as applicable, from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

          "Assignment and Acceptance" shall mean (i) with respect to the
           -------------------------
     Revolving Credit Facility and the Participations, an Assignment and Acceptance in the form of Exhibit B-1 (with blanks appropriately
                               -----------
     filled in), (ii) with respect to the Term Loan A Facility, an Assignment and Acceptance in the form of Exhibit B-2 (with blanks
                                              -----------
     appropriately filled in), and (iii) with respect to the Term Loan B Facility, an Assignment and Acceptance in the form of Exhibit B-3
                                                           -----------
     (with blanks appropriately filled in) in each case delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 13.1.
                                ------------

          "Authorized Representative" means any of the President, any Vice
           -------------------------
     President or any Assistant Treasurer of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower, or any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit C.
                                ---------

          "Base Rate" means the per annum rate of interest equal to the
           ---------
     greater of (i) the Prime Rate or (ii) the Federal Funds Effective Rate plus one-half of one percent ( 1/2%). Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Effective Rate shall become effective as of 12:01 A.M. of the Business Day on which each such change occurs. The Base Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

          "Base Rate Loan" means a Revolving Loan or a Segment of any Term
           --------------
     Loan for which the rate of interest is determined by reference to the Base Rate.

          "Base Rate Segment" means a Segment bearing interest or to bear
           -----------------
     interest at the Base Rate.

          "Base Rate Refunding Loan" means a Base Rate Loan which is a
           ------------------------
     Revolving Loan or Swing Line Loan made either to (i) satisfy
     Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) pay NationsBank in respect of Swing Line Outstandings.

          "Board" means the Board of Governors of the Federal Reserve
           -----
     System (or any successor body).

          "Borrower's Account" means a demand deposit account number
           ------------------
     3750658039 or any successor account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

          "Borrowing Notice" means the notice delivered by an Authorized
           ----------------
     Representative in connection with an Advance under the Revolving Credit Facility or a Swing Line Loan, in the forms of Exhibits D-1 and D-2, respectively.

          "Business Day" means, (i) with respect to any Base Rate Loan, any
           ------------
     day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

          "Capital Leases" means all leases which have been or should be
           --------------
     capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

          "Cardem" means Cardem Insurance Co., Ltd., a Bermuda corporation
           ------
     and a wholly owned Subsidiary of the Borrower.

          "Cash Equivalents" means any of the following types of property,
           ----------------
     to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Security Instruments) and having a maturity of not greater than 180 days from the date of acquisition thereof:

             (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States;

             (b) insured certificates of deposit or bankers' acceptances of, or time deposits with any Lender or with any commercial bank that (i) is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) below, (iii) is organized under the laws of the United States or any state thereof and (iv) has combined capital and surplus of at least $500,000,000; or

             (c) commercial paper in an aggregate amount of no more than $10,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P, or carrying an equivalent rating by a nationally recognized rating agency acceptable to the Agent if both Moody's and S&P cease publishing ratings of investments.

          "Cash Income Taxes" means, with respect to the Borrower and its
           -----------------
     Restricted Subsidiaries for any period, the aggregate amount of all payments in respect of income taxes made in cash by the Borrower and its Restricted Subsidiaries to any applicable Government Authority during such period, after giving effect, to the extent available, to the application of net operating losses available to the Borrower and its Restricted Subsidiaries (and excluding Cash Income Taxes paid on behalf of Unrestricted Subsidiaries).

          "CERCLA" means the Comprehensive Environmental Response,
           ------
     Compensation and Liability Act of 1980, as amended from time to time.

          "CERCLIS" means the Comprehensive Environmental Response,
           -------
     Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

          "Change in Working Capital" means, for any period, the amount
           -------------------------
     (whether positive or negative) by which Consolidated Working Capital for such period changes from the Consolidated Working Capital for the immediately preceding period.

          "Change of Control" means, at any time:
           -----------------

             (i) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange
          Act), directly or indirectly, of Voting Stock of the Borrower (or securities convertible into or exchangeable for such Voting Stock) representing 33-1/3% or more of the combined voting power of all Voting Stock of the Borrower (on a fully diluted basis) or
          (B) otherwise acquires the ability, directly or indirectly, to elect a majority of the board of directors of the Borrower;

             (ii) during any period of up to 24 consecutive months, commencing on the Closing Date, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than the death, disability or retirement of an officer of the Borrower that is serving as a director at such time so long as another officer of the Borrower replaces such Person as a director) to constitute a majority of the board of directors of the Borrower (excluding the exercise by the Equity Investors of rights in existence as of the date hereof under the Stockholders Agreement to designate or replace individual members of the board of directors of the Borrower);

             (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the

          Borrower; or

            (iv) with respect to any pledge or other security agreement covering all or any portion of the shares of capital stock of the Borrower that are owned beneficially and of record by any of the Equity Investors or their nominees, any secured party or pledgee thereunder shall become the holder of record of more than fifty percent (50%) of the shares owned by any such Equity Investor or shall receive dividends or other cash or cash equivalent distributions (including, without limitation, stock repurchases) in respect thereof, or shall proceed to exercise voting or other consensual rights in respect thereof (whether by proxy, voting or other similar arrangement or otherwise), or shall otherwise commence to realize upon such shares.

          "Closing Date" means the date as of which this Agreement is
           ------------
     executed by the Borrower, the Lenders, the Agent and the Managing Agents and on which the conditions set forth in Section 7.1 have been
                                                     -----------
     satisfied.

          "Code" means the Internal Revenue Code of 1986, as amended, and
           ----
     any regulations promulgated and rulings issued thereunder.

          "Collateral" means, collectively, all property of the Borrower,
           ----------
     any Subsidiary or any other Person in which the Agent or any Lender is granted a Lien as security for all or any portion of the Obligations under any Security Instrument.

          "Consistent Basis" in reference to the application of GAAP means
           ----------------
     the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in Section 8.6(a).
                    --------------

          "Consolidated Capital Expenditures" means, with respect to the
           ---------------------------------
     Borrower and its Restricted Subsidiaries on a consolidated basis, for any period the sum of (without duplication) (i) all expenditures
                    ---
     (whether paid in cash or accrued as liabilities) by the Borrower or any Restricted Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, (A) the amount of any Consolidated Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 9.1(a)
                                                           --------------
     or (b) and (B) non-cash capitalized depreciation arising in connection
        ---
     with mining operations, and (ii) with respect to any Capital Lease entered into by the Borrower or its Restricted Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 9.1(a)), all the foregoing in
                             --------------
     accordance with GAAP applied on a Consistent Basis.

          "Consolidated Current Assets" means all assets of the Borrower
           ---------------------------
     and its Restricted Subsidiaries which are expected to be realized in cash, sold in the ordinary course of business, or consumed within one year or which would be classified as a current asset, but excluding cash and Cash Equivalents, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

          "Consolidated Current Liabilities" means all liabilities of the
           --------------------------------
     Borrower and its Restricted Subsidiaries which by their terms are payable within one year (including all Indebtedness payable on demand or maturing not more than one year from the date of computation and the current portion of Consolidated Indebtedness having a maturity date in excess of one year), but excluding, without duplication, bank overdrafts to the extent such overdrafts do not exceed cash and Cash Equivalents, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

          "Consolidated EBITDA" means, with respect to the Borrower and its
           -------------------
     Restricted Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i)
                                 ---
     Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) noncash liabilities otherwise deducted in calculating net income resulting from FASB No. 106 Changes, (v) extraordinary and unusual losses deducted in calculating net income less extraordinary and unusual gains added in calculating net income,
     (vi) amortization, (vii) depreciation and depletion, and (viii) non-cash liabilities otherwise deducted in calculating net income resulting from FASB No. 121 Changes, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided,
                                                                  --------
     that for each Four-Quarter Period that includes any period ending on or prior to May 31, 1995, all nonrecurring charges related to the consummation of the Plan of Reorganization that are deductible from net income (or addable to net loss) of the Borrower and its Restricted Subsidiaries shall be excluded for purposes of calculating Consolidated EBITDA for such period.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to
           ----------------------------------------
     the Borrower and its Restricted Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of
     (i) Consolidated EBITDA for such period less (without duplication) Consolidated Capital Expenditures for such period, to (ii)
     Consolidated Fixed Charges for such period.

          "Consolidated Fixed Charges" means, with respect to the Borrower
           --------------------------
     and its Restricted Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i)
                                          ---
     Consolidated Interest Expense (provided that with respect to any Four-Quarter Period which includes any period during which the Senior Notes and the Prior Credit Facilities were outstanding, Consolidated Interest Expense shall for purposes of this definition only be determined by (x) excluding interest paid, accrued or amortized in respect of the Senior Notes and the Prior Credit Facilities and (y) substituting therefor actual interest expense on the Revolving Credit Facility and the Term Loan Facilities from the Closing Date and annualizing such amount for the period of computation, (ii) the aggregate amount of Required Principal Payments made or required to be made during such period, and (iii) all dividends paid during such period (regardless of when declared) on any shares of capital stock of the Borrower then outstanding, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

          "Consolidated Indebtedness" means, with respect to any Person,
           -------------------------
     all Indebtedness for Money Borrowed of such Person and its Subsidiaries, all determined on a consolidated basis, including in the case of the Borrower and its Restricted Subsidiaries amounts outstanding under Permitted Receivables Securitizations but excluding as Indebtedness, any Indebtedness which is secured by Liens on life insurance policies permitted by Section 10.4(n).

          "Consolidated Interest Coverage Ratio" means, with respect to the
           ------------------------------------
     Borrower and its Restricted Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of Consolidated EBITDA to Consolidated Interest Expense (provided that with respect to any Four-Quarter Period which includes any period during which the Senior Notes and the Prior Credit Facilities were outstanding, Consolidated Interest Expense shall for purposes of this definition only be determined by (x) excluding interest paid, accrued or amortized in respect of the Senior Notes and the Prior Credit Facilities and (y) substituting therefor actual interest expense on the Revolving Credit Facility and the Term Loan Facilities from the Closing Date and annualizing such amount for the period of computation.

          "Consolidated Interest Expense" means, with respect to any period
           -----------------------------
     of computation thereof, the interest expense (net of interest income) of the Borrower and its Restricted Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, and (iv) all fees, charges, discounts and other costs incurred in connection with any Permitted Receivables Securitization, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

          "Consolidated Lease Payments" means the gross amount of all lease
           ---------------------------
     or rental payments in respect of the lease, rental or hire of real or personal property, whether or not characterized as rent and including payments under sale and leaseback transactions, of the Borrower and its Restricted Subsidiaries, excluding (i) payments in respect of Capital Leases constituting Indebtedness and (ii) royalty payments under leases of mineral rights which are being expensed, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

          "Consolidated Leverage Ratio" means, as of the date of
           ---------------------------
     computation thereof, the ratio of (i) Consolidated Indebtedness of the Borrower and its Restricted Subsidiaries (determined as at such date) to (ii) Consolidated EBITDA (for the Four-Quarter Period ending on (or most recently ended prior to) such date).

          "Consolidated Net Income" means, for any period of computation
           -----------------------
     thereof, the gross revenues from operations of the Borrower and its Restricted Subsidiaries (including payments received by the Borrower and its Restricted Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Borrower and its Restricted Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis. Consolidated Net Income will not include, in any event, non cash income recognized from Unrestricted Subsidiaries.

          "Consolidated Working Capital" means, as of any date on which the
           ----------------------------
     amount thereof is to be determined, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

          "Contingent Obligation" of any Person means all contingent
           ---------------------
     liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, all Rate Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

               (1) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

               (2) to advance or supply funds in any manner (i) for the purchase or payment of such Indebtedness or other obligation, or
          (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

               (3) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

               (4) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

               (5) otherwise to assure the owner of the Indebtedness or such obligation of the primary obligor against loss in respect thereof.

          "Cost of Acquisition" means, with respect to any Acquisition, as
           -------------------
     at the date of entering into any agreement therefor, the sum of the
                                                              ---
     following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of Borrower or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (v) all amounts paid or payable in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition which would constitute additional consideration by the Borrower or any Subsidiary, (vi) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition, and (vii) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction,
     (A) the capital stock of the Borrower shall be valued (I) in the case of capital stock that is then designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASDAQ") or is listed on a national securities exchange, the average of the last reported bid and ask quotations or the last prices reported thereon, and (II) with respect to shares that are not freely tradeable, as determined by a committee composed of the disinterested members of the Board of Directors of the Borrower and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 9.1(a), (B) the capital
                                       --------------
     stock of any Subsidiary shall be valued as determined by a committee composed of the disinterested members of the Board of Directors of the Borrower and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section
                                                                    -------
     9.1(a), and (C) with respect to any Acquisition accomplished pursuant
     ------
     to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

          "Credit Parties" means, collectively, the Borrower and the
           --------------
     Guarantors.

          "Cumulative Excess Cash Flow" means 50% of Excess Cash Flow
           ---------------------------
     calculated on a cumulative basis, whether positive or negative less as
                                                                    ----
     of any date of computation thereof the
     sum of (i) the aggregate amount of all Restricted Payments theretofore paid from Cumulative Excess Cash Flow pursuant to Section 10.8(b) in
                                                       ---------------
     respect of the capital stock of the Borrower, (ii) the aggregate amount of all outstanding investments theretofore made under Section
                                                                  -------
     10.6(l)(y) and (iii) the aggregate amount of all payments theretofore
     ----------
     made of Indebtedness expressly permitted under Section 10.14(a)(iv),
                                                    --------------------
     all determined cumulatively on a Fiscal Year basis beginning with the Fiscal Year ending May 31, 1997.

          "Default" means any event or condition which, with the giving or
           -------
     receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

          "Default Rate" means (i) with respect to each Eurodollar Rate
           ------------
     Loan and Eurodollar Rate Segment, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan or Segment, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans and Base Rate Segments, at a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

          "Deficiency Advance" has the meaning specified in Section 3.11.
           ------------------                               ------------

          "Depositor Account Transfer Agreement" means the agreement dated
           ------------------------------------
     as of March 3, 1995 between Jim Walter Homes and Mid-State entered into in connection with the Mortgage Warehousing Facility, as amended, modified or supplemented.

          "Disclosed Litigation" has the meaning provided for such term in
           --------------------
     Section 8.10.
     ------------

          "Disclosure Date" means the later of December 17, 1995 and the
           ---------------
     mailing by the Borrower of notice of redemption of the Senior Notes.

          "Documentary Letter of Credit" means a Letter of Credit issued
           ----------------------------
     under the Letter of Credit Facility for the benefit of a supplier of inventory to the Borrower or any Restricted Subsidiary to effect payment for such inventory, the conditions to drawing under which include the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected Lien in such inventory and presented documents in favor of the Issuing Bank.

          "Dollars" and the symbol "$" means dollars constituting legal
           -------                  -
     tender for the payment of public and private debts in the United States of America.

          "Employee Benefit Plan" means any employee benefit plan within
           ---------------------
     the meaning of Section 3(3) of ERISA which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the

     Borrower or any current or former ERISA Affiliate [and, with respect to employee benefit plans of any former ERISA Affiliate, the Borrower or any Restricted Subsidiary has or retains any obligations or liability, absolute or contingent, for funding or other performance obligations imposed by ERISA or other applicable law].

          "Environmental Action" means any action, suit, demand, demand
           --------------------
     letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Hazardous Material.

          "Environmental Laws" means, collectively, CERCLA, the Superfund
           ------------------
     Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material.

          "Equity Investors" means Lehman Brothers, Inc., Kohlberg Kravis
           ----------------
     Roberts & Co., KKR Associates, KKR Partners II, L.P., JWC Associates, L.P., JWC Associates II, L.P., Channel One Associates, L.P. and their respective Affiliates.

          "ERISA" means the Employee Retirement Income Security Act of
           -----
     1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

          "ERISA Affiliate", as applied to the Borrower, means any Person
           ---------------
     or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and
     (c) of the Code.

          "Eurodollar Rate Loan" means a Loan or Segment for which the rate
           --------------------
     of interest is determined by reference to the Eurodollar Rate.

          "Eurodollar Rate" means the interest rate per annum calculated
           ---------------
     according to the following formula:

            Eurodollar =        Interbank Offered Rate            +  Applicable
                             ---------------------------------
              Rate           1- Eurodollar Reserve Percentage         Margin

          "Eurodollar Rate Segment" means a Segment bearing interest or to
           -----------------------
     bear interest at the Eurodollar Rate.

          "Eurodollar Reserve Percentage" means, for any day, that
           -----------------------------
     percentage (expressed as a decimal) which is in effect from time to time under Regulation D or any successor regulation, as the maximum reserve requirement (including any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not the Agent or any Lender has any Eurocurrency liabilities subject to such requirements, without benefits of credits or proration, exceptions or offsets that may be available from time to time to the Agent or any Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Event of Default" means any of the occurrences set forth as such
           ----------------
     in Section 11.1.
        ------------

          "Excess Cash Flow" means, with respect to the Borrower and its
           ----------------
     Restricted Subsidiaries for any period, (a) Consolidated EBITDA less
     (b) the sum of (i) any Change in Working Capital for such period, (ii) all Consolidated Capital Expenditures made during such period, (iii) all Cash Income Taxes paid during such period, (iv) the aggregate amount of all Required Principal Payments made during such period, and
     (v) Consolidated Interest Expense for such period.
I
          "Exchange Act" means the Securities Exchange Act of 1934, as
           ------------
     amended through the date hereof, and the regulations promulgated and the rulings issued thereunder.

          "Existing Letters of Credit" means, collectively, the irrevocable
           --------------------------
     letters of credit issued for the benefit of the Borrower or one of its Restricted Subsidiaries under the Prior Credit Facilities prior to the Closing Date and remaining outstanding as of and after the Closing Date, all as more particularly described on Schedule 1.1A.
                                                 -------------

          "Facility Guaranty" means each Guaranty and Suretyship Agreement
           -----------------
     between one or more Guarantors and the Agent for the benefit of the Lenders, delivered as of the Closing Date and otherwise pursuant to
     Section 9.19, as the same may be amended, modified or supplemented.
     ------------

          "Facility Termination Date" means the date on which both the
           -------------------------
     Revolving Credit Termination Date and the Term Loan Termination Date shall have occurred, no Letters of Credit shall remain outstanding and the Borrower shall have fully paid and satisfied all Obligations.

          "FASB No. 106 Changes" means adjustments to income (or loss) less
           --------------------
     actual cash payments resulting from "retirement benefits other than pensions" (as defined in the Statement of Financial Accounting Standards No. 106).

          "FASB No. 121 Changes" means adjustments charged to income (or
           --------------------
     loss) resulting from impairment of long-lived assets (as defined in the Statement of Financial Accounting

     Standards No. 121).

          "Federal Funds Effective Rate" means, for any day, the rate per
           ----------------------------
     annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a)
                                                        --------
     if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transaction as determined by the Agent.

          "Fiscal Year" means the twelve month fiscal period of the
           -----------
     Borrower and its Subsidiaries commencing on June 1 of each calendar year and ending on May 31 of the next following calendar year.

          "Foreign Benefit Law" means any applicable statute, law,
           -------------------
     ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan or similar type plan.

          "Four-Quarter Period" means a period of four full consecutive
           -------------------
     fiscal quarters (such fiscal quarters to end on the last day of each February, May, August and November of each year) of the Borrower and its Subsidiaries, taken together as one accounting period.

          "GAAP" or "Generally Accepted Accounting Principles" means
           ----      ----------------------------------------
     generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

          "Governmental Authority" shall mean any Federal, state,
           ----------------------
     municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

          "Guaranties" means all obligations of the Borrower or any
           ----------
     Subsidiary directly or indirectly guaranteeing, or in effect guaranteeing (including any arrangement described clauses (1) through (5) of the definition of "Contingent Obligation"), any Indebtedness or other obligation of any other Person.

          "Guarantors" means, at any date, the Restricted Subsidiaries
           ----------
     (other than inactive Subsidiaries).

          "Hazardous Material" means and includes any hazardous, toxic or
           ------------------
     dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

          "Holdback Reserve" means, with respect to any Person for any
           ----------------
     sale, lease, transfer or other disposition of any property or assets, an amount equal to any amount required to be reserved (and properly reserved for) by such Person in accordance with GAAP against any contingent liabilities that (a) are associated with the property and assets of such Person being sold, leased, transferred or otherwise disposed of in such transaction in accordance with the terms of the Loan Documents (including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities resulting from indemnification obligations for other similar contingent liabilities) and (b) are required to be retained or indemnified by such Person under the documentation evidencing the terms and conditions of such transaction; provided that
                                                              --------
     the amount of each Holdback Reserve shall be (i) reduced on each Business Day that the Borrower shall give notice to the Agent that the contingent liabilities giving rise to such Holdback Reserve have been paid, satisfied or extinguished in an amount specified in such notice, by such amount, and (ii) permanently reduced to zero on the earlier to occur of (X) the date that is 24 months after the date on which the Borrower or any of its Subsidiaries received Net Cash Proceeds from the transaction for which the Holdback Reserve was established and (Y) the date on which the contingent liabilities for which such Holdback Reserve was established are no longer required to be reserved against in accordance with GAAP.

          "Indebtedness" means with respect to any Person, without
           ------------
     duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Guaranties, that portion of obligations with respect to Capital Leases and other items which in accordance with GAAP is required to be classified as a liability on a balance sheet; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and other taxes not due and payable, and investment credits, other deferred credits or reserves, or deferred compensation obligations.

          "Indebtedness for Money Borrowed" means with respect to any
           -------------------------------
     Person, without duplication, all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money

     (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

          "Interbank Offered Rate" means, with respect to any Eurodollar
           ----------------------
     Rate Loan or Eurodollar Rate Segment for the Interest Period applicable thereto, the average (rounded upward to the nearest one-sixteenth (1/16) of one percent) per annum rate of interest determined by the office of the Agent (each such determination to be conclusive and binding) as of two Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in Dollars are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the Eurodollar Rate Loan or Eurodollar Rate Segment. If no such offers or quotes are generally available for such amount, then the Agent shall be entitled to determine the Eurodollar Rate by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available.

          "Intercompany Advance" means a loan or advance made by an
           --------------------
     Intercompany Note Holder to a Restricted Subsidiary of the Borrower, which is evidenced by an Intercompany Note in which the Agent has a valid, duly perfected, first priority Lien under the Intercompany Note Pledge Agreement, and the repayment of which is subordinated to the rights of the Agent and the Lenders under the Loan Documents in accordance with the provisions set forth in the Intercompany Notes.

          "Intercompany Notes" means, collectively, the promissory notes in
           ------------------
     the form attached as Exhibit F (with appropriate insertions)
                          ---------
     outstanding from time to time evidencing the Intercompany Advances.

          "Intercompany Note Holder" means, at any date, the Borrower and
           ------------------------
     any Restricted Subsidiary of the Borrower who has extended any Intercompany Advance that remains outstanding at such date.

          "Intercompany Notes Pledge Agreements" means, collectively, (i)
           ------------------------------------
     the Intercompany Notes Pledge Agreement of even date herewith between the Borrower and the Agent, and (ii) each Intercompany Note Pledge Agreement between each Intercompany Note Holder other than the Borrower and the Agent, substantially in the form of Exhibit G,
                                                          ---------
     pursuant to which the Agent is granted a Lien in the Intercompany Notes held by such Intercompany Note Holder, in each case as the same may be modified, amended or supplemented.

          "Interest Period" means, for each Eurodollar Rate Loan or
           ---------------
     Eurodollar Rate Segment, a period commencing on the date such Eurodollar Rate Loan or Eurodollar Rate Segment is made or converted and ending, at the Borrower's option, on the date one, two, three or six months thereafter as notified to the Agent by the Authorized
     Representative three (3) Business Days prior to the beginning of such Interest Period; provided, that,
                      --------

               (i) if the Authorized Representative fails to notify the Agent of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Loan or Segment for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan or Base Rate Segment as of the first day thereof;

               (ii) if an Interest Period for a Eurodollar Rate Loan or Eurodollar Rate Segment would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

               (iii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

               (iv) no Interest Period shall extend past the Stated Revolving Credit Termination Date for Revolving Credit Loans or past the Term Loan Termination Date for any Segment; and

               (v) there shall not be more than eight (8) Interest Periods in effect on any day.

          "Interest Rate Selection Notice" means the written notice
           ------------------------------
     delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or Eurodollar Rate Segment or the conversion of any Eurodollar Rate Loan or Eurodollar Rate Segment into a Base Rate Loan or Base Rate Segment or the conversion of any Base Rate Loan or Base Rate Segment into a Eurodollar Rate Loan or Eurodollar Rate Segment, in the form of Exhibit E.
     ---------

          "Investment" means, with respect to any Person, any loan or
           ----------
     advance (including any Intercompany Advance) to such Person, any purchase or other acquisition of any shares of capital stock of or other ownership or profit interest in such Person, any warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any Guaranty in respect of Indebtedness or other obligations of such Person.

          "Issuing Bank" means (i) NationsBank as issuer of Existing
           ------------
     Letters of Credit and Letters of Credit under Article IV, and (i)
                                                   ----------
     Citicorp USA, Inc. only with respect to Existing

     Letters of Credit heretofore issued by Citicorp USA, Inc.

          "Jim Walter Homes" means Jim Walter Homes, Inc., a Florida
           ----------------
     corporation and a Subsidiary of the Borrower.

          "LC Account Agreement" means the LC Account Agreement dated as of
           --------------------
     the date hereof between the Borrower and the Agent, as amended, modified or supplemented from time to time.

          "Lending Office" means, as to each Lender, the Lending Office of
           --------------
     such Lender designated on the signature pages hereof or in an Assignment and Acceptance or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Authorized Representative and the Agent as the office by which its Loans are to be made and maintained.

          "Letters of Credit" means, collectively, (i) the Standby Letters
           -----------------
     of Credit and (ii) the Documentary Letters of Credit, and shall include the Existing Letters of Credit.

          "Letter of Credit Commitment" means, with respect to each Lender,
           ---------------------------
     the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

          "Letter of Credit Facility" means the facility described in
           -------------------------
     Article IV hereof providing for the issuance by the Issuing Bank upon
     ----------
     application of the Borrower for the account of the Borrower or the Borrower and a Restricted Subsidiary of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment.

          "Letter of Credit Outstandings" means, as of any date of
           -----------------------------
     determination, the aggregate amount remaining undrawn under all Letters of Credit (including for this purpose Existing Letters of Credit) plus Reimbursement Obligations then outstanding.

          "Lien" means any interest in property securing any obligation
           ----
     owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

     "Loan" or "Loans" means any of the Revolving Loans or the Term Loans
      ----      -----
made under the Revolving Credit Facility or the Term Loan Facility, respectively.

          "Loan Documents" means this Agreement, the Notes, the Security
           --------------
     Instruments, the Facility Guaranties, the LC Account Agreement, the Unrestricted Subsidiary Subordination Agreement, the Applications and Agreements for Letter of Credit, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

          "Material Adverse Change" means any change in the business,
           -----------------------
     condition (financial or otherwise), operations, performance, properties or prospects of, or actions, suits, proceedings or investigations affecting the Borrower or any of its Subsidiaries which has or could reasonably be expected to have a Material Adverse Effect.

          "Material Adverse Effect" means a material adverse effect on (a)
           -----------------------
     the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Agent or any Lender under any Loan Document or the validity or enforceability thereof, or (c) the ability of the Borrower or any Subsidiary to pay any amounts owing under or in respect of the Loan Documents when the same shall be due and payable or of the Borrower or any Subsidiary to perform its other obligations under any Loan Document to which it is or is to be a party.

          "Material Contract" means, with respect to the Borrower and its
           -----------------
     Subsidiaries, each contract to which the Borrower or any Subsidiary is a party involving aggregate consideration payable to or by such Person of $20,000,000 or more or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole; provided, however, that, notwithstanding the foregoing, leases of real property, the Specified Documents, and the documentation evidencing Indebtedness described in Section 10.4(a),
                                                        ---------------
     the Mortgage-Backed Securities and the Mortgage Warehousing Facility shall not constitute Material Contracts.

          "Mid-State" means Mid-State Homes, Inc., a Florida corporation
           ---------
     and a wholly owned Subsidiary of the Borrower.

          "Mid-State Holdings" means Mid-State Holding Corporation, a
           ------------------
     Delaware corporation and a wholly-owned Subsidiary of the Borrower.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Mortgage Accounts" means certain building and installment
           -----------------
     contracts and related mortgages and instruments originated by Jim Walter Homes.

          "Mortgage-Backed Securities" means, collectively, (i) the Class
           --------------------------
     A3 and Class A4 Mortgage-Backed Notes issued by Mid-State Trust II, a Delaware business trust established by Mid-State, having an aggregate principal amount outstanding as of October 1, 1995 of approximately $540,500,000, (i) the Asset Backed Notes issued by Mid-State Trust III, a Delaware business trust established by Mid-State, having an aggregate principal amount outstanding as of October 1, 1995 of approximately $160,672,446, and (iii) the Asset Backed Notes issued by Mid-State Trust IV, a Delaware business trust established by Mid-State, having an aggregate principal amount outstanding as of October 1, 1995 of approximately $930,229,750.

          "Mortgage Warehousing Facility" means, collectively, (i) the
           -----------------------------
     mortgage warehousing facility established on or about March 3, 1995 by Mid-State with Enterprise Funding Corporation in an aggregate amount of up to $500,000,000 (subject to certain availability criteria set forth therein), pursuant to which Mid-State obtains limited recourse financing secured by Mortgage Accounts, and (ii) any other mortgage warehousing facility entered into by Mid-State having substantially the same terms as the facility described in clause (i) of this definition.

          "MSH Trusts" means, collectively, each of the Mid-State Trust II,
           ----------
     Mid-State Trust III and Mid-State Trust IV entities referred to in the definition of "Mortgage-Backed Securities" and Mid-State Trust V, and any other special purpose entity in which Mid-State shall own the sole equity or residual beneficial interest created and operated solely for the purpose of issuing asset-backed securities permitted by Section
                                                                 -------
     10.4(d)(iii).
     ------------

          "Multiemployer Plan" means a "multiemployer plan" as defined in
           ------------------
     Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

          "NCMI" means NationsBanc Capital Markets, Inc. and its
           ----
     successors.

          "Net Cash Advances to Unrestricted Subsidiaries" means, as of any
           ----------------------------------------------
     date of determination thereof, (A) the aggregate outstanding principal amount of loans and advances made after the Closing Date by the Borrower or any Restricted Subsidiary to any of the Unrestricted Subsidiaries less (B) the aggregate outstanding principal amount of
                  ----
     Subordinated Payables arising after the Closing Date.

          "Net Cash Proceeds" means, with respect to any sale, lease,
           -----------------
     transfer or other disposition of any property or assets, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only:

               (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions;

               (b) the amount of taxes payable in connection with or as a result of such transaction; provided, however, that, in the case of taxes that are deductible under this clause (b) but for the fact that they would not be paid at the time of receipt of such cash, such Person may deduct an amount equal to the necessary Tax Reserve, if any, for such transaction;

               (c) the amount of the required Holdback Reserve, if any, for such transaction: and

               (d) the amount of any Indebtedness secured by a Lien on such property or assets that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Credit Party and that are properly attributable to such transaction or to the property and assets that are the subject thereof.

          "Net Issuance Proceeds" means, with respect to any Permitted
           ---------------------
     Receivables Securitization or the issuance of any permitted Consolidated Indebtedness, cash payments received therefrom as and when received, net of all legal, accounting, printing, rating agency, banking, underwriting, title and recording fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such transaction.

          "Notes" means, collectively, the Term Notes and the Revolving
           -----
     Notes.

          "Obligations" means the obligations, liabilities and Indebtedness
           -----------
     of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of Borrower to any Lender which arise under a Swap Agreement, and (iii) the payment and performance of all other obliga-tions, liabilities and Indebtedness of the Borrower to the Lenders, the Agent or NCMI hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

          "Outstandings" means, collectively, at any date, the Letter of
           ------------
     Credit Outstandings, Swing Line Outstandings, Term Loan Outstandings and Revolving Credit Outstandings on such date.

          "Participation" means, (i) with respect to any Lender with a
           -------------
     Revolving Credit Commitment (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof and (ii) with respect to any Lender (other than NationsBank) and a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the liability of NationsBank in respect of a Swing Line Loan made by NationsBank in accordance with the terms hereof.

          "PBGC" means the Pension Benefit Guaranty Corporation and any
           ----
     successor thereto.

          "Pension Plan" means any employee pension benefit plan within the
           ------------
     meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate and, with respect to employee pension benefit plans of any former ERISA Affiliate, the Borrower or any Restricted Subsidiary has or retains any obligations or liability, absolute or contingent, for funding or other performance obligations imposed by ERISA or other applicable law.

          "Permitted Receivables Securitization" means limited recourse
           ------------------------------------
     sales and assignments of accounts receivable of the Borrower or its Restricted Subsidiaries to one or more special purpose entities, in connection with the issuance of obligations by such special purpose entities secured by such accounts, the proceeds of the issuance of which obligations shall be made available to the Borrower or its Restricted Subsidiaries at such rates of advance, and the obligations issued by such special purpose entities shall be in such amount or amounts, bear such rate or rates of interest, and be subject to such other terms and conditions, all as shall be acceptable to the Agent and the Required Lenders.

          "Person" means an individual, partnership, corporation, trust,
           ------
     unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

          "Plan of Reorganization" means the Amended Joint Plan of
           ----------------------
     Reorganization dated as of December 9, 1994, as modified on March 1, 1995, filed by the Borrower and certain of its Subsidiaries in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division.

          "Pledged Stock" has the meaning given to such term in the Stock
           -------------
     Pledge Agreements.

          "Prime Rate" means the rate of interest per annum announced
           ----------
     publicly by the Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Agent.

          "Principal Office" means the office of the Agent at NationsBank,
           ----------------
     National Association

     (South), Independence Center, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

          "Prior Credit Agreement" means the Credit Agreement dated as of
           ----------------------
     February 27, 1995 among the Borrower, certain of its Subsidiaries, Citicorp USA, Inc., as facilities manager, co-administrative agent and provider of a swing line, the lenders party thereto, and certain other persons, pursuant to which $150,000,000 revolving credit, swing line and letter of credit facilities were made available to the Borrower and certain of its Subsidiaries.

          "Prior Credit Facilities" means the credit facilities made
           -----------------------
     available under the Prior Credit Agreement.

          "Prior Credit Facility Liens" means all Liens on property of the
           ---------------------------
     Borrower or any of its Subsidiaries created under the Prior Credit Facility Loan Documents.

          "Prior Credit Facility Loan Documents" shall mean the "Loan
           ------------------------------------                  ----
     Documents" as defined in the Prior Credit Agreement.
     ---------

          "Prior Credit Facilities Manager" means Citicorp, USA, Inc., as
           -------------------------------
     Facilities Manager under the Prior Credit Agreement.

          "Ratable Reduction of Credit Facilities" means the application of
           --------------------------------------
     amounts to reduce pro rata each of (i) the Total Revolving Credit Commitment, (ii) the Term Loan Outstandings in respect of Term Loan A, and (iii) the Term Loan Outstandings in respect of Term Loan B.

          "Ratable Reduction of Term Loan Facilities" means the application
           -----------------------------------------
     of amounts to reduce pro rata each of the Term Loan Outstandings in respect of Term Loan A and the Term Loan Outstandings in respect of Term Loan B.

          "Rate Hedging Obligations" means any and all obligations of the
           ------------------------
     Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants, commodity options or future contracts or similar transactions, and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

          "Regulation D" means Regulation D of the Board as the same may be
           ------------
     amended or supplemented from time to time.

          "Registration Rights Agreements" means, collectively, (a) the
           ------------------------------
     Registration Rights Agreement dated on or about February 27, 1995 among the Borrower and certain holders of the Senior Notes and (b) the Registration Rights Agreement dated on or about February 27, 1995 among the Borrower and certain holders of the common stock of the Borrower, in either case as such agreement may be amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms hereof and thereof.

          "Regulatory Change" means any change effective after the Closing
           -----------------
     Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, including those relating to "highly leveraged transactions," whether or not having the force of law, and whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof.

          "Reimbursement Obligation" shall mean at any time, the obligation
           ------------------------
     of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to Section 4.2) for amounts theretofore
                                   -----------
     paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

          "Required Lenders" means, as of any date, Lenders on such date
           ----------------
     having Credit Exposures (as defined below) aggregating in excess of 50% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit
                                                                ------
     Exposure" of each Lender shall be equal to the aggregate principal
     --------
     amount of the Revolving Loans owing to such Lender plus the aggregate unutilized amounts of such Lender's Revolving Credit Commitment (without regard to any Swing Line Outstandings) plus the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings plus the amount of such Lender's Applicable Commitment Percentage of the Term Loan Outstandings; provided that, (i) if any Lender with a Revolving Credit Commitment shall have failed to pay to the Issuing Bank its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to Letters of Credit and Reimbursement Obligations shall be deemed to be held by the Issuing Bank for purposes of this definition and (ii) if any Lender with a Revolving Credit Commitment shall have failed to pay to NationsBank its Applicable Commitment Percentage of any Swing Line Loan, such

     Lender's Credit Exposure equal to its Applicable Commitment Percentage of all Swing Line Outstandings shall be deemed to be held by NationsBank for purposes of this definition.

          "Required Principal Payments" means, for any period, any
           ---------------------------
     regularly scheduled principal payment or any required prepayment or redemption of Consolidated Indebtedness of the Borrower and its Restricted Subsidiaries during such period, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness under Section 10.4(m).
                        ---------------

          "Reserve Amount" means, at any date, the aggregate amount of
           --------------
     Holdback Reserves and Tax Reserves at such date.

          "Reserve Reduction Amount" means the amount of each reduction in
           ------------------------
     any Holdback Reserve or any Tax Reserve in accordance with the respective provisos in the definitions of "Holdback Reserve" and "Tax
                                                ----------------       ---
     Reserve".
     -------

          "Restricted Payment" means (a) any dividend or other
           ------------------
     distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; provided, however, "Restricted Payments" shall not include (i) amounts contributed (and accounted for as compensation expense) by the Credit Parties for the purchase in the open market for the account of participating employees of capital stock of the Borrower pursuant to an employee stock purchase plan more particularly described on Schedule 1.1B, and (ii)
                                                  -------------
     capital stock of the Borrower purchased in the open market for the benefit of directors of the Borrower in payment of directors' fees that the directors elected to have deferred and invested in capital stock of the Borrower in lieu of cash.

          "Restricted Subsidiaries" means all Subsidiaries of the Borrower
           -----------------------
     other than Mid-State Holdings, Mid-State, Cardem and the MSH Trusts.

          "Revolving Credit Commitment" means, with respect to each Lender,
           ---------------------------
     the obligation of such Lender to make Revolving Loans to the Borrower and to purchase Participations up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

          "Revolving Credit Facility" means the facility described in
           -------------------------
     Article III hereof providing
     for Loans to the Borrower by the Lenders and Swing Line Loans to the Borrower by NationsBank in the aggregate principal amount of the Total Revolving Credit Commitment.

          "Revolving Credit Outstandings" means, as of any date of
           -----------------------------
     determination, the aggregate principal amount of all Revolving Loans then outstanding.

          "Revolving Credit Termination Date" means (i) the Stated
           ---------------------------------
     Revolving Credit Termination Date or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 11.1 upon the
                                                     ------------
     occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, Swing Line Outstandings and Letter of Credit Outstandings and cancellation of all Letters of Credit.

          "Revolving Loan" means any borrowing pursuant to an Advance under
           --------------
     the Revolving Credit Facility in accordance with Article III.
                                                      -----------

          "Revolving Notes" means, collectively, the promissory notes of
           ---------------
     the Borrower evidencing Revolving Loans executed and delivered to the Lenders as provided in Section 3.4 substantially in the form of
                            -----------
     Exhibit H-1, with appropriate insertions as to amounts, dates and
     -----------
     names of Lenders.

          "S&P" means Standard & Poor's Ratings Group, a division of
           ---
     McGraw-Hill, Inc.

          "Security Instruments" means, collectively, the Intercompany
           --------------------
     Notes Pledge Agreements, the Stock Pledge Agreements, and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary shall grant or convey to the Agent or the Lenders a Lien in property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented.

          "Segment" means a portion of a Term Loan (or all thereof) with
           -------
     respect to which a particular interest rate is (or is proposed to be) applicable.

          "Senior Notes" means the 12.19% senior fixed-rate notes of the
           ------------
     Borrower due 2000 in the aggregate outstanding principal amount immediately prior to the Closing Date of $490,000,000 issued pursuant to the terms of the Senior Notes Documents.

          "Senior Notes Documents" means the Senior Notes Indenture, the
           ----------------------
     instruments evidencing the Senior Notes, the pledge agreements related thereto and all other agreements, instruments and other documents pursuant to which the Senior Notes have been issued, in each case as such agreement, instrument or document may have been amended, supplemented or otherwise modified.

          "Senior Notes Indenture" means the Indenture dated on or about
           ----------------------
     March 17, 1995 among the Borrower and the Senior Notes Trustee, as such agreement, instrument or document may have been amended, supplemented or otherwise modified.

          "Senior Notes Trustee" means United States Trust Company of New
           --------------------
     York, as Trustee under the Senior Notes Indenture.

          "Single Employer Plan" means any employee pension benefit plan
           --------------------
     covered by Title IV of ERISA in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

          "Solvent" means, when used with respect to any Person, that at
           -------
     the time of determination:

                 (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations;

                (ii) it is then able and expects to be able to pay its debts as they mature; and

               (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

          "Specified Documents" means the Plan of Reorganization, the
           -------------------
     Registration Rights Agreements, the Stockholders Agreement and the Veil Piercing Settlement Agreement.

          "Standby Letters of Credit" means, collectively, the standby
           -------------------------
     letters of credit issued by the Issuing Bank under the Letter of Credit Facility for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower or a Restricted Subsidiary.

          "Stated Revolving Credit Termination Date" means January 22,
           ----------------------------------------
     2002.

          "Stock Pledge Agreement" means, collectively (or individually as
           ----------------------
     the context may indicate), (i) each of the Stock Pledge Agreements dated as of the date hereof between the Borrower and the Agent or between any Restricted Subsidiary and the Agent for the benefit of the Agent and the Lenders, and (ii) any additional Stock Pledge Agreement delivered to the Agent pursuant to Section 9.19, as hereafter amended,
                                        ------------
     modified or supplemented.

          "Stockholders Agreement" means the Stockholders Agreement dated
           ----------------------
     on or about February 27, 1995 among the Borrower, the Equity Investors and the other holders of the common stock of the Borrower from time to time, as such agreement may be amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms hereof and thereof.

          "Subordinated Payables" means amounts payable by the Borrower or
           ---------------------
     any Restricted Subsidiary to either of the Unrestricted Subsidiaries representing advances to the Borrower or its Restricted Subsidiaries, the repayment of which is subordinated to the payment of the Obligations pursuant to the Unrestricted Subsidiary Subordination Agreement.

          "Subsidiary" means any corporation or other entity in which more
           ----------
     than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries.

          "Swap Agreement" means one or more agreements between the
           --------------
     Borrower and any Lender with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to Borrower and such Lender, which agreements create Rate Hedging Obligations.

          "Swing Line" means the revolving line of credit established by
           ----------
     NationsBank in favor of the Borrower pursuant to Section 3.13.
                                                      ------------

          "Swing Line Loans" means loans made by NationsBank to the
           ----------------
     Borrower pursuant to Section 3.13.
                          ------------

          "Swing Line Outstandings" means, as of any date of determination,
           -----------------------
     the aggregate principal amount of all Swing Line Loans then outstanding, not to exceed $15,000,000.

          "Tax Reserve" means, with respect to any Person for any sale,
           -----------
     lease, transfer or other disposition of any property or assets, an amount equal to the amount properly reserved by such Person in accordance with GAAP as such Person's reasonable estimate of taxes to be paid by such Person solely as a result of such sale, lease, transfer or disposition (computed on the basis of statutory rates in effect at the time of such sale, lease, transfer or disposition after giving effect to deductions, credit carryforwards, carrybacks and similar items of such Person or such other amount as such Person estimates in good faith and with the concurrence of the Agent) other than any taxes for which such Person or any of its Subsidiaries is indemnified; provided that the amount of each Tax Reserve shall be (i)
                  --------
     reduced on each Business Day that the Borrower shall give notice to the Agent that the tax liabilities giving rise to such Tax Reserve have been paid, satisfied or extinguished in an amount specified in such notice, by such amount, and (ii) permanently reduced to zero on the date on which the tax return covering the transaction giving rise to the Tax Reserve is required to be filed.

          "Term Loan" means Term Loan A or Term Loan B, as the case may be.
           ---------

          "Term Loan A" means the loan made pursuant to the Term Loan A
           -----------
     Facility in accordance with Section 2.1(a)(i).
                                 -----------------

          "Term Loan "B" means the loan made pursuant to the Term Loan B
           ------------
     Facility in accordance with Section 2.1(a)(ii).
                                 ------------------

          "Term Loan A Commitment" means, with respect to each Lender, the
           ----------------------
     obligation of such Lender to make the Term Loan A to the Borrower in a principal amount equal to such Lender's Applicable Commitment Percentage of the Total Term Loan A Commitment as set forth on
     Exhibit A.
     ----------

          "Term Loan B Commitment" means, with respect to each Lender, the
           ----------------------
     obligation of such Lender to make the Term Loan B to the Borrower in a principal amount equal to such Lender's Applicable Commitment Percentage of the Total Term Loan B Commitment as set forth on
     Exhibit A.
     ----------

          "Term Loan Commitments" means, with respect to each Lender, the
           ---------------------
     Term Loan A Commitment and the Term Loan B Commitment of such Lender.

          "Term Loan A Facility" means the facility described in Article II
           --------------------                                  ----------
     providing for the Term Loan to the Borrower by the Lenders in the original principal amount of $125,000,000.

          "Term Loan B Facility" means the facility described in Article II
           --------------------                                  ----------
     providing for the Term Loan to the Borrower by the Lenders in the original principal amount of $60,000,000.

          "Term Loan Facilities" means the Term Loan A Facility and the
           --------------------
     Term Loan B Facility.

          "Term Loan A Maturity Date" means January 22, 2002.
           -------------------------

          "Term Loan B Maturity Date" means January 22, 2003.
           -------------------------

          "Term Loan Outstandings" means, as of any date of determination,
           ----------------------
     the aggregate principal amount of the Term Loans then outstanding and all interest accrued thereon.

          "Term Loan Termination Date" means, with respect to each Term
           --------------------------
     Loan, (i) the Term Loan A Maturity Date or Term Loan B Maturity Date applicable to such Term Loan, or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 11.1 upon the occurrence
                                         ------------
     of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the applicable Term Loan Facility by payment in full of all Obligations incurred in connection with such Term Loan.

          "Term Notes A" means, collectively, the promissory notes of the
           ------------
     Borrower evidencing Term Loan A executed and delivered to the Lenders as provided in Section 2.8 substantially in the form of Exhibit H-2,
                    -----------                              -----------
     with appropriate insertions as to amounts, dates and names of Lenders.

          "Term Notes B" means, collectively, the promissory notes of the
           ------------
     Borrower evidencing Term Loan B executed and delivered to the Lenders as provided in Section 2.8 substantially in the form of Exhibit H-3,
                    -----------                              -----------
     with appropriate insertions as to amounts, dates and names of Lenders.

          "Term Notes" means, collectively, the Term Notes A and the Term
           ----------
     Notes B.

          "Termination Event" means: (i) a "Reportable Event" described in
           -----------------
     Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or
     (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
     Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

          "Total Letter of Credit Commitment" means an amount not to exceed
           ---------------------------------
     $40,000,000.

          "Total Revolving Credit Commitment" means a principal amount
           ---------------------------------
     equal to $365,000,000, as reduced from time to time in accordance with
     Section 3.7.
     -----------

           "Total Term Loan A Commitment" means a principal amount equal to
            ----------------------------
     $125,000,000.

           "Total Term Loan B Commitment" means a principal amount equal to
            ----------------------------
     $60,000,000.

          "Total Term Loan Commitment" means the sum of the Total Term Loan
           --------------------------
     A Commitment and the Total Term Loan B Commitment.

          "Unrestricted Subsidiaries" means Cardem, Mid-State Holdings,
           -------------------------
     Mid-State and MSH Trusts.

          "Unrestricted Subsidiary Subordination Agreement" means the
           -----------------------------------------------
     Subordination Agreement of even date herewith among the Unrestricted Subsidiaries and the Agent, as the same may be amended, modified or supplemented.

          "Veil Piercing Settlement Agreement" means the Second Amended and
           ----------------------------------
     Restated Veil Piercing Settlement Agreement dated as of November 22, 1994 by and among certain asbestos victim defendants named in Adversary Proceeding 90-0003 and Adversary Proceeding 90-0004, certain representatives of such defendants, The Celotex Corporation, Jim Walter Corporation and its subsidiaries (other than The Celotex Corporation), the Plan Proponents referred to therein and certain Settling Equityholders referred to therein, as such agreement may be amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms hereof and thereof.

          "Voting Stock" means shares of capital stock issued by a
           ------------
     corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     1.2.  Rules of Interpretation.
           -----------------------

          (a) Each term defined in Article 1 or 9 of the Florida Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

          (b) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

          (c) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

          (d) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as
                                                             ----------
     the context may require.

          (e) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

          (f) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not
                                 ---------------
     be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

          (g) All dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

          (h) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

          (i) All reference to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

     1.3.  Accounting Principles.
           ---------------------

          (a) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP
     (including principles of consolidation where appropriate applied on a Consistent Basis), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

          (b) If there shall occur any change in GAAP after the Closing Date, the Borrower shall give written notice thereof to the Agent and the Lenders promptly, and in any event within fifteen (15) days after the effective date of any such change in GAAP, which notice shall be effective upon receipt and shall (i) describe in detail the nature of such required change and its impact on (X) the financial statements required to be delivered pursuant to Section 9.1 hereof, and (Y) the
                                          -----------
     effect on calculation of any financial covenants contained herein or determination of compliance with any other terms or conditions hereof insofar as they relate to financial or accounting matters, and (ii) be accompanied by a covenant compliance certificate in the form of Exhibit J signed by an Authorized Representative and showing the
     ---------
     computations therein provided, after giving effect to the required change in GAAP, for the same fiscal period of the Borrower and its Subsidiaries for which a compliance certificate required under Section
                                                                    -------
     9.1(a)(ii) or 9.1(b)(ii), as the case may be, has most recently
     ------------------------
     theretofore been delivered.

          (c) In the event that, in the judgment of the Agent, the change in GAAP shall materially affect the calculation of any financial covenant or other determination of compliance with any term or condition contained herein insofar as it relates to financial or accounting matters so as to distort the intended economic effect of any such covenant, term or condition, then the provisions of GAAP without giving effect to such change shall continue to be utilized for all purposes of such covenants, terms and provisions unless the Required Lenders shall otherwise consent.

                                 ARTICLE II

                               The Term Loans
                               --------------

     2.1.  Term Loan.  (a)  Subject to the terms and conditions of this
           ---------
Agreement, each Lender with a Term Loan A Commitment or a Term Loan B Commitment, as the case may be, severally agrees to make (i) an Advance of the Term Loan A to the Borrower on the Closing Date in an amount equal to its Applicable Commitment Percentage of the Total Term Loan A Commitment and (ii) an Advance of the Term Loan B to the Borrower on the Closing Date in an amount equal to its Applicable Commitment Percentage of the Total Term Loan B Commitment. The principal amount of each Segment of the Term Loans outstanding hereunder from time to time shall bear interest, at the Borrower's election, at an interest rate per annum equal to the Base Rate or the Eurodollar Rate; provided, however, that (x) no Eurodollar Rate
                        --------
Segment shall have an Interest Period that extends beyond the Term Loan A Maturity Date or the Term Loan B Maturity Date, as the case may be, (y) each Eurodollar Rate Segment of each Term Loan shall be in the minimum amount of $5,000,000 and if greater, in an integral multiple of $1,000,000, and (z) each Eurodollar Rate Segment may, subject to the provisions of Sections 2.4, 2.6 and 2.7 and Article XI, be repaid only on the last day of
------------  ---     ---     ----------
the Interest Period with respect thereto. No amount of any Term Loan repaid or prepaid by the Borrower may be reborrowed hereunder, and no subsequent Advances of Term Loan amounts shall be made by any Lender after the initial such Advance.

          (b) Interest and fees relating to the Term Loans shall be computed on the basis of a year of 360 days and calculated for the actual number of days elapsed.

     2.2.  Term Loan Advance.  Not later than 10:00 A.M. on the Closing
           -----------------
Date, each Lender with a Term Loan A Commitment and a Term Loan B Commitment, as the case may be, shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Term Loan Advances to be made by it on such day available by wire transfer to the Agent in the amount of its Term Loan A Commitment and Term Loan B Commitment. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of immediately available, freely transferable Dollars. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed by the Authorized Representative and reasonably acceptable to the Agent.

     2.3.  Payment of Principal.  (a) The principal amount of Term Loan A
           --------------------
shall be repaid in twenty four (24) consecutive quarterly installments on the dates and in the amounts (subject to the provisions of Section 2.6 and
                                                           ---------------
2.7) set forth below:
---

         Date                                   Amount
         ----                                   ------

     April 30, 1996                               $3,750,000
     July 31, 1996                                $3,750,000
     October 31, 1996                             $3,750,000
     January 31, 1997                             $3,750,000
     April 30, 1997                               $3,750,000
     July 31, 1997                                $3,750,000
     October 31, 1997                             $3,750,000
     January 31, 1998                             $3,750,000
     April 30, 1998                               $5,000,000
     July 31, 1998                                $5,000,000
     October 31, 1998                             $5,000,000
     January 31, 1999                             $5,000,000
     April 30, 1999                               $6,250,000
     July 31, 1999                                $6,250,000
     October 31, 1999                             $6,250,000
     January 31, 2000                             $6,250,000
     April 30, 2000                               $6,250,000
     July 31, 2000                                $6,250,000
     October 31, 2000                             $6,250,000
     January 31, 2001                             $6,250,000
     April 30, 2001                               $6,250,000
     July 31, 2001                                $6,250,000
     October 31, 2001                             $6,250,000
     Term Loan A Maturity Date                    All remaining
                                                  principal outstanding

     (b) The principal amount of Term Loan B shall be repaid in twenty eight (28) consecutive quarterly installments on the dates and in the amounts (subject to Sections 2.6 and 2.7) set forth below:
                    --------------------

         Date                                        Amount
         ----                                        ------

     April 30, 1996                               $250,000
     July 31, 1996                                $250,000
     October 31, 1996                             $250,000
     January 31, 1997                             $250,000
     April 30, 1997                               $250,000
     July 31, 1997                                $250,000
     October 31, 1997                             $250,000
     January 31, 1998                             $250,000
     April 30, 1998                               $250,000
     July 31, 1998                                $250,000
     October 31, 1998                             $250,000
     January 31, 1999                             $250,000
     April 30, 1999                               $250,000
     July 31, 1999                                $250,000
     October 31, 1999                             $250,000
     January 31, 2000                             $250,000
     April 30, 2000                               $250,000
     July 31, 2000                                $250,000
     October 31, 2000                             $250,000
     January 31, 2001                             $250,000
     April 30, 2001                               $250,000
     July 31, 2001                                $250,000
     October 31, 2001                             $250,000
     January 31, 2002                             $250,000
     April 30, 2002                               $11,000,000
     July 31, 2002                                $11,000,000
     October 31, 2002                             $11,000,000
     Term Loan B Maturity Date                    All remaining
                                                  principal outstanding

     (c) Notwithstanding the foregoing, the entire amount of Term Loan Outstandings shall be due and payable in full on the Term Loan Termination Date.

     2.4.  Payment of Interest.  The Borrower shall pay interest on the
           -------------------
outstanding and unpaid principal amount of each Segment of each Term Loan commencing on the date of determination of the interest rate applicable to such Segment until such Segment shall be due at the applicable Base Rate or Eurodollar Rate, as the case may be, as designated by the Borrower in the applicable Interest

Rate Selection Notice or as otherwise provided hereunder. Interest shall be computed on the basis of a year of 360 days and calculated for actual days elapsed. Interest on each Segment of each Term Loan shall be paid on the earlier of (a) in the case of any Base Rate Segment, quarterly in arrears on the last Business Day of each April, July, October and January, commencing on April 30, 1996, until the applicable Term Loan A Maturity Date or Term Loan B Maturity Date, or if earlier the Term Loan Termination Date, on which date the entire principal amount of and all accrued interest on the Term Loans shall be paid in full, (b) in the case of any Eurodollar Rate Segment, on the last day of the applicable Interest Period for such Segment and if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (c) upon payment in full of such Term Loan; provided, however,
                                                        --------  -------
that if any amount due under this Agreement shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

     2.5.  Manner of Payment.   (a) Each payment of principal (including
           -----------------
any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Term Loans, shall be made to the Agent at the Principal Office for the account of each Lender in Dollars in immediately available funds on or before 3:00 P.M. on the date such payment is due. The Agent may, upon the request of the Borrower, but shall not be obligated to, debit the amount of such payment from any one or more ordinary deposit accounts of the Borrower with the Agent. The Borrower shall give the Agent telefacsimile notice of any intended payment of principal or interest prior to 12:00 Noon on the date of such payment.

     (b) The Agent shall deem any payment made by or on behalf of the Borrower that is not made both in Dollars in immediately available funds and prior to 3:00 P.M. on the date such payment is to be made to be a non-conforming payment. Any such non-conforming payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (i) the date such funds become available funds or
(ii) the next Business Day at the Default Rate, from the date such amount was due and payable.

     (c) In the event that any payment hereunder or under the Term Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under the definition of "Interest Period"; provided, however,
                                                     --------
that interest shall continue to accrue during the period of any such extension; and provided further, however, that in no event shall any such
               --------
due date be extended beyond the Term Loan Termination Date.

     2.6.  Optional Prepayments.  The Borrower may prepay the Term Loans,
           --------------------
in accordance with a Ratable Reduction of Term Loan Facilities, in whole or in part from time to time on any Business Day, without penalty or premium, upon not less than three (3) Business Days' prior written notice (effective upon receipt) to the Agent, which notice shall be irrevocable. Any prepayment, whether a Base Rate Segment or a Eurodollar Rate Segment, shall be made at a prepayment price equal to

(i) the amount of principal to be prepaid, plus (ii) all accrued and unpaid interest on the amount so prepaid, to the date of prepayment. All prepayments under this Section 2.6 shall be made in the minimum principal
                       -----------
amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof (or in the entire remaining principal balance of the Term Loans), and all such prepayments of principal shall be applied to installments of principal in inverse order of their maturities. No such prepayment shall result in the payment of any Eurodollar Rate Segment other than on the last day of the Interest Period of such Segment unless such prepayment is accompanied by amounts due, if any, under Section 6.4. No payment under
                                          -----------
this Section 2.6 shall reduce or excuse any payment required under Section
     -----------                                                   -------
2.7.
---

     2.7.  Mandatory Prepayments.  (a) In addition to the required payments
           ---------------------
of principal of the Term Loans set forth in Section 2.3 and any optional
                                            -----------
payments of principal of the Loans effected under Section 2.6 or Section
                                                  -----------    -------
3.7(a), the Borrower shall make the following required prepayments of the
------
Term Loan Facilities and the Revolving Credit Facility, each such payment to be made to the Agent for the benefit of the Lenders within the time period specified below:

          (i) the Borrower shall make prepayments of the Term Loan Facilities and the Revolving Credit Facility by application to the Ratable Reduction of Credit Facilities of an amount equal to one hundred percent (100%) of the Net Cash Proceeds (including each Reserve Reduction Amount other than those resulting from the payment in cash or other property by the Borrower or any Restricted Subsidiary to pay or satisfy a liability giving rise to any related Holdback Reserve or Tax Reserve) or Net Issuance Proceeds, as the case may be, of (X) all sales, transfers or other dispositions of property or assets of the Borrower or any Restricted Subsidiary in accordance with the provisions of Section 10.5(c) and 10.5(e)(ii) in which the
                       -------------------------------
     aggregate consideration received in such transactions (on a cumulative basis from the Closing Date) exceeds $20,000,000 and (without limiting the obligation to make prepayments as provided herein) the cumulative amount of such Net Cash Proceeds from such dispositions since the most recent preceding prepayment under this Section 2.7(a)(i), if any,
                                            -----------------
     shall equal or exceed $1,000,000, (Y) each Permitted Receivables Securitization, or (Z) each issuance of Consolidated Indebtedness permitted to be issued hereunder (other than Indebtedness described in
     Section 10.4), each such prepayment to be made within ten (10)
     ------------
     Business Days of receipt of such proceeds and upon not less than five
     (5) Business Days' written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of such prepayment; and

           (ii) the Borrower shall make an annual prepayment of the Term Loans by application to the Ratable Reduction of Term Loan Facilities of an amount equal to fifty percent (50%) of Excess Cash Flow as at the end of each Fiscal Year of Borrower ending on or after May 31, 1997, each such prepayment to be made on the date financial statements of the Borrower and its Subsidiaries for such Fiscal Year are required to be delivered (or if earlier, the date such financial statements are delivered) pursuant to Section 9.1, which payment shall be accompanied
                            -----------
     by a certificate of an Authorized Representative (which may be incorporated
     within the certificate regarding compliance with certain covenants otherwise required to be delivered under Section 9.1) setting forth in
                                              -----------
     reasonable detail the calculations utilized in computing Excess Cash Flow and the amount of such prepayment.

     (b)  Each mandatory prepayment of Term Loans pursuant to this Section
                                                                   -------
2.7 shall be applied within each Term Loan to reduce remaining installments
---
of principal otherwise payable hereunder pro rata, except that such prepayments of Term Loan A arising under Section 2.7(a)(ii) shall be
                                         ------------------
applied, first, to installments of principal becoming due and payable within the 12 month period following the date of receipt of such prepayment in the order of maturity of such installments, and then, the balance after prepayment in full of such installments, shall be applied to reduce the remaining installments of principal of Term Loan A pro rata. Each pro rata application of prepayments to installments of any Term Loan shall give effect to prior optional or mandatory prepayments.

     (c) The Agent shall give each Lender, within one (1) Business Day, telefacsimile notice of each notice of each prepayment described in this
Section 2.7.  Any prepayment of a Eurodollar Rate Segment pursuant to this
-----------
Section 2.7 other than on the last day of an Interest Period shall be
-----------
accompanied by the additional payment, if any, required by Section 6.4.
                                                           -----------

     2.8.  Term Notes.  The portion of each of the Term Loan A and Term
           ----------
Loan B made by each Lender shall be evidenced by the Term Note A and Term Note B, respectively, payable to the order of such Lender in the respective amounts of its Term Loan A Commitment and Term Loan B Commitment, which Term Notes shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

     2.9.  Use of Proceeds.  The proceeds of the Term Loans hereunder shall
           ---------------
be used by the Borrower exclusively to fund, together with other funds supplied by or available to the Borrower, the redemption in full of the Senior Notes.

     2.10. Interest Periods.  Each Term Loan shall be, at the option of the
           ----------------
Borrower specified in an Interest Rate Selection Notice, comprised of either Eurodollar Rate Segments or Base Rate Segments. Eurodollar Rate Segments and Base Rate Segments may be outstanding at the same time, provided, however, there shall not be outstanding at any one time
--------  -------
Eurodollar Rate Loans (including Revolving Loans) and Eurodollar Rate Segments having more than eight (8) different Interest Periods. If the Agent does not receive an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of conversion of any Segment to or continuation of a Segment as a Eurodollar Rate Segment by the time prescribed by Section 2.11, the Borrower shall be deemed to have
                   ------------
elected to convert such Segment to (or continue such Segment as) a Base Rate Segment until the Borrower notifies the Agent in accordance with
Section 2.11.
------------

     2.11. Conversions and Elections of Subsequent Interest Periods.
           --------------------------------------------------------
Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Article
                                                                 -------
VI, the Borrower may:
--

          (a) upon delivery (effective upon receipt) of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. on any Business Day, convert any Eurodollar Rate Segment to a Base Rate Segment on the last day of the Interest Period for such Eurodollar Rate Segment; and

          (b) upon delivery (effective upon receipt) of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. three (3) Business Days' prior to the date of such conversion:

                 (i) elect a subsequent Interest Period for any Eurodollar Rate Segment to begin on the last day of the then current Interest Period for such Eurodollar Rate Segment; and

                (ii) convert any Base Rate Segment to a Eurodollar Rate Segment on any Business Day.

     In addition, provided that the Borrower shall have given the Agent notice of its request to obtain Eurodollar Rate Loans and Segments at the Closing Date, by delivery (effective upon receipt) no later than 10:00 A.M. two Business Days prior to the Closing Date of (i) an Interest Rate Selection Notice therefor, together with (ii) the Borrower's written acknowledgment that the provisions of Article VI hereof shall apply to any
                                      ----------
failure of the Borrower to borrow on the Closing Date any or all of the amounts specified in such Interest Rate Selection Notice, then upon the making of Loans as of the Closing Date such Loans may be effected as Eurodollar Rate Loans or Eurodollar Rate Segments, as the case may be, in accordance with such Interest Rate Selection Notice.

     Each conversion pursuant to this Section 2.11 shall be subject to the
                                      ------------
limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1, 2.10 and Article VI. The
                                ------------------     ----------
Agent shall give written notice to each Lender of such notice of conversion prior to 3:00 P.M. on the day such notice of election or conversion is received. All such continuations or conversions of Term Loan A or Term Loan B shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders with respect to such Term Loan.

     2.12. Non-Conforming Payments.  (a) Each payment of principal
           -----------------------
(including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Term Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds before 3:00 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Agent.

     (b) The Agent shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 3:00 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-
conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the respective rates of interest per annum specified in the proviso to Section 2.4 regarding
                                                  -----------
late payments of interest, from the date such amount was due and payable.

     2.13. Pro Rata Payments.  Except as otherwise provided herein,
           -----------------
(a) each payment on account of the principal of and interest on each of Term Loan A and Term Loan B shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages of such Term Loan, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, set-off, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

                                ARTICLE III

                       The Revolving Credit Facility
                       -----------------------------

     3.1.  Revolving Loans.
           ---------------

          (a)  Commitment.  Subject to the terms and conditions of this
               ----------
Agreement, each Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the
                                            --------
Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that
                                          --------
immediately after giving effect to each such Advance, the principal amount of Revolving Credit Outstandings plus the sum of Letter of Credit Outstandings, Swing Line Outstandings and Reserve Amount shall not exceed the Total Revolving Credit Commitment. Within such limits, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (y) no Revolving Loan that is a Eurodollar Rate
--------
Loan shall be made which has an Interest Period that extends beyond the Stated Revolving Credit Termination Date and (z) each Revolving Loan that is a Eurodollar Rate Loan may, subject to the provisions of Section 3.7, be
                                                            -----------
repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section 6.4.
            -----------

          (b)  Amounts.  Except as otherwise permitted by the Lenders from
               -------
time to time, the aggregate unpaid principal amount of the Revolving Credit Outstandings plus the sum of Letter of Credit Outstandings, Swing Line Outstandings and Reserve Amount shall not exceed at any time the Total Revolving Credit Commitment, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Revolving Loan hereunder, other than Base Rate Refunding Loans, and each conversion under Section 3.8, shall be in an amount of at least $5,000,000,
                 -----------
and, if greater than $5,000,000, an integral multiple of $1,000,000.

          (c)  Advances.  (i) An Authorized Representative shall give the
               --------
Agent (1) at least three (3) Business Days' irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan that is a Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the conversion of a borrowing hereunder from Base Rate Loans to Eurodollar Rate Loans) prior to 10:30 A.M. and (2) irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to Section
                                                               -------
3.1(c)(iv)) that is a Base Rate Loan (whether representing an additional
----------
borrowing hereunder or the conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 10:30 A.M. on the day of such proposed Revolving Loan. Each such notice shall specify the amount of the borrowing, the type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period
to be used in the computation of interest.   Notice of receipt of such
Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

     (ii) Not later than 2:00 P.M. on the date specified for each borrowing under this Section 3.1, each Lender shall, pursuant to the terms and
           -----------
subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

     (iii) The Borrower shall have the option to elect the duration of the initial and any subsequent Interest Periods and to convert the Revolving Loans in accordance with Section 3.8. Eurodollar Rate Loans and Base Rate
                         -----------
Loans may be outstanding at the same time, provided, however, there shall
                                           --------  -------
not be outstanding at any one time Eurodollar Rate Loans and Eurodollar Rate Segments having more than eight (8) different Interest Periods. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of conversion of any Loan to or continuation of a Revolving Loan as a Eurodollar Rate Loan by the time prescribed by Section 3.1(c) or 3.8, the
                                               ---------------------
Borrower shall be deemed to have elected to convert such Loan to (or continue such Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance with Section 3.8.
                         -----------

     (iv) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank prior to the Stated Revolving Credit Termination Date, and the Borrower shall not immediately fully reimburse the Issuing Bank in respect of such drawing,
(A) provided that the conditions to making a Revolving Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan by each Lender under the Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and (B) if the conditions to making a Revolving Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent (for the benefit of the Issuing Bank) in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this Section 3.1(c)(iv),
                                                    ------------------
either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If notice to the Lenders of a drawing under a Letter of Credit is given by the Agent after 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this Section
                                                           -------
3.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of
----------
its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 12:00 noon on the next following Business Day. Any such Base Rate Refunding Loan shall be advanced as, and shall continue as, a Base Rate Loan unless and until the Borrower converts such Base Rate Loan in accordance with the terms of
Section 3.8.
-----------

     (v)  Notwithstanding the foregoing provisions of this Section 3.1, in
                                                           -----------
addition, provided that the Borrower shall have given the Agent notice of its request to obtain Eurodollar Rate Loans under the Revolving Credit Facility at the Closing Date, by delivery (effective upon receipt) no later than 10:00 A.M. two Business Days prior to the Closing Date of (i) a Borrowing Notice, together with (ii) the Borrower's written acknowledgment that the provisions of Article VI hereof shall apply to any failure of the
                       ----------
Borrower to borrow on the Closing Date any or all of the amounts specified in such Borrowing Notice, then each Lender shall, subject to the conditions hereof, make or cause to be made available on or before 10:00 A.M. on the Closing Date its Applicable Commitment Percentage of the Revolving Credit Loans requested in such Borrowing Notice.

     3.2.  Payment of Interest.  (a)  The Borrower shall pay interest to
           -------------------
the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Revolving Loan made by such Lender for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be due at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to Section 3.1; provided, however, that
                                      -----------  --------
if any amount shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

          (b) Interest on each Revolving Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed. Interest on each

Revolving Loan shall be paid (i) quarterly in arrears on the last Business Day of each April, July, October and January, commencing April 30, 1996 for each Base Rate Loan, (ii) on the last day of the applicable Interest Period for each Eurodollar Rate Loan and, if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (iii) upon payment in full of the principal amount of such Revolving Loan and termination of this Agreement.

     3.3.  Payment of Principal.  The principal amount of each Revolving
           --------------------
Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Base Rate Loan under the Revolving Credit Facility may be prepaid in whole or in part at any time. The principal amount of any Eurodollar Rate Loan under the Revolving Credit Facility may be prepaid only at the end of the applicable Interest Period unless the Borrower shall pay to the Agent for the account of the Lenders the additional amount, if any, required under Section 6.4.
                                                             -----------
All prepayments of Revolving Loans made by the Borrower shall be in the amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with Section 3.1(b) or Section
                                              --------------    -------
3.8.
---

     3.4.  Non-Conforming Payments.  (a)     Each payment of principal
           -----------------------
(including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Revolving Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds before 3:00 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Agent.

     (b) The Agent shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 3:00 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of
(x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

          (c) In the event that any payment hereunder or under the Revolving Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period
         --------
of any such extension and provided further, that in no event shall any such
                          --------
due date be extended beyond the Revolving Credit Termination Date.

     3.5.  Revolving Notes. Revolving Loans made by each Lender shall be
           ---------------
evidenced by the

Revolving Note payable to the order of such Lender in the amount of its Revolving Credit Commitment, which Revolving Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

     3.6.  Pro Rata Payments.  Except as otherwise provided herein,
           -----------------
(a) each payment on account of the principal of and interest on the Revolving Loans and the fees described in Section 3.10 shall be made to the
                                          ------------
Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and
(c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

     3.7.  Reductions.  (a)  The Borrower shall, by notice from an
           ----------
Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment.

     (b) Simultaneously with each mandatory prepayment of the Term Loans required under Section 2.7(a)(i), the Total Revolving Credit Commitment
               -----------------
shall be reduced by an amount equal to the pro rata portion of Net Cash Proceeds or Net Issuance Proceeds giving rise to such prepayment in accordance with the Ratable Reduction of Credit Facilities.

     (c) Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Loans to the extent that the principal amount of Revolving Credit Outstandings plus the sum of Letter of Credit Outstandings, Swing Line Outstandings and Reserve Amount exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under Section
                                                                    -------
6.4.
---

     3.8.  Conversions and Elections of Subsequent Interest Periods.
           --------------------------------------------------------
Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Article
                                                                 -------
VI, the Borrower may:
--

          (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. on any Business Day, convert all or a part of Eurodollar Rate Loans under the Revolving Credit Facility to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

          (b) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. three (3) Business Days' prior to the date of such election or conversion:

               (i) elect a subsequent Interest Period for all or a portion of Eurodollar Rate Loans under the Revolving Credit Facility to begin on the last day of the then current Interest Period for such Eurodollar Rate Loans; and

               (ii) convert Base Rate Loans under the Revolving Credit Facility to Eurodollar Rate Loans on any Business Day.

     Each election and conversion pursuant to this Section 3.8 shall be
                                                   -----------
subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 3.1, 3.3 and Article
                                              -----------------     -------
VI.  The Agent shall give written notice to each Lender of such notice of
--
election or conversion prior to 3:00 P.M. on the day such notice of election or conversion is received. All such continuations or conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

     3.9.  Increase and Decrease in Amounts.  The amount of the Total
           --------------------------------
Revolving Credit Commitment which shall be available to the Borrower as Advances shall be reduced by the aggregate amount of Revolving Credit Outstandings, Letter of Credit Outstandings, Swing Line Outstandings and the Reserve Amount.

     3.10. Unused Fee.  For the period beginning on the Closing Date and
           ----------
ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to the Applicable Unused Fee multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds the sum of (i) Revolving Credit Outstandings (without giving effect to Swing Line Outstandings in the case of Lenders other than NationsBank) plus (ii) Letter of Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each April, July, October and January, commencing April 30, 1996, to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     3.11. Deficiency Advances.  No Lender shall be responsible for any
           -------------------
default of any other Lender in respect to such other Lender's obligation to make any Loan or fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower under the Revolving Credit Facility as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the Revolving Note in its favor as a Lender all or any portion of such amount or amounts (each, a "Deficiency Advance") and shall thereafter be entitled to payments of principal of and interest on such Deficiency Advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its Revolving Note; provided that, upon payment to the Agent from such other Lender of the entire outstanding amount of each such Deficiency Advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Revolving Loan comprising the Deficiency Advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Revolving Note of the Agent in full payment of such Deficiency Advance and the Borrower shall be deemed to have borrowed the amount of such Deficiency Advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon.

     3.12. Use of Proceeds.  The proceeds of the Loans made pursuant to the
           ---------------
Revolving Credit Facility hereunder shall be used by the Borrower, (i) together with proceeds of the Term Loans and certain funds to made available from the Mortgage Warehousing Facility, to redeem in full the Senior Notes, (ii) to repay in full and satisfy Borrower's obligations and liabilities under the Prior Credit Facilities (other than certain obligations in respect of Existing Letters of Credit), and (iii) for general corporate purposes and working capital needs.

     3.13. Swing Line.  (a) Notwithstanding any other provision of this
           ----------
Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, NationsBank shall make available Swing Line Loans to the Borrower prior to the Revolving Credit Termination Date. NationsBank shall not make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of NationsBank the Borrower is not in compliance with all the conditions to the making of Revolving Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $15,000,000, or (iii) if after giving effect to such Swing Line Loan, the sum of the principal amount of Swing Line Outstandings, Revolving Credit Outstandings, Letter of Credit Outstandings and Reserve Amount exceeds the Total Revolving Credit Commitment. Swing Line Loans shall be limited to Base Rate Loans. The Company may borrow, repay and reborrow under this Section 3.13. Unless notified to the
                              ------------
contrary by NationsBank, borrowings under the Swing Line shall be made in the minimum amount of $500,000 or, if greater, in amounts which are integral multiples of $100,000, or in the amount necessary to effect a Base Rate Refunding Loan, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative of the Borrower made to NationsBank not later than 3:00 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of Exhibit D-2, with appropriate insertions. Unless notified to the contrary
-----------
by NationsBank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000 or the aggregate amount of all Swing Line Outstandings. If the Borrower instructs NationsBank to debit any demand deposit account of the Borrower in the amount of any payment with respect to a Swing Line Loan, or NationsBank otherwise receives repayment, after 3:00 P.M. on a Business Day, such payment shall be deemed received on the next Business Day.

     (b) Swing Line Loans shall bear interest at the Base Rate, the interest payable on Swing Line Loans is solely for the account of NationsBank, and all accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the manner provided in Sections 3.2(b) and
                                                      -------------------
3.4 with respect to interest on Base Rate Loans.  The Swing Line
---
Outstandings shall be evidenced by the Note delivered to NationsBank pursuant to Section 3.5.
            -----------

     (c) Upon the making of a Swing Line Loan, each Lender with a Revolving Credit Commitment shall be deemed to have purchased from NationsBank a Participation therein in an amount equal to that Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by NationsBank, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to NationsBank its purchase price therefor in an amount equal to its Participation therein. Any Advance made by a Lender pursuant to demand of NationsBank of the purchase price of its Participation shall be deemed (i) provided that the conditions to making Revolving Loans shall be satisfied, a Base Rate Refunding Loan under Section 3.1 until the Borrower converts such Base Rate
                     -----------
Loan in accordance with the terms of Section 3.8, and (ii) in all other
                                     -----------
cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to NationsBank shall be absolute and unconditional and shall not be affected by the occurrence of a Default or an Event of Default or any other occurrence or event.

     The Borrower, at its option and subject to the terms hereof, may request an Advance pursuant to Section 3.1 in an amount sufficient to repay
                               -----------
Swing Line Outstandings on any date and the Agent shall provide from the proceeds of such Advance to NationsBank the amount necessary to repay such Swing Line Outstandings (which NationsBank shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrower pursuant to Section
                                                         -------
3.1(c)(ii).  The proceeds of such Advances shall be paid to NationsBank for
----------
application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

                                 ARTICLE IV

                             Letters of Credit
                             -----------------

     4.1.  Letters of Credit.  The Issuing Bank agrees, subject to the
           -----------------
terms and conditions of this Agreement, upon request of the Borrower to issue from time to time from the Closing Date to the date 60 days prior to the Stated Revolving Credit Termination Date, for the account of the Borrower or the Borrower and a Restricted Subsidiary Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; provided, that (i) the Letter of Credit Outstandings shall not exceed the
--------
Total Letter of Credit Commitment and (ii) no Letter of Credit shall be issued if, after giving effect thereto, Letter of Credit Outstandings plus the sum of the principal amount of Revolving Credit Outstandings, Swing Line Outstandings and Reserve Amount shall exceed the Total Revolving Credit Commitment. No Documentary Letter of Credit shall have an expiry date later than the earlier of (1) 180 days after the date of issuance thereof and (2) 60 days before the Stated Revolving Credit Termination Date. No Standby Letter of Credit shall have an expiry date (including all rights of the Borrower, any Restricted Subsidiary, or the beneficiary named in such Standby Letter of Credit to require renewal) later than one year after the date of issuance thereof, but any such Standby Letter of Credit may by its terms be renewable annually upon notice (a "Notice of Renewal")
                                                       -----------------
given to the Issuing Bank and the Agent at least three Business Days prior to any date for notice of renewal set forth in such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in
Article VII unless the Issuing Bank has notified the Borrower (with a copy
-----------
to the Agent) at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "Notice of Termination"); provided that the terms of each Standby Letter of
 ---------------------
Credit that is automatically renewable annually (x) shall require the Issuing Bank to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) shall permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) shall not permit the expiry date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 60 days before the first anniversary of the Stated Revolving Credit Termination Date; and provided further that the Borrower shall deposit or cause to be deposited Collateral (as defined in the LC Account Agreement) with the Agent pursuant to the LC Account Agreement at least five Business Days prior to the Stated Revolving Credit Termination Date an amount equal to 105% of the sum of (I) the aggregate available amount for drawing under all Standby Letters of Credit that have an expiry date (after giving effect to any renewal) that extends beyond the Stated Revolving Credit Termination Date and (II) the aggregate amount of all fees and expenses owing on or in respect of such Standby Letters of Credit. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence with respect to any Standby Letter of Credit, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that if a Notice of Renewal is not received by the Issuing Bank, such Issuing Bank may, in its discretion, unless otherwise instructed by the Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and, in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Citicorp USA, Inc. shall act as Issuing Bank only with respect to Existing Letters of Credit as in effect as of the Closing Date, but excluding any annual renewals or reissuances thereof, whether or not permitted by the terms of the Existing Letters of Credit as in effect on the Closing Date.

     4.2.  Reimbursement.
           -------------

          (a) The Borrower hereby unconditionally agrees to pay to the Issuing Bank immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by Section 3.1
                                                             -----------
and Swing Line Loans if permitted by Section 3.13) sufficient funds to pay
                                     ------------
all debts and liabilities arising under any Letter of Credit. The Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrower; provided that to the extent permitted by Section 3.1(c)(iv) and Section 3.13, amounts shall
                        ------------------     ------------
be paid pursuant to Advances under the Revolving Credit Facility or, if the Borrower shall elect, by Swing Line Loans. The Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Base Rate plus two percent (2.0%), or the maximum rate permitted by applicable law, if lower, such rate to be calculated on the basis of a year of 360 days for actual days elapsed.

          (b)  In accordance with the provisions of Section 3.1(c), the
                                                    --------------
Issuing Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

          (c) Each Lender with a Revolving Credit Commitment (a "Revolving Lender") (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Issuing Bank under Section
                                                                    -------
4.2(a), each Revolving Lender (other than the Issuing Bank) thereby shall
------
absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank as hereinafter described, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit.

               (i) Each Revolving Lender (including the Issuing Bank in its capacity as a Lender) shall, subject to the terms and conditions of Article III, pay to the Agent for the account of the Issuing Bank
        -----------
     at the Principal Office in Dollars and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any drawing under a Letter of Credit, such funds to be provided in the manner described in Section 3.1(c)(iv).
                  ------------------

               (ii) Simultaneously with the making of each payment by a Revolving Lender to the Issuing Bank pursuant to Section
                                                      -------
     3.1(c)(iv)(B), such Lender shall, automatically and without any
     -------------
     further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower. The Reimbursement Obligations of the Borrower shall be immediately due and payable whether by Advances made in accordance with Section 3.1(c)(iv), Swing Line Loans made in accordance with
         -------------------
     Section 3.13, or otherwise.
     ------------

               (iii) Each Revolving Lender's obligation to make payment to the Agent for the account of the Issuing Bank pursuant to Section
                                                               -------
     3.1(c)(iv) and this Section 4.2(c), and the right of the Issuing Bank
     ----------          --------------
     to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. If any Revolving Lender is obligated to pay but does not pay amounts to the Agent for the account of the Issuing Bank in full upon such request as required by Section 3.1(c)(iv) or this Section 4.2(c), such Revolving
                 ------------------         --------------
     Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Revolving Lender pursuant to Section 3.1(c) until such Revolving Lender pays such
                 --------------
     amount to the Agent for the account of the Issuing Bank in full at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank.

               (iv) In the event the Revolving Lenders have purchased Participations in any Reimbursement Obligation as set forth in clause
     (ii) above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by Issuing Bank from the Borrower, Issuing Bank shall promptly pay to each Revolving Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

          (d) Not later than ten (10) days prior to the end of each fiscal quarter, the Issuing Bank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Revolving Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Revolving Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

          (e) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article VII, be
                                                            -----------
subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower or if applicable the Borrower and a Restricted Subsidiary, shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures and shall not be in conflict with any of the express terms herein contained. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

          (f) The Borrower agrees that the Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

          (g)  Without limiting the generality of the provisions of Section
                                                                    -------
13.9, the Borrower hereby agrees to indemnify and hold harmless the Issuing
----
Bank, each other Revolving Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Revolving Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Revolving Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank, any other Revolving Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this
Section 4.2(g) shall survive the occurrence of the Facility Termination
--------------
Date.

          (h)  Without limiting Borrower's rights as set forth in Section
                                                                  -------
4.2(g), the obligation of the Borrower to immediately reimburse the Issuing
------
Bank for drawings made under Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and that such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Applications and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

               (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

               (ii) any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

               (iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Revolving Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

               (iv) any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

               (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

               (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations under this Agreement; or

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     4.3.  Letter of Credit Facility Fees.  (a) The Borrower shall pay to
           ------------------------------
the Agent, for the pro rata benefit of the Revolving Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding (i) Standby Letter of Credit at a per annum rate equal to the Applicable Margin (L/C) and (ii) Documentary Letter of Credit at a per annum rate equal to .50%. Such fees shall be due with respect to each Letter of Credit quarterly in arrears on the last Business day of each April, July, October and January, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit. The fees described in this Section 4.3 shall be
                                              -----------
calculated on the basis of a year of 360 days for the actual number of days elapsed.

     4.4.  Administrative and Other Fees.  The Borrower shall pay to the
           -----------------------------
Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time.

                                 ARTICLE V

                                  Security
                                  --------

     5.1.  Security.  As security for the full and timely payment and
           --------
performance of all Obligations, the Credit Parties shall on or before the Closing Date do or cause to be done all things necessary in the opinion of the Agent and its counsel to grant to the Agent for the benefit of the Lenders a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws).

     5.2.  Further Assurances.  At the request of the Agent, the Borrower
           ------------------
will or will cause its Subsidiaries, as the case may be to execute, by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Agent contemplated hereby and by the other Loan Documents.

     5.3.  Information Regarding Collateral.  The Borrower represents,
           --------------------------------
warrants and covenants that (i) the chief executive office of the Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a "Grantor") at the Closing Date is located at the address or addresses specified on Schedule 5.3, and (ii) Schedule 5.3
                                  ------------           ------------
contains a true and complete list of (a) each location of the chief executive office of each Grantor at any time since January 1, 1990, and (b) the amount of each Intercompany Advance as of December 31, 1995 and, with respect to each such Intercompany Advance, the name of the obligor and the obligee, and the date and amount of the Intercompany Note evidencing such Intercompany Advance. Borrower shall not change, and shall not permit any other Grantor to change, its name or the location of its chief executive office except upon giving not less than thirty (30) days' prior written notice to the Agent and taking or causing to be taken all such action at Borrower's or such other Grantor's expense as may be reasonably requested by the Agent to perfect or maintain the perfection of the Lien of the Agent in Collateral.

     5.4.  Additional Intercompany Notes.  Pursuant to Section 7.1, on the
           -----------------------------               -----------
Closing Date each Intercompany Note Holder shall deliver to the Agent all Intercompany Notes of which it is the obligee then in existence, together with a duly executed endorsement in blank affixed thereto, and an Intercompany Note Pledge Agreement granting to the Agent for the benefit of the Lenders a Lien in such Intercompany Notes. In the event that following the Closing Date there shall come into existence additional Intercompany Notes, whether representing additional Intercompany Advances or amendments, extensions, renewals or restatements of previously outstanding Intercompany Advances, the Borrower shall, or shall cause the appropriate Intercompany Note Holder to furnish to the Agent, as soon as practicable but in any event no later than thirty (30) days following the making of such Intercompany Notes the following documents:

          (i) the additional Intercompany Notes, with duly executed endorsement in blank affixed thereto;

          (ii) if the Intercompany Note Holder shall then be a party to an Intercompany Note Pledge Agreement, a supplement to the appropriate schedule to such Intercompany Note Pledge Agreement executed by such Intercompany Note Holder and reflecting the addition of such additional Intercompany Note (but the failure to provide such schedule supplement shall not impair the validity or priority of the Lien arising under the Intercompany Note Pledge Agreement); and

          (iii) if the Intercompany Note Holder shall not then be a party to an Intercompany Note Pledge Agreement, the documents, opinions of counsel and other items required to be delivered under Section 9.19 .
                                                            -------------

                                 ARTICLE VI

                      Yield Protection and Illegality
                      -------------------------------

     6.1.  Additional Costs.  (a)  The Borrower shall promptly pay to the
           ----------------
Agent for the account of a Lender from time to time, without duplication, such amounts as such Lender may reasonably determine to be necessary to compensate it for any costs incurred by such Lender which it determines are attributable to its making or maintaining any Loan or its obligation to make any Loans, or the issuance or maintenance by the Issuing Bank of or any other Lender's Participation in any Letter of Credit issued or Swing Line Loan extended hereunder, or any reduction in any amount receivable by such Lender under this Agreement or the Notes in respect of any of such Loans or the Letters of Credit, including reductions in the rate of return on a Lender's capital (such increases in costs and reductions in amounts receivable and returns being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or the Notes in respect of any of such Loans or the Letters of Credit (other than taxes imposed on or measured by the income, revenues, assets or net worth); or (ii) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (other than any such reserve, deposit or requirement reflected in the Prime Rate, Federal Funds Effective Rate or the Interbank Offered Rate, in each case computed in accordance with the respective definitions of such terms set forth in Section 1.1); or
                                                  -----------
(iii) has or would have the effect of reducing the rate of return on capital of any such Lender or any Person controlling such Lender to a level below that which the Lender or such Person could have achieved but for such Regulatory Change (taking into consideration such Lender's or such Person's policies with respect to capital adequacy); or (iv) imposes any other condition adversely affecting the Agent or any Lender under this Agreement, the Notes or the issuance or maintenance of, or any Lender's Participation in, the Letters of Credit or Swing Line Loans (or any of such extensions of credit or liabilities). Each Lender will notify the Authorized Representative and the Agent of any event occurring after the Closing Date which would entitle it to compensation pursuant to this Section 6.1(a) as
                                                        --------------
promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

          (b) Without limiting the effect of the foregoing provisions of this Section 6.1, in the event that, by reason of any Regulatory Change,
     -----------
any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on Eurodollar Rate Loans or Eurodollar Rate Segments is determined as provided in this Agreement or a category of extensions of credit or other assets of any Lender which includes Eurodollar Rate Loans or Eurodollar Rate Segments or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the other Lenders, the obligation hereunder of such Lender to make, and to convert Base Rate Loans or Base Rate Segments into, Eurodollar Rate Loans or Eurodollar Rate Segments that are the subject of such restrictions shall be suspended until the date such Regulatory Change ceases to be in effect and the Borrower shall, on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar

Rate Loans or Eurodollar Rate Segments convert such Eurodollar Rate Loans or Eurodollar Rate Segments into Base Rate Loans or Base Rate Segments; provided, however, that the suspension of such obligation and the
--------  -------
conversion of any Eurodollar Rate Loans or Eurodollar Rate Segments into Base Rate Loans or Base Rate Segments shall apply only to any Lender who is affected by such restrictions and who has provided such notice to the other Lenders, and the obligation of the other Lenders to make, and to convert Base Rate Loans or Base Rate Segments into, Eurodollar Rate Loans or Eurodollar Rate Segments shall not be affected by such restrictions. In the event that the obligation of some, but not all, of the Lenders to make, or to convert Base Rate Loans or Base Rate Segments into, Eurodollar Rate Loans or Eurodollar Rate Segments is suspended, then any request by the Borrower during the pendency of such suspension for a Eurodollar Rate Loan or Eurodollar Rate Segment shall be deemed a request for such Eurodollar Rate Loan or Eurodollar Rate Segment from the Lender(s) not subject to such suspension and for a Base Rate Loan or Base Rate Segments from the Lender(s) who are subject to such suspension, in each case in the respective amounts based on the Lenders' respective Applicable Commitment Percentages.

          (c)  Determinations by any Lender for purposes of this Section
                                                                 -------
6.1 of the effect of any Regulatory Change on its costs of making or
---
maintaining, or being committed to make Loans, or by NationsBank as issuer of any Letter of Credit of the effect of any Regulatory Change on its costs in connection with the issuance or maintenance of, or any other Lender's Participation in, any Letter of Credit issued or Swing Line Loan extended hereunder, or the effect of any Regulatory Change on amounts receivable by any Lender in respect of Loans or Letters of Credit, and of the additional amounts required to compensate the Lender in respect of any Additional Costs, shall be made taking into account such Lender's policies, or the policies of the parent corporation of such Lender, as to the allocation of capital, costs and other items and shall be conclusive absent manifest error. The Lender requesting such compensation shall furnish to the Authorized Representative and the Agent within one hundred eighty (180) days of the incurrence of any Additional Costs for which compensation is sought an explanation of the Regulatory Change and calculations, in reasonable detail, setting forth such Lender's determination of any such Additional Costs.

     6.2.  Suspension of Loans.  Anything herein to the contrary
           -------------------
notwithstanding, if, on or prior to the determination of any interest rate for any Eurodollar Rate Loan or Eurodollar Rate Segment for any Interest Period, the Agent determines (which determination made on a reasonable basis shall be conclusive absent manifest error) that:

          (a) quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 are
                                                           -----------
     not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Eurodollar Rate Loan or Eurodollar Rate Segment as provided in this Agreement; or

          (b) the relevant rates of interest referred to in the definition of "Interbank Offered Rate" in Section 1.1 upon the basis of which the
                                    -----------
     Eurodollar Rate for such Interest Period is to be determined do not adequately reflect the cost to the Lenders of making or maintaining such Eurodollar Rate Loan or Eurodollar Rate Segment for such Interest Period;

then the Agent shall give the Authorized Representative prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurodollar Rate Loans or Eurodollar Rate Segments that are subject to such condition, or to convert Base Rate Loans or Base Rate Segments into Eurodollar Rate Loans or Eurodollar Rate Segments, and the Borrower shall on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Rate Loans, as applicable, convert such Eurodollar Rate Loans or Eurodollar Rate Segments into another Eurodollar Rate Loan or Eurodollar Rate Segment if such Eurodollar Rate Loan or Eurodollar Rate Segment is not subject to the same or similar condition, or Base Rate Loans or Base Rate Segments, if available hereunder. The Agent shall give the Authorized Representative notice describing in reasonable detail any event or condition described in this
Section 6.2 promptly following the determination by the Agent that the
-----------
availability of Eurodollar Rate Loans or Eurodollar Rate Segments is, or is to be, suspended as a result thereof.

     6.3.  Illegality.  Notwithstanding any other provision of this
           ----------
Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain Eurodollar Rate Loans or Eurodollar Rate Segments hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or continue Eurodollar Rate Loans or Eurodollar Rate Segments, or to convert Base Rate Loans or Base Rate Segments into Eurodollar Rate Loans or Eurodollar Rate Segments, shall be suspended until such time as such Lender may again make and maintain Eurodollar Rate Loans or Eurodollar Rate Segments, and such Lender's outstanding Eurodollar Rate Loans or Eurodollar Rate Segments shall be converted into Base Rate Loans or Base Rate Segments in accordance with Sections 2.11 and 3.8 or earlier if required by
                   ---------------------
applicable law. The conversion of any Eurodollar Rate Loans or Eurodollar Rate Segments into Base Rate Loans or Base Rate Segments shall apply only to any Lender who is affected by such restrictions and who has provided the notice described above, and the obligation of the other Lenders to make, and to convert Base Rate Loans or Base Rate Segments into, Eurodollar Rate Loans or Eurodollar Rate Segments shall not be affected by such restrictions. In the event that the obligation of some, but not all, of the Lenders to make, or to convert Base Rate Loans or Base Rate Segments into, Eurodollar Rate Loans or Eurodollar Rate Segments is so suspended, then any request by the Borrower during the pendency of such suspension for a Eurodollar Rate Loan or Eurodollar Rate Segment shall be deemed a request for such Eurodollar Rate Loan or Eurodollar Rate Segment from the Lender(s) not subject to such suspension and for a Base Rate Loan or Base Rate Segment from the Lender(s) who are subject to such suspension, in each case in the respective amounts based on the Lenders' respective Applicable Commitment Percentages.

     6.4.  Compensation.  The Borrower shall promptly pay to each Lender,
           ------------
upon the request of such Lender, such amount or amounts as shall be sufficient (in the reasonable determination of Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

          (a) any payment, prepayment or conversion of a Eurodollar Rate Loan on a date other than the last day of the Interest Period for such Eurodollar Rate Loan or Eurodollar Rate Segment, including without limitation any conversion required pursuant to Sections 6.1, 6.2 or
                                                    --------------------
     6.3; or
     ---

          (b) any failure by the Borrower to borrow or convert a Eurodollar Rate Loan or Eurodollar Rate Segment on the date for such borrowing or conversion specified in the relevant Borrowing Notice or Interest Rate Selection Notice under Articles II or III hereof;

such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow or convert to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow or convert, the Interest Period for such Loan which would have commenced on the date scheduled for such borrowing or conversion) at the applicable rate of interest for such Eurodollar Rate Loan or Eurodollar Rate Segment provided for herein over (ii) the Interbank Offered Rate (as reasonably determined by the Agent) for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period. A determination of a Lender as to the amounts payable pursuant to this Section 6.4 shall be
                                                  -----------
conclusive, provided that such determinations are made on a reasonable basis. The Lender requesting compensation under this Section 6.4 shall
                                                      -----------
promptly furnish to the Authorized Representative and the Agent calculations in reasonable detail setting forth such Lender's determination of the amount of such compensation.

     6.5.  Alternate Loan and Lender.  In the event any Lender suspends the
           -------------------------
making of any Eurodollar Rate Loan or Eurodollar Rate Segment pursuant to this Article VI (herein a "Restricted Lender"), the Restricted Lender's
     ----------
Applicable Commitment Percentage of any Eurodollar Rate Loan or Eurodollar Rate Segment shall bear interest at the Base Rate or the Eurodollar Rate for which the suspension does not apply, as selected by Borrower, until the Restricted Lender once again makes available the applicable Eurodollar Rate Loan or Eurodollar Rate Segment. Notwithstanding the provisions of Sections 2.4 and 3.2(b), interest shall be payable to the Restricted Lender
-----------------------
at the time and manner as paid to those Lenders making available Eurodollar Rate Loans or Eurodollar Rate Segments.

     6.6.  Taxes.  (a) All payments by the Borrower of principal of, and
           -----
interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between a Lender or the Agent and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of such Lender or the Agent pursuant to or in respect of this Agreement or any other Loan Document), (iii) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits, and (iv) any taxes arising after the Closing Date solely as a result of or attributable to a Lender changing its designated lending office after the date such Lender becomes a party hereto (such non-excluded items being collectively called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

          (x) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (y) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

          (z) pay to the Agent for the account of each Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

     (b) Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United States becomes a party hereto, such Person shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, properly completed, currently effective and duly executed by such Lender or participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt.

     (c) If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lender, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 6.6,
                                                              -----------
a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by or on behalf of the Borrower.

                                ARTICLE VII

          Conditions to Making Loans and Issuing Letters of Credit
          --------------------------------------------------------

     7.1.  Conditions of Term Loans and Initial Advance.  The obligations
           --------------------------------------------
of the Lenders to make the Term Loans and the initial Advance under the Revolving Credit Facility, and of the Issuing Bank to issue any Letter of Credit, and of NationsBank to make any Swing Line Loan, are subject to the conditions precedent that:

          (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

                 (i) executed originals of each of this Agreement, the Notes, the initial Facility Guaranties, the Security Instruments, the LC Account Agreement, the other Loan Documents, together with all schedules and exhibits thereto;

                (ii) the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of counsel to the Credit Parties dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form(s) of Exhibit I;
                                          ---------

               (iii) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each Credit Party certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution, delivery and performance thereof;

                (iv) specimen signatures of officers of each Credit Party executing the Loan Documents on behalf of such Credit Party, certified by the secretary or assistant secretary of such Credit Party;

                 (v) the charter documents of each Credit Party certified as of a recent date by the Secretary of State of its state of organization;

                (vi) the bylaws of each Credit Party certified as of the Closing Date as true and correct by its secretary or assistant secretary;

               (vii) certificates issued as of a recent date by the Secretaries of State of the respective jurisdictions of formation of each Credit Party as to the due existence and good standing of each Credit Party;

              (viii) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each Credit Party as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

                (ix) notice of appointment of the initial Authorized Representative(s);

                 (x) certificate of an Authorized Representative dated the Closing Date demonstrating compliance with the financial covenants contained in Sections 10.1, 10.4(g), 10.4(k), 10.4(l),
                                 -----------------------------------------
          10.6(g), 10.6(k), 10.8(b) and 10.12 (to the extent applicable) as
          -----------------------------------
          of the end of the most recent fiscal quarter preceding the Closing Date, or the Closing Date, as applicable, substantially in the form of Exhibit J;
                         ---------

                (xi)     evidence of all insurance required by the Loan
          Documents;

               (xii) an initial Borrowing Notice, if any, and, if elected by the Borrower, Interest Rate Selection Notice;

               (xiii) evidence of the filing of Uniform Commercial Code financing statements reflecting the filing in all places required by applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien in and to such other Collateral as the Agent may require, including without limitation:

               (1) the delivery by the Borrower and each Subsidiary of all stock certificates evidencing Pledged Stock, accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto; and

               (2) the delivery by each Intercompany Note Holder of all Intercompany Notes in existence as of the Closing Date, to which is affixed the duly executed endorsement thereof in blank;

               (xiv) evidence satisfactory to the Agent that all fees payable by the Borrower on the Closing Date to the Agent, NCMI and for the benefit of the Lenders have been paid in full or made available to the Lenders;

               (xv) Uniform Commercial Code search results in respect of the Borrower and its Subsidiaries showing only those Liens as are acceptable to the Lenders;

               (xvi) Evidence satisfactory to the Agent that a Mortgage Warehousing Facility for Mid-State will remain in effect following the Closing Date, which Mortgage Warehousing Facility provides not less than $500,000,000 in limited recourse financing, and from which facility proceeds of not less than $75,000,000 are made available at the Closing Date and applied to the redemption in full of the Senior Notes (including the payment of interest thereon) described in the following clause (xvii) and to pay other costs associated with this Agreement;

               (xvii) Evidence satisfactory to the Agent, which may be comprised of or include the written advice and undertaking of the Senior Notes Trustee and the Borrower's notice of redemption, of
          (1) the aggregate amount of obligations and liabilities required to be paid as of the Closing Date to redeem in full the Senior Notes and discharge the Borrower's obligations under the Senior Notes Documents, and (2) the redemption in full of the Senior Notes, discharge of the Borrower's obligations under the Senior Notes Documents (other than liabilities in the nature of continuing indemnities expressly provided for in the Senior Notes Documents), and the release of any Liens arising under the Senior Notes Documents substantially simultaneously with the funding of the Term Loans and the initial Advance under the Revolving Credit Facility;

               (xviii) Evidence satisfactory to the Agent, which may be comprised of or include the written advice and undertaking of the Prior Credit Facilities Manager, of (1) the aggregate amount of obligations and liabilities required to be paid as of the Closing Date to pay and satisfy in full the Prior Credit Facilities and discharge the Borrower's and Subsidiaries' obligations under the Prior Credit Facility Loan Documents (other than the reimbursement and related indemnification obligations in respect of Existing Letters of Credit), and (2) the payment and satisfaction in full of the Prior Credit Facilities, the discharge of the Borrower's and Subsidiaries' obligations under the Prior Credit Facility Loan Documents (other than liabilities in the nature of continuing indemnities expressly provided for in the Prior Credit Facility Loan Documents and the reimbursement and related indemnification obligations in respect of Existing Letters of Credit), and the release of any Liens arising under the Prior Credit Facility Loan Documents substantially simultaneously with the funding of the Term Loans and the initial Advance under the Revolving Credit Facility;

               (xix) such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby; and

               (xx) evidence satisfactory to the Agent that no default or event of default exist under the Prior Credit Agreement as at the Closing Date; and

          (b)  In the good faith judgment of the Agent and the Lenders:

                 (i) there shall not have occurred or become known to the Agent or the Lenders any event, condition, situation or status since the Disclosure Date, other than the information theretofore furnished to the Agent and the Lenders, that has had or could reasonably be expected to result in a Material Adverse Effect;

                (ii) there shall not be pending or threatened any action, suit, investigation, litigation or other arbitral, administrative or judicial proceeding, other than the Disclosed Litigation, an adverse result in which could reasonably be likely to result in a Material Adverse Effect, and there shall not have occurred any adverse change in status of or results in any Disclosed Litigation which could reasonably be expected to have a Materially Adverse Effect; and

               (iii) the Borrower and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of
          (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Borrower or any Subsidiary is a party or by which any of them or their properties is bound.

     7.2.  Conditions of Revolving Loans and Letters of Credit.  The
           ---------------------------------------------------
obligations of the Lenders to make any Revolving Loans, of the Issuing Bank to issue or renew Letters of Credit, and of NationsBank to make Swing Line Loans, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

          (a) the Agent or, in the case of Swing Line Loans, NationsBank shall have received a Borrowing Notice if required by Article III;
                                                           -----------

          (b)(i) the representations and warranties of the Borrower and the Subsidiaries set forth in Article VIII and in each of the other
                                  -------------
     Loan Documents shall be true and correct in all material respects on and as of the date of and both immediately before and after giving effect to such Advance, Letter of Credit issuance or renewal or Swing Line Loan, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in
     Section 8.6(a) shall be deemed to be those financial statements most
     --------------
     recently delivered to the Agent and the Lenders pursuant to
     Section 9.1 from the date financial statements are delivered to the
     -----------
     Agent and the Lenders in accordance with such Section, and (ii) no statement furnished pursuant to Article IX shall disclose, either
                                     ----------
     individually or in the aggregate and cumulatively from the Closing Date, a Material Adverse Change;

          (c) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

          (d) immediately before and after giving effect to each Advance, Swing Line Loan or the issuance or renewal of a Letter of Credit, no Default or Event of Default specified in Article XI shall have
                                              ----------
     occurred and be continuing; and

          (e)  immediately after giving effect to:

               (i) a Revolving Loan, the aggregate principal balance of all outstanding Revolving Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

               (ii) a Letter of Credit or renewal thereof, the aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

               (iii) a Swing Line Loan, the Swing Line Outstandings shall not exceed $15,000,000; and

               (iv) a Revolving Loan, Swing Line Loan or a Letter of Credit (or renewal thereof), the sum of the principal amount of Letter of Credit Outstandings, Revolving Credit Outstandings, Swing Line Outstandings and Reserve Amount shall not exceed the Total Revolving Credit Commitment.

                                ARTICLE VIII

                       Representations and Warranties
                       ------------------------------

     The Borrower represents and warrants with respect to itself and to its Restricted Subsidiaries, and where indicated its Unrestricted Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

     8.1.  Organization and Authority.
           --------------------------

          (a) The Borrower and each Subsidiary (other than the MSH Trusts) is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation, and each of the MSH Trusts is a validly organized business trust existing under the laws of the State of Delaware;

          (b) The Borrower and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

          (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

          (d) Each Subsidiary has the power and authority to execute, deliver and perform the Facility Guaranty, Intercompany Note Pledge Agreement, Unrestricted Subsidiary Subordination Agreement and each of the other Loan Documents to which it is a party; and

          (e) When executed and delivered, each of the Loan Documents to which the Borrower or any Subsidiary is a party will be the legal, valid and binding obligation or agreement, as the case may be, of the Borrower or such Subsidiary, enforceable against the Borrower or such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

     8.2.  Loan Documents.  The execution, delivery and performance by the
           --------------
Borrower and each Subsidiary of each of the Loan Documents to which it is a party:

          (a) have been duly authorized by all requisite corporate action (including any required shareholder approval) of the Borrower and each Subsidiary required for the lawful execution, delivery and performance thereof;

          (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on the Borrower or any Subsidiary or its properties, or
     (iii) the charter documents or bylaws of the Borrower or any Subsidiary;

          (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which Borrower or any Subsidiary is a party, or by which the properties or assets of Borrower or any Subsidiary are bound; and

          (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of Borrower or any Subsidiary except any Liens in favor of the Agent and the Lenders created by the Security Instruments;

     8.3.  Solvency.  The Borrower and each Subsidiary is Solvent after
           --------
giving effect to the transactions contemplated by the Loan Document;

     8.4.  Subsidiaries and Stockholders.  The Borrower has no Subsidiaries
           -----------------------------
other than those Persons listed as Subsidiaries in Schedule 8.4 and
                                                   ------------
additional Subsidiaries created or acquired after the Closing Date in compliance with Section 9.19; Schedule 8.4 states as of the date hereof the
                ------------  ------------
organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in
Schedule 8.4, free and clear of any Lien;
------------

     8.5.  Investments.  Set forth on Schedule 8.5 is a complete and
           -----------                ------------
accurate list of all Investments (other than Investments described on
Schedule 8.4, Cash Equivalents, and loans and advances to employees
------------
otherwise permitted under Section 10.6(k)) held by the Borrower or any of
                          ---------------
its Restricted Subsidiaries, showing as of the date of delivery of such Schedule or of the most recent amendment or supplement thereto delivered pursuant to Section 9.1(g) the amount, obligor or issuer, obligee and
            --------------
maturity, if any, thereof. Neither the Borrower nor any of its Restricted Subsidiaries owns any interest in any Person other than as listed in Schedules 8.4 and 8.5, Cash Equivalents and advances to employees otherwise
---------------------
permitted under Section 10.6(k);
                ---------------

     8.6.  Financial Condition.
           -------------------

          (a) The Borrower has heretofore furnished to each Lender an audited consolidated balance sheet of the Borrower and its Subsidiaries (and related consolidating balance sheets of the Borrower and its Restricted Subsidiaries) as at May 31, 1995 and the notes thereto, and the related consolidated statements of operations, retained earnings and cash flows for the Fiscal Year then ended (and related consolidating statements of the Borrower and its Restricted Subsidiaries) as examined and certified by Price Waterhouse, and unaudited consolidated interim financial statements of the Borrower and its Subsidiaries consisting of a consolidated balance sheet and related consolidated statements of operations, retained earnings and cash flows, in each case with related notes, for and as of the end of the three month period ending August 31, 1995 (and related interim consolidating balance sheets and statements of operations, retained earnings and cash flows of the Borrower and its Restricted Subsidiaries as at and for the same interim period). Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Year and three month period and results of their operations and the changes in its stockholders' equity for the Fiscal Year and interim period then ended, all in conformity with GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments;

          (b) since August 31, 1995 there has been no adverse change in the condition, financial or otherwise, of the Borrower or any of its Subsidiaries or in the businesses, properties, performance, prospects or operations of the Borrower or its Subsidiaries, nor have such businesses or properties, been adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, drought, storm, hail, flood, embargo or act of God or a public enemy, in any case which act, event, condition or occurrence has had or could reasonably be expected to have a Material Adverse Effect; and

          (c) except as set forth in the financial statements referred to in Section 8.6(a) or in Schedule 8.6 or permitted by Section 10.4,
        --------------       ------------                 ------------
     neither Borrower nor any Restricted Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied;

     8.7.  Title to Properties.  The Borrower and each of its Restricted
           -------------------
Subsidiaries has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for (i) Liens arising under the Senior Notes Documents and the Prior Credit Facility Loan Documents, which Liens will be released in their entirety upon repayment of the Prior Credit Facilities and redemption of the Senior Notes substantially simultaneously with the initial funding of the Loans, (ii) the transfer restrictions and Liens described in Schedule
                                                                 --------
8.7, and (iii) Liens permitted by Section 10.3;
---                               ------------

     8.8.  Taxes.  The Borrower and each of its Subsidiaries has filed or
           -----
caused to be filed all
federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments described in Schedule 8.8 being
                                                   ------------
contested in good faith by appropriate proceedings diligently conducted and against which reserves, to the extent required by the Borrower's independent certified public accountants, have been established and reflected in the financial statements described in Section 8.6(a), have
                                                   --------------
paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due;

     8.9.  Other Agreements.  Neither the Borrower nor any Subsidiary is
           ----------------

          (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

          (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect;

     8.10. Litigation.  Except for those matters set forth on Schedule 8.10
           ----------                                         -------------
(the "Disclosed Litigation"), each of which matters were disclosed to the Agent prior to the Disclosure Date, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or affecting the Borrower or any Subsidiary or any properties or rights of the Borrower or any Subsidiary, and since the Disclosure Date there has occurred no change in the status or financial effect of any Disclosed Litigation, in either case which could reasonably be likely to have a Material Adverse Effect;

     8.11. Margin Stock.  The proceeds of the borrowings made hereunder
           ------------
will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any equity securities registered pursuant to Section 12 of the Exchange Act or any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry such equity securities or margin stock, or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U, Regulation G or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Exchange Act, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

     8.12. Investment Company.  Neither the Borrower nor any Subsidiary is
           ------------------
an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C.

Sec. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the Guarantors of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

     8.13. Patents, Etc.  The Borrower and each Restricted Subsidiary owns
           ------------
or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person;

     8.14. No Untrue Statement.  Neither (a) this Agreement nor any other
           -------------------
Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any Subsidiary in accordance with or pursuant to any Loan Document nor (b) any information or any other statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading;

     8.15. No Consents, Etc.  Neither the respective businesses or
           ----------------
properties of the Borrower or any Subsidiary, nor any relationship between the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of the Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect or to materially impair or impose burdensome conditions on the performance of any of the Loan Documents, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be;

     8.16. Employee Benefit Plans.
           ----------------------

          (a) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by the

     Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

          (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan;

          (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

          (d)  Except as described on Schedule 8.16A, the present value of
                                      --------------
     all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits, and since such valuation date there has occurred no material adverse change in the funding of any such Employee Benefit Plan;

          (e) To the best of the Borrower's knowledge, each Employee Benefit Plan subject to Title IV of ERISA, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

          (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

          (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

          (h)  Set forth on Schedule 8.16B is a complete and accurate list
                            --------------
     as of the Closing Date of all Pension Plans and Multiemployer Plans.

     8.17. No Default.  As of the date hereof, there does not exist any
           ----------
Default or Event of Default hereunder;

     8.18. Hazardous Materials.  (a) Except as set forth on Schedule 8.18A,
           -------------------                              --------------
the operations and properties of the Borrower and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws, and no circumstances exist that could reasonably be expected to (i) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law that could have a Material Adverse Effect; and

     (b) Except as set forth on Schedule 8.18B hereto, none of the
                                --------------
properties owned or operated by the Borrower or any of its Subsidiaries is listed or proposed for listing on the national priorities list established under CERCLA or on the CERCLIS, or on any analogous state or local list; no underground storage tanks (as defined in 42 U.S.C. Sec. 6991) are located on any property owned or operated by the Borrower or any of its Subsidiaries, except in compliance with all applicable Environmental Laws; and Hazardous Materials have not been released or disposed of on, generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries in violation of any applicable Environmental Laws or in a manner that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Borrower and each Subsidiary is in compliance with all applicable Environmental Laws in all material respects. Except as set forth on Schedule 8.18A, neither the
                                           --------------
Borrower nor any Subsidiary has been notified of any action, suit, proceeding or investigation which calls into question compliance by the Borrower or any Subsidiary with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material, and none of such actions, suits, proceedings or investigations could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

     8.19. Employment Matters.  (a)  Except as set forth on Schedule 8.19,
           ------------------                               -------------
none of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

     (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any litigation, administrative proceeding nor, to the knowledge of the Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

     8.20. RICO.  Neither the Borrower nor any Subsidiary is engaged in or
           ----
has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

     8.21. Leases.  Set forth on Schedule 8.21 is a complete and accurate
           ------                -------------
list as of the Closing Date of all leases of real property under which the Borrower or any of its Restricted Subsidiaries is the lessee (other than mineral leases constituting leases of real property), showing as of such date the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each lease referred to in the immediately preceding sentence is, to the best of the Borrower's knowledge, the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

     8.22. Material Contracts.  Set forth on Schedule 8.22 is a complete
           ------------------                -------------
and accurate list of all Material Contracts of the Borrower and each of its Restricted Subsidiaries, showing as of the date of delivery of such Schedule the parties thereto, and the subject matter and the term thereof. Each Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified in any material respect, is in full force and effect, and is binding upon and enforceable against all parties thereto in accordance with its terms.
There exists no default under any Material Contract by any party thereto.

                                 ARTICLE IX

                           Affirmative Covenants
                           ---------------------

     Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary to:

     9.1.  Financial Reports, Etc.  (a) As soon as practical and in any
           ----------------------
event within 90 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) a consolidated balance sheet of the Borrower and its Subsidiaries and a consolidating balance sheet of the Borrower and its Restricted Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated statements of operations, retained earnings and cash flows of the Borrower and its Subsidiaries, and the respective notes thereto, and consolidating statement of operations of the Borrower and its Restricted Subsidiaries, and any notes thereto, for such Fiscal Year, setting forth (other than for consolidating statements) comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of Price Waterhouse, or other such independent certified public accountants selected by the Borrower and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and its Subsidiaries and without any exception not acceptable to the Lenders, and
(ii) a certificate of an Authorized Representative (A) demonstrating compliance with Sections 10.1, 10.4(g), 10.4(j), 10.4(k), 10.4(l), 10.6(g),
                -----------------------------------------------------------
10.6(k), 10.6(l), 10.8(b) and 10.12 and (B) showing the net cash investment
-----------------------------------
by the Borrower and Restricted Subsidiaries in the Unrestricted Subsidiaries, which certificate shall be in the form of Exhibit J;
                                                        ---------

          (b) (i) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (A) a consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated statements of operations, retained earnings and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in Section
                                                                  -------
8.6(a) with respect to interim financial statements, and (B) a management
------
discussion and analysis of operating results of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current Fiscal Year, in form and detail reasonably acceptable to the Agent, and (ii) as soon as practical and in any event within 60 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (A) a consolidating balance sheet of the Borrower and its Restricted Subsidiaries and the related consolidating statement of operations for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such consolidating financial statements present fairly the financial position of the

Borrower and its Restricted Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in Section 8.6(a) with respect to interim financial statements,
             --------------
and (B) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to
Section 9.1(a)(ii);
------------------

     (c) together with each delivery of the financial statements required by Section 9.1(a)(i), deliver to the Agent and each Lender a letter from
   -----------------
the Borrower's accountants specified in Section 9.1(a)(i) stating that in
                                        -----------------
performing the audit necessary to render an opinion on the financial statements delivered under Section 9.1(a)(i), they obtained no knowledge of
                           -----------------
any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

     (d) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, and
(iii) any management letter or other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary;

     (e) together with each delivery of the financial statements required by Sections 9.1(a)(i)and 9.1(b)(i), deliver to the Agent and each Lender
   -------------------------------
each of the following items as to the Borrower and its Restricted Subsidiaries in respect of the period covered by the financial statements accompanying such item and, in the case of items accompanying quarterly financial statements, in respect of the period from the beginning of the then current Fiscal Year through the end of such quarterly period, each to be certified as true and correct by the Authorized Representative: (i) a schedule of Consolidated Capital Expenditures, (ii) a schedule of Changes in Consolidated Working Capital, and (iii) a statement of the aggregate amount of each of Holdback Reserves and Tax Reserves as at the end of such period;

     (f) As soon as available and in any event no later than 15 days before the end of each Fiscal Year, a consolidated forecast for the Borrower and its Subsidiaries, a supplemental consolidated forecast for the Borrower and its Restricted Subsidiaries, in each case prepared by management of the Borrower, substantially similar in form and detail to the forecasts and budgets prepared prior to the Closing Date and furnished to the Agent, of balance sheets, operations and retained earnings statements and cash flow statements (to include separate forecasts for Consolidated Capital Expenditures and Consolidated EBITDA), and a reasonably detailed explanation of any underlying assumptions with respect thereto, on a quarterly basis for the Fiscal Year following such Fiscal Year then ended and on an annual basis for the next succeeding four Fiscal Years and a business plan for each Subsidiary for such period; provided, however, that, if at any time during such Fiscal Year, management of the Borrower determines that their interim forecasts prepared at the end of either fiscal quarter ending August 31 or November 30 reflect that the most recently delivered forecasts no longer accurately reflect the projected financial results of the Borrower and its Restricted Subsidiaries for the Fiscal Year during which such interim forecasts have been prepared, as promptly as practicable after such determination and in any event within 60 days of the end of the fiscal quarter for which such determination was made, revised consolidated forecasts of the financial statements for which such determination was made relating to the Fiscal Year during which such interim forecasts have been prepared; and

     (g) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding Borrower's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request;

     The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement [(subject, in the case of delivery of information to Persons considering the acquisition of a participation interest, to the agreement of such Person to comply with customary confidentiality undertakings with respect to such information then employed by the Agent in such circumstances)];

     9.2.Maintain Properties.  Maintain all properties necessary to its
         -------------------
operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices;

     9.3.  Existence, Qualification, Etc.  Except as otherwise expressly
           -----------------------------
permitted under Section 10.7, do or cause to be done all things necessary
                ------------
to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect;

     9.4.  Regulations and Taxes.  Comply in all material respects with or
           ---------------------
contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrower's independent certified public accountants have been established unless and until any Lien resulting therefrom attaches to its property and assets and becomes enforceable against its creditors;

     9.5.  Insurance.  (a) Keep all of its insurable properties adequately
           ---------
insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner substantially similar to that in effect as of the Closing Date, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property, and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes), such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than that specified in
Schedule 9.5 and to be in form reasonably satisfactory to the Agent.  Each
------------
of the policies of insurance described in this Section 9.5 shall provide
                                               -----------
that the insurer shall give the Agent not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered in any manner;

     9.6.  True Books.  Keep true books of record and account in which
           ----------
full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements;

     9.7.  Right of Inspection.  Permit any Person designated by any Lender
           -------------------
or the Agent to visit and inspect any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice;

     9.8.  Observe all Laws.  Conform to and duly observe in all material
           ----------------
respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that this Section excludes matters pertaining to compliance with Environmental Laws and with laws, rules and regulations pertaining to Employee Benefit Plans, which matters are addressed in Sections 9.13, 9.14, 9.17 and 10.9;
             ----------------------------------

     9.9.  Governmental Licenses.  Obtain and maintain all licenses,
           ---------------------
permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that this Section excludes matters pertaining to compliance with Environmental Laws and with laws, rules and regulations pertaining to Employee Benefit Plans, which matters are addressed in Sections 9.13, 9.14, 9.17 and 10.9;
----------------------------------

     9.10. Covenants Extending to Other Persons.  Cause each of its
           ------------------------------------
Subsidiaries to do with
respect to itself, its business and its assets, each of the things required of the Borrower in Sections 9.2 through 9.9, 9.18 and 9.21 inclusive;
                   ------------         ---  ----     ----

     9.11. Officer's Knowledge of Default.  Upon the chief financial
           ------------------------------
officer, Vice President-Controller or Vice President-Treasurer (or other officer of different title exercising the same function) of the Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause any such officer to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary proposes to take with respect thereto;

     9.12. Suits or Other Proceedings.  Upon any officer of the Borrower
           --------------------------
obtaining knowledge (i) of any litigation or other proceedings being instituted against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, which individually or in the aggregate could reasonably be likely to have a Material Adverse Effect, or (ii) of any Material Adverse Change in Disclosed Litigation, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process;

     9.13. Notice of Discharge of Hazardous Material or Environmental
           ----------------------------------------------------------
Complaint.  Promptly provide to the Agent true, accurate and complete
---------
copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, in any case which could reasonably be expected to have a Material Adverse Effect;

     9.14. Environmental Compliance.  If the Borrower or any Subsidiary
           ------------------------
shall receive any letter, notice, complaint, order, directive, claim or citation from any Governmental Authority or in connection with any pending or threatened litigation alleging that the Borrower or and Subsidiary has violated any Environmental Law or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower shall, in any case relating to any claim, liability, act, event or occurrence which could reasonably be expected to have a Material Adverse Effect, within the time period permitted by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability, unless and only during the period that the applicability of the Environmental Law, the fact of such violation or liability or what is required to remove or remedy such violation is being contested by the Borrower or the applicable Subsidiary by appropriate proceedings diligently conducted, all reserves with respect thereto as may be required under Generally Accepted Accounting Principles, if any, have been made, and no Lien shall have attached to property of the Borrower or the applicable Subsidiary which shall have become enforceable against creditors of such Person;

     9.15. Indemnification.  Without limiting the generality of Section
           ---------------                                      -------
13.9, the Borrower hereby agrees to indemnify and hold the Agent, the
----
Lenders and NCMI, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys' fees and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the handling, storage, treatment, emission or disposal of any Hazardous Materials by or on behalf of the Borrower or any Subsidiary or on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this Section 9.15 shall survive the Facility
                                    ------------
Termination Date;

     9.16. Further Assurances.  At the Borrower's cost and expense, upon
           ------------------
request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Documents;

     9.17. Employee Benefit Plans.
           ----------------------

     (a) With reasonable promptness, and in any event within thirty (30) days thereof, give notice to the Agent of (a) any material increase in the benefits of any Employee Benefit Plan, (b) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (c) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under
     Section 302 of ERISA or Section 412 of the Code by the due date;

     (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any
     (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

     (c) With reasonable promptness but in any event within fifteen (15) days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA

     Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) if the Agent shall request, each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan and (d) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition and amount, if any, of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Agent in writing within five
     (5) Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of
     Section 4041(c) of ERISA;

     9.18. Continued Operations.  Continue at all times to conduct its
           --------------------
business and engage principally in the same line or lines of business substantially as heretofore conducted;

     9.19. New Subsidiaries.  Within thirty (30) days following the
           ----------------
acquisition or creation of any Subsidiary other than an MSH Trust, or the date upon which any previously inactive Subsidiary ceases to be inactive, cause to be delivered to the Agent for the benefit of the Lenders each of the following:

          (a)  a Facility Guaranty executed by such Subsidiary
     substantially in the form of Exhibit K;
                                  ---------

          (b) an Intercompany Notes Pledge Agreement of such Subsidiary substantially in the form of Exhibit G, together with such Uniform
                                  ---------
     Commercial Code financing statements on Form UCC-1 or otherwise duly executed by such Subsidiary as "Debtor" and naming the Agent for the benefit of the Lenders as "Secured Party", in form, substance and number sufficient in the reasonable opinion of the Agent and its special counsel to be filed in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Agent for the benefit of the Lenders the Lien on Collateral conferred under such Security Instrument to the extent such Lien may be perfected by Uniform Commercial Code filing;

          (c)(A) the Pledged Stock of such Subsidiary, together with duly executed stock powers or powers of assignment in blank affixed thereto, and (B) if such Collateral shall be owned by a Subsidiary who has not then executed and delivered to the Agent a Stock Pledge Agreement granting a Lien to the Agent in such Collateral, a Stock Pledge Agreement substantially similar in form and content to that executed and delivered by the Borrower as of the Closing Date, with appropriate revisions as to the identity of the pledgor and securing the obligations of such pledgor under its Facility Guaranty;

          (d) a supplement to the appropriate schedule attached to the appropriate Security Instruments listing the additional Collateral, certified as true, correct and complete by the Authorized Representative (provided that the failure to deliver such supplement shall not impair the rights conferred under the Security Instruments in after acquired Collateral);

          (e) an opinion of counsel to the Subsidiary dated as of the date of delivery of the Facility Guaranty and other Loan Documents provided for in this Section 9.19 and addressed to the Agent and the Lenders,
                 ------------
     in form and substance reasonably acceptable to the Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to
     Section 7.1(a)), to the effect that:
     --------------

               (A) such Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its formation, has the requisite power and authority to own its properties and conduct its business as then owned and then conducted and proposed to be conducted, and is duly qualified to transact business and is in good standing as a foreign corporation or partnership in each other jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification and the failure to be so qualified could reasonably be likely to result in a Material Adverse Effect;

               (B) the execution, delivery and performance of the Facility Guaranty and other Loan Documents described in this Section 9.19
                                                              ------------
          to which such Subsidiary is a signatory have been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), each of such agreements has been duly executed and delivered and constitutes the valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity); and

               (C) to the extent required by applicable law, the Uniform Commercial Code financing statements on Form UCC-1 delivered to the Agent by the Subsidiary in connection with the delivery of the Security Instruments of such Subsidiary have been duly executed by the Subsidiary and are in form, substance and number sufficient for filing in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary to perfect in favor of the Agent for the benefit of the Lenders the Lien on Collateral conferred under such Security Instruments to the extent such Lien may be perfected by Uniform Commercial Code filing, and to the extent that possession of the Pledged Stock or Intercompany Notes owned by such Subsidiary is required to perfect the Lien of the Agent therein, the Agent has a duly perfected Lien in such Collateral as in existence as of the date of such opinion;

          (f) current copies of the charter documents and bylaws of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors or appropriate committees thereof (and, if required by such charter documents, bylaws or by applicable law, of the shareholders) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 9.19;
                       ------------

     9.20. Mortgage Warehousing Facility.  Cause Mid-State to maintain a
           -----------------------------
mortgage warehousing program in an aggregate amount of at least
$500,000,000 (the availability of which may be subject to substantially the same criteria as those included in the documentation evidencing the Mortgage Warehousing Facility on the Closing Date) and otherwise on substantially the same terms as the terms of the Mortgage Warehousing Facility;

     9.21. Performance of Specified Documents and Material Contracts.  (a)
           ---------------------------------------------------------
Perform and observe all of the terms and provisions of each Specified Document and each Material Contract to be performed or observed by it, maintain each such Specified Document and each such Material Contract in full force and effect and enforce each such Specified Document and each such Material Contract in accordance with its terms, in each case except to the extent as, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or to impair the rights or interest of the Agent or any Lender in any material manner, and take all such action to such end as may be reasonably requested from time to time by the Agent, and (b) promptly upon request of the Agent, make to each other party to each such Specified Document and each such Material Contract such demands and requests for information and reports or for action as any Borrower or any of its Subsidiaries is entitled to make under such Specified Document or such Material Contract;

     9.22. Transactions with Affiliates.  Conduct, and cause each of its
           ----------------------------
Subsidiaries to conduct, directly or indirectly, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to such Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person that is not an Affiliate, other than:

               (i) the consummation by the Borrower and its Subsidiaries of the transactions effected by the Loan Documents;

              (ii) any employment arrangement entered into by such Borrower or any of its Subsidiaries in the ordinary course of business and consistent with the past practices of such Borrower or such Subsidiary, as the case may be;

             (iii) transactions between or among such Borrower and its wholly owned Subsidiaries or between or among wholly owned Subsidiaries of such Borrower, in each case to the extent otherwise permitted under the terms of the Loan Documents; and

              (iv) the declaration and payment of dividends and the making of distributions to all holders of any class of capital stock of such Borrower or any of its Subsidiaries to the extent otherwise permitted under Section 10.8;
                          ------------
     provided that, notwithstanding the foregoing provisions of this
     Section 9.22, neither the Borrower nor any of its Subsidiaries shall
     ------------
     conduct any transaction or series of related transactions (other than transactions or series of transactions between or among the Borrower and its wholly owned Subsidiaries or between or among wholly owned Subsidiaries of the Borrower otherwise permitted under clause (iii) of this Section 9.22), directly or indirectly, with any of its Affiliates
          ------------
     (1) having an aggregate value or resulting in aggregate consideration of more than $1,000,000 unless the Borrower or such Subsidiary has obtained the approval of the majority of the Board of Directors of the Borrower (including a majority of the disinterested directors of such Board of Directors) for such transaction or transactions and (2) having an aggregate value or resulting in aggregate consideration of more than $25,000,000 (other than any such transaction or series of transactions relating to the rendering of services, including, without limitation, underwriting, financial advisory and other similar services) unless the Borrower or such Subsidiary has delivered to the Agent, on behalf of the Lenders, an opinion of an independent investment banking firm or appraisal firm of national standing stating that such transaction or series of transactions are fair to the Borrower or such Subsidiary, as the case may be, from a financial point of view;

     9.23. Covenant to Give Security.  Upon the reasonable request of the
           -------------------------
Agent following the occurrence and during the continuance of a Default under any of Sections 11.1(a), 11.1(b), 11.1(g) or 11.1(h) or an Event of
             ---------------------------------------------
Default, and at the expense of the Borrower:

               (i) within ten days after such request, furnish to the Agent a description of the real and personal properties of the Borrower and each of its Restricted Subsidiaries in detail satisfactory to the Agent;

              (ii) within 15 days after such request, duly execute and deliver to the Agent mortgages, pledges, assignments and other security agreements, as specified by and in form and substance reasonably satisfactory to the Agent, securing payment of all the Obligations and constituting Liens on all such properties;

             (iii) within 30 days after such request, take whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Agent to vest in the Agent (or in any representative of the Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments and other security agreements delivered pursuant to this Section
                                                                   -------
          9.23, enforceable against all third parties in accordance with
          ----
          their terms;

              (iv) within 60 days after such request, deliver to the Agent a signed copy of a favorable opinion of counsel for the Borrower, addressed to the Agent and reasonably acceptable to the Agent, as to the matters contained in clauses (ii) and (iii) of this
          Section 9.23, as to such mortgages, pledges, assignments and
          ------------
          other security
          agreements being legal, valid and binding obligations of the Borrower and its Subsidiaries, as the case may be, intended to be party thereto, enforceable in accordance with their terms, and as to such other matters as the Agent may reasonably request; and

               (v) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other actions as the Agent may deem desirable in obtaining the full benefits of, or in preserving the Liens of, such mortgages, pledges, assignments or other security agreements;

     9.24. Mid-State Rate Hedging Obligation.  Cause Mid-State to maintain
           ---------------------------------
until the Facility Termination Date, one or more Rate Hedging Obligations reasonably acceptable to the Agent in an aggregate notional amount approximately equal to the amount of advances to Mid-State under the Mortgage Warehousing Facility in respect of mortgages transferred by Mid-State under the Mortgage Warehousing Facility that have a stated interest rate of less than 10% per anum;

     9.25. Permitted Receivables Securitization.  In the event that the
           ------------------------------------
Borrower shall enter into any Permitted Receivables Securitization, the Borrower shall maintain such Permitted Receivables Securitization (or a replacement Permitted Receivables Securitization on terms no less favorable to the Lenders than the facility so replaced), including without limitation availability of advances thereunder, on the terms and conditions approved by the Agent and the Required Lenders.

     9.26.  Pari Passu.  Cause the Obligations and the obligations of the
            ----------
Guarantors under the Facility Guaranty to rank at all times at least pari
                                                                     ----
passu in right of payment with, and senior in right of security to, all
-----
other present and future unsubordinated Indebtedness and other obligations of the Borrower or such Guarantor, as the case may be, except that Indebtedness secured as permitted by Section 10.4 hereof may rank senior in
                                     ------------
right of security with respect to the collateral therefor.

                                 ARTICLE X

                             Negative Covenants
                             ------------------

     Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary or Restricted Subsidiary, as the case may be, to:

     10.1.  Financial Covenants.
            -------------------

          (a)  Fixed Charge Coverage.  Cause, suffer or permit the
               ---------------------
     Consolidated Fixed Charge Coverage Ratio as at the end of each Four-Quarter Period during the respective periods set forth below to be less than the amount set forth opposite each such period:

                                                       Ratio Must
          Period                                   Equal or Exceed
          ------                                   ---------------

     From the Closing Date
     to and including May 31, 1996                   1.00 to 1.00

     From June 1, 1996 to
     and including May 31, 1997                      1.15 to 1.00

     From June 1, 1997 and thereafter                1.25 to 1.00

          (b)  Interest Coverage.  Cause, suffer or permit the Consolidated
               -----------------
     Interest Coverage Ratio during any Four-Quarter Period to be less than
     2.50 to 1.00;

          (c)  Leverage.  Cause, suffer or permit the Consolidated Leverage
               --------
     Ratio as at the end of each Four-Quarter Period during the respective periods set forth below to be greater than the amount set forth opposite each such period:

                                                  Ratio Must
          Period                                  Not Exceed
          ------                                  ----------

     From the Closing Date
     to and including May 31, 1996                3.75 to 1.00

     From June 1, 1996 to
     and including May 31, 1997                   3.00 to 1.00

     From June 1, 1997 and thereafter             2.50 to 1.00

     10.2.  Acquisitions.  Enter into any agreement, contract, binding
            ------------
commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrower and its Subsidiaries, (ii) no Default or Event of Default shall exist and be continuing immediately prior to and immediately after giving effect to such Acquisition and if the Cost of Acquisition is in excess of $10,000,000, the Borrower shall have furnished to the Agent (A) pro forma historical financial statements as of the end of the most recently completed Fiscal Year of the Borrower and most recent interim fiscal quarter, if applicable giving effect to such Acquisition and (B) a certificate in the form of Exhibit J prepared on a historical pro forma basis giving effect to such
---------
Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, (iii) the Person acquired shall be a wholly owned Restricted Subsidiary, or be merged into the Borrower or a wholly owned Restricted Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Borrower or a wholly owned Restricted Subsidiary), and (iv) after giving effect to such Acquisition, the aggregate Costs of Acquisition incurred since the Closing Date, together with the aggregate amount of all other loans, advances and Investments described in Section
                                                                 -------
10.6(l) do not exceed the amount permitted under such Section 10.6(l);
-------                                               ---------------

     10.3.  Liens.  Incur, create or permit to exist any Lien, charge or
            -----
other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, including the Borrower's interest in capital stock of each Subsidiary, other than

          (a) Liens created under the Security Instruments in favor of the Agent and the Lenders;

          (b) Liens existing as of the date hereof and as set forth in
     Schedule 8.7;
     ------------

          (c) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, which, except as expressly so specified on Schedule 8.7,
                                                           ------------
     are inferior in respect of the Collateral to the Liens conferred under the Security Instruments, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

          (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, which, except as expressly so specified on
     Schedule 8.7, are inferior in respect of the
     ------------

     Collateral to the Liens conferred under the Security Instruments, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

          (e) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

          (f) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary;

          (g) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business and, either individually or when aggregated with all other Liens described in clauses (a) through (f) in effect on any date of determination, could not be reasonably expected to have a Material Adverse Effect;

          (h) Liens on certain property and assets of Jim Walter Homes and Mid-State (i) pursuant to the terms of the documentation evidencing the Mortgage-Backed Securities and the Mortgage Warehousing Facility or (ii) securing Indebtedness incurred under Section 10.4(d)(iii)
                                                  --------------------
     (including for purposes of this clause (ii) Liens on Mid-State's residual beneficial interest in Mid-State Trust III constituting one of the MSH Trusts provided that such Lien is created in a transaction permitted under Section 10.22(ii));
                     -----------------

          (i) purchase money Liens upon or in real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such real property or equipment or to secure Indebtedness permitted by Section
                                                                  -------
     10.4(g) incurred solely for the purpose of financing the acquisition,
     -------
     construction or improvement of such real property or equipment to be subject to such Liens, or Liens existing on any such real property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price of such real property or equipment); provided, however, that no such Lien shall extend to or cover any property other than the real property or equipment being acquired, constructed or improved; and provided further that any Indebtedness secured by such Liens shall otherwise be permitted under the terms of the Loan Documents;

          (j) Liens arising in connection with Capital Leases permitted under Section 10.4(k); provided that no such Lien shall extend to or
           ---------------
     cover any Collateral or any property or assets other than the assets subject to such Capital Leases; and

          (k) the replacement, extension or renewal of any Lien permitted under clauses (b), (h), (i) and (j) of this Section 10.3 solely upon
                                                 ------------
     or in the same property and assets theretofore subject thereto; provided that any Indebtedness secured by such Liens shall otherwise be permitted under the terms of the Loan Documents; and

          (l) Liens on life insurance policies securing Indebtedness permitted under Section 10.4(n);
                     ---------------

     10.4.  Indebtedness.  Incur, create, assume or permit to exist any
            ------------
Indebtedness of the Borrower or its Subsidiaries, howsoever evidenced, except:

          (a) Indebtedness existing as of the Closing Date and as set forth in Schedule 8.6;
              ------------

          (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

          (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (d) in the case of Mid-State and each MSH Trust, where applicable,

                    (i) non-recourse Indebtedness evidenced by the
               Mortgage-Backed Securities,

                    (ii) limited recourse Indebtedness created under the
               Mortgage Warehousing Facility, and

                    (iii) limited recourse Indebtedness resulting from the
               issuance of additional securities by one or more special purpose entities owned by Mid-State or in which Mid-State shall have the sole residual or beneficial interest, secured or otherwise supported by Mortgage Accounts, which securities shall not restrict the actions or businesses of any Borrower or any of its Subsidiaries (other than Mid-State) in any manner and shall not include terms requiring any guarantee or other credit support from or recourse to the Borrower or any of its Restricted Subsidiaries that are less favorable to the Borrower and its Restricted Subsidiaries than those contained in the Mortgage-Backed Securities; and

          (e) in the case of Jim Walter Homes, (A) Indebtedness resulting from the contingent obligations of Jim Walter Homes (1) to repurchase Mortgage Accounts pursuant to Section 3(b) of the Depositor Account Transfer Agreement,
     (2) to repurchase Foreclosure Accounts (as defined in the Depositor Account Transfer Agreement) pursuant to the terms of Section 4 of the Depositor Account Transfer Agreement and (3) to indemnify certain Indemnitees referred to in the Depositor Account Transfer Agreement for expenses incurred thereby on the terms set forth in Section 6 of the Depositor Account Transfer Agreement; provided that the amount of Indebtedness incurred under subclauses (e)(A)(1) and (e)(A)(3) shall not exceed $10,000,000 at any time, and (B) Indebtedness owed to Mid-State resulting from the receipt of proceeds from the issuance and sale of the Mortgage-Backed Securities or additional securities otherwise permitted under subclauses (d)(i) and (d)(iii) of this
     Section 10.4;
     ------------

          (f)  Intercompany Advances;

          (g)  purchase money Indebtedness secured by Liens described in
     Section 10.3(i) not to exceed an aggregate outstanding amount at any
     ---------------
     time of $40,000,000;

          (h)  Subordinated Payables;

          (i)  Indebtedness arising in connection with Permitted
     Receivables Securitizations not to exceed $75,000,000 at any time;

          (j) Indebtedness arising from Rate Hedging Obligations (provided that such Indebtedness is incurred to limit risks of currency or interest rate fluctuations to which the Borrower and its Subsidiaries are otherwise subject by virtue of the operations of their businesses, and not for speculative purposes):

           (i) of Unrestricted Subsidiaries, including the Rate Hedging Obligation of Mid-State required to be maintained pursuant to
          Section 9.24; and
          ------------

          (ii) of the Borrower and its Restricted Subsidiaries in aggregate notional amount not to exceed $365,000,000 at any time;

          (k) Capital Leases in aggregate principal amount not at any time exceeding $20,000,000 in the aggregate;

          (l) additional unsecured Indebtedness for Money Borrowed of the Borrower not otherwise covered by clauses (a) through (k) above, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (l) shall in no event exceed $15,000,000 at any time;

          (m) Indebtedness extending the maturity of, or refunding or refinancing, in whole or in part, any Indebtedness incurred under clauses (a), (f), (g), (k) and (l) this Section 10.4,
                                             ------------
     provided, however, that the terms of any such extension, refunding or refinancing Indebtedness (and of any agreement entered into and of any instrument issued in connection therewith) are no less favorable to the Agent and the Lenders than the terms of the Indebtedness so extended, refunded or refinanced and are otherwise expressly permitted under the terms of the Loan Documents, and provided further, however, that (1) the aggregate principal amount of such extended, refunding or refinancing Indebtedness shall not be increased above the outstanding principal amount thereof immediately prior to such extension, refunding or refinancing, (2) the direct and contingent obligors therefor shall not be changed as a result of or in connection with such extension, refunding or refinancing and (3) immediately before and immediately after giving effect to any such extension, refunding or refinancing, no Default shall have occurred and be continuing; and

          (n) loans to a Credit Party against and secured by the cash surrender value of life insurance policies owned by such Credit Party, provided that the aggregate principal amount of such loan does not exceed the cash surrender value of the policy constituting security therefor;

     10.5.  Transfer of Assets.  Sell, lease, transfer or otherwise dispose
            ------------------
of any assets of Borrower or any Restricted Subsidiary except:

          (a) dispositions of inventory, cash and Cash Equivalents in the ordinary course of business for fair value;

          (b) sales of Mortgage Accounts by Jim Walter Homes to Mid-State, which sales shall be at no less than book value and otherwise on terms no less favorable to Jim Walter Homes than those contained as of the Closing Date in the Mortgage Warehousing Facility;

          (c) sales for the fair market value thereof (which shall be determined in the good faith judgment of the Borrower) of assets other than the capital stock of any Subsidiary of the Borrower (or any security exchangeable, exercisable or convertible into such capital stock) with the exception of J.W. Window Components, Inc., Southern Precision Corporation, Vestal Manufacturing Company, Walter Land Company, J.W. Walter, Inc., Hamer Properties, Inc., Land Holdings Corporation, J.W.I. Holdings Corporation, or Hamer Holdings, Inc., provided that (i) not less than 75% of the aggregate purchase price therefor is paid in cash, (ii) to the extent required hereunder, the proceeds of such sale are applied in accordance with the terms hereof to the Ratable Reduction of Credit Facilities, and (iii) immediately prior to and after giving effect to any such sale, no Default or Event of Default shall exist and be continuing hereunder;

          (d) dispositions for fair market value (which shall be determined in the good faith judgment of the Borrower) of equipment which, in the aggregate during any Fiscal Year, has an aggregate fair market value not in excess of $2,000,000 and 100% of the Net Cash Proceeds of which are used to acquire replacement equipment having at least equivalent value;

          (e) cash sales for fair market value (which shall be determined in the good faith judgment of the Borrower) of property, other than the capital stock of any Subsidiary of the Borrower (or any security exchangeable, exercisable or convertible into such capital stock) with the exception of J.W. Window Components, Inc., Southern Precision Corporation, Vestal Manufacturing Company, Walter Land Company, J.W. Walter, Inc., Hamer Properties, Inc., Land Holdings Corporation, J.W.I. Holdings Corporation, or Hamer Holdings, Inc., that is (i) substantially worn, damaged, obsolete or (ii), in the judgment of the Borrower, no longer best used or useful in its business or that of any Subsidiary, provided that the aggregate fair market value of such property sold in any Fiscal Year shall not exceed $2,000,000;

          (f) sales of accounts receivable of Restricted Subsidiaries in connection with Permitted Receivables Securitizations;

          (g) transfers or utilization of assets necessary to give effect to merger or consolidation transactions permitted by Section 10.7 and
                                                          ------------
     loans, advances and investments permitted by Section 10.6; and
                                                  ------------

          (h) sales of land by United Land Corporation, Walter Land Company, J.W. Walter, Inc. or Hamer Properties, Inc., the net proceeds of which are included in the computation of Consolidated Net Income;

     10.6.  Investments.  Purchase, own, invest in or otherwise acquire,
            -----------
directly or indirectly, any Investments, except that Borrower and its Subsidiaries may maintain Investments or invest in the following:

          (a) securities of any Person acquired in an Acquisition permitted hereunder;

          (b)  investments in Cash Equivalents;

          (c) investments existing as of the date hereof and as set forth in Schedules 8.4 and 8.5;
        ---------------------

          (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss; and

          (e)  Intercompany Advances;

          (f)  Subordinated Payables;

          (g) Net Cash Advances to Unrestricted Subsidiaries in an amount not to exceed $30,000,000 at any time after the Closing Date, on the condition that all of the proceeds of such Net Cash Advances are used solely to satisfy certain tax obligations and other administrative and operating expenses of the Unrestricted Subsidiaries incurred in the ordinary course of business, provided that immediately before and after giving effect thereto no Default or Event of Default shall have occurred and be continuing;

          (h) investments in Rate Hedging Obligations permitted to be maintained under Section 10.4(j);
                      ---------------

          (i) investments of Mid-State in special purpose entities created for the purpose of issuing asset-backed securities permitted under
     Section 10.4(d)(iii);
     --------------------

          (j) investments of the Borrower or Restricted Subsidiaries in special purpose entities created in connection with Permitted Receivables Securitizations;

          (k) loans and advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

          (l) additional investments (including Acquisitions but excluding intercompany advances among the Borrower and Restricted Subsidiaries) in an aggregate amount not to exceed at any time the positive amount, if any, equal to the sum of (x) $20,000,000 plus (y) to the extent positive Cumulative Excess Cash Flow; provided that (i) no Default or Event of Default shall exist and be continuing immediately before or immediately after giving effect to such Investment and (ii) to the extent such Investment shall constitute an Acquisition, the provisions of Sections 10.2 and 9.19 shall be complied with; and
         ----------------------

          (m) investments by Cardem and each of the MSH Trusts in the ordinary course of business and in conformity with their respective investment policies in effect from time to time;

     10.7.  Merger or Consolidation.  (a) Consolidate with or merge into
            -----------------------
any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or substantially all of its assets; provided, however, (i)
                                                   --------  -------
any Restricted Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with the Borrower or any wholly owned Restricted Subsidiary of the Borrower, and (ii) any other Person may merge into or consolidate with the Borrower so long as the Borrower is the survivor or any wholly owned Restricted Subsidiary and any Subsidiary may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by Section 10.2; provided further that
                                       ------------  ----------------
any resulting or surviving entity shall execute such agreements and other documents, including a Facility Guaranty and Intercompany Note Pledge Agreement, and take such other action as the Agent may require to evidence its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents;

     10.8.  Restricted Payments.  Make any Restricted Payment or apply or
            -------------------
set apart any of their assets therefor or agree to do any of the foregoing; provided, however, the Borrower may make the following Restricted Payments
--------
if prior to and immediately after giving effect thereto no Default or Event of Default shall exist and be continuing:

          (a) the purchase, redemption or other acquisition of capital stock of the Borrower acquired solely with the Net Issuance Proceeds of the issuance of other shares of capital stock of the Borrower having equal or inferior voting rights to the shares so acquired;

          (b) commencing June 1, 1996, in any period of twelve consecutive months (on a non-cumulative basis, with the effect that amounts not paid in any twelve month period may not be carried over for payment in a subsequent period), Restricted Payments in an aggregate amount not to exceed the applicable amount set forth below based on the Consolidated Leverage Ratio as at the end of the Four-Quarter Period most recently then ended:

          Consolidated                       Restricted Payment
          Leverage Ratio                        Not to Exceed
          --------------                        -------------

          Greater than 2.50
          to 1.00                                 $ 5,500,000

          Less than or
          equal to 2.50 to 1.00                   $11,000,000

          Less than or
          equal to 2.00 to 1.00                   $11,000,000 plus,
                                                  to the extent positive,
                                                  Cumulative Excess
                                                  Cash Flow;


provided that not less than ten days prior to any Restricted Payment described in clauses (a) or (b), the Borrower shall deliver to the Agent a certificate of an Authorized Representative describing such Restricted Payment in reasonable detail and including, in the case of a Restricted Payment described in clause (b), computations on a pro forma basis demonstrating that no Default or Event of Default shall occur as a result of such Restricted Payment;

     10.9.  Compliance with ERISA.  With respect to any Pension Plan,
            ---------------------
Employee Benefit Plan or Multiemployer Plan:

          (a) permit the occurrence of any Termination Event which would result in a liability on the part of the Borrower or any ERISA Affiliate to the PBGC; or

          (b) fail to comply with ERISA and other applicable laws with respect to the funding of liabilities arising under any Pension Plan; or

          (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived to the extent not permitted under ERISA or other applicable law; or

          (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

          (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to
     Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

          (f) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof;

     10.10. Fiscal Year.  Change its Fiscal Year;
            -----------

     10.11. Dissolution, etc.  Wind up, liquidate or dissolve (voluntarily
            ----------------
or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to Section 10.7;
                                       ------------

     10.12. Lease Payments.  Incur or cause, suffer or permit to be
            --------------
incurred in any Four-Quarter Period (on a noncumulative basis, with the effect that amounts not incurred in any Four-Quarter Period may not be carried forward to a subsequent period) aggregate Consolidated Lease Payments in excess of $30,000,000.

     10.13. Negative Pledge Clauses. Enter into or suffer to exist any
            -----------------------
agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than:

          (a) such provisions as are contained as of the Closing Date in Indebtedness described as of the Closing Date on Schedule 8.6;
                                                      ------------

          (b) such provisions as are contained in Indebtedness of any Subsidiary as of the date it becomes a Subsidiary of the Borrower in any transaction otherwise permitted hereunder;

          (c) such provisions as may be contained in any Indebtedness permitted hereunder to be issued under Section 10.4(m) to refinance or
                                            ---------------
     replace other Indebtedness, provided that the terms of such provisions shall be no less favorable to the Agent and the Lenders as were contained in the Indebtedness being refinanced or replaced; and

          (d) such provisions as are or may be imposed on the MSH Trusts or on other special purpose entities created in connection with the issuance of asset-backed securities permitted by Section 10.4(d)(iii)
                                                      --------------------
     or in connection with any Permitted Receivables Securitization;

     10.14. Prepayments, Etc. of Indebtedness.  (a) Prepay, redeem,
            ---------------------------------
purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness other than:

               (i) the prepayment of the Loans and the cash collateralization of the Letters of Credit in accordance with the terms of this Agreement;

               (ii) regularly scheduled or required repayments or
          redemptions of Indebtedness described on Schedule 8.6 as of the
                                                   ------------
          Closing Date;

               (iii) the satisfaction of any Indebtedness incurred under Sections 10.4(g) and 10.4(k) that is secured by a Lien on the
          ----------------------------
          property or assets of the Borrower or the Subsidiary of a Borrower that incurred such Indebtedness, which property or assets are otherwise permitted to be disposed of under Section
                                                                 -------
          10.5;
          ----

               (iv) prepayments, redemptions or defeasance of Indebtedness under Section 10.4(l) solely from Cumulative Excess Cash Flow,
                ---------------
          provided that prior to and immediately after giving effect to such payment there shall not exist a Default or Event of Default; and

               (v) so long as no Default shall have occurred and be continuing or would result therefrom, repayments of Intercompany Advances, advances by the Borrower to Mid-State, and Subordinated Payables;

          (b) amend, modify or change in any manner any term or condition of (i) the Mortgage-Backed Securities or any Indebtedness described on
     Schedule 8.6 as of the Closing Date,  or (ii) the Mortgage Warehousing
     ------------
     Facility, or (iii) any material lease, so that the terms and conditions thereof are less favorable to the Agent and the Lenders than the terms of such facilities or agreements on the Closing Date.

     10.15. Creation of New Subsidiaries.  Create or acquire any new
            ----------------------------
Subsidiary after the Closing

Date other than wholly-owned Restricted Subsidiaries created or acquired in accordance with Section 9.19;
                ------------

     10.16. Change the Nature of Business.  Make any material change in the
            -----------------------------
nature of its business as carried on at the date of this Agreement;

     10.17. Charter Amendments.  Amend (i) its certificate of incorporation
            ------------------
or (ii) its bylaws, except, in the case of the bylaws of the Borrower or any Subsidiary where such amendment could not reasonably be expected to have a Material Adverse Effect or to impair the rights or interests of the Agent or any Lenders in any material manner; provided that copies of any amendment to the bylaws of the Borrower or such Subsidiary shall be provided promptly to the Agent;

     10.18. [reserved]

     10.19. Amendment, Etc. of Specified Documents and Material Contracts.
            -------------------------------------------------------------
Cancel or terminate any Specified Document, any Material Contract or any material lease, or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Specified Document, any Material Contract or any material lease, or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Specified Document, any Material Contract or any material lease, agree in any manner to any other amendment, modification or change of any term or condition of any Specified Document, any Material Contract or any material lease, or take any other action in connection with any Specified Document, any Material Contract or any material lease, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or to impair the rights or interests of the Agent or any Lender in any material manner;

     10.20. Partnerships.  Become a general partner in any general or
            ------------
limited partnership;

     10.21. Mid-State Rights in Mortgage Accounts.  Except as permitted in
            -------------------------------------
Section 10.22(ii), cause, suffer or permit Mid-State to grant any Lien on
-----------------
(i) the residual value of Mortgage Accounts transferred to any special purpose entity in connection with the Mortgage-Backed Securities, the Mortgage Warehousing Facility or the issuance of additional securities secured or supported by Mortgage Accounts, or (ii) its rights as servicer of Mortgage Accounts in any such transaction;

     10.22. Sale of Mid-State.  Sell, transfer or otherwise dispose of all
            -----------------
or any material portion of the assets of Mid-State, other than (i) the transfer by Mid-State of Mortgage Accounts to one or more special purpose entities in connection with the issuance of securities secured or supported by such Mortgage Accounts and otherwise permitted hereunder and (ii) the transfer by Mid-State of its residual beneficial interest in Mid State Trust III and the creation of a Lien thereon constituting one of the MSH Trusts to a new special purpose entity created in connection with the issuance of asset-backed securities permitted under Section 10.4(d)(iii), provided that the portion of the proceeds received by Mid-State in connection with such issuance and allocable to the transfer of such residual beneficial interest (which portion shall be established by the Borrower to the satisfaction of the Agent) shall immediately be advanced to the Borrower or a Restricted Subsidiary upon receipt thereof as a Subordinated Payable.

     10.23. Sales of Mortgage Accounts to Mid-State.  Sell Mortgage
            ---------------------------------------
Accounts to Mid-State on terms other than those substantially similar to the terms of sale provided in connection with the Mortgage-Backed
Securities and the Mortgage Warehousing Facility.

                                 ARTICLE XI

                    Events of Default and Acceleration
                    ----------------------------------

     11.1.  Events of Default.  If any one or more of the following events
            -----------------
(herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority) and shall be continuing, that is to say:

          (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III or Article IV,
                                  ----------    -----------    ----------
     at maturity, by acceleration or otherwise; or

          (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders, any Managing Agent or the Agent on the date on which the same shall be due and payable; or

          (c) if default shall be made in the performance or observance of any covenant set forth in Section 2.9, 9.7, 9.11, 9.19, 9.20, 9.24 or
                               -----------  ---  ----  ----  ----  ----
     Article X; or
     ---------

          (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 20 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or any of the chief financial officer, Vice President-Controller or Vice President-Treasurer (or other officer of different title exercising the same function) becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent); or

          (e) if a default shall occur, which is not waived, (i) in the payment of any principal, interest, premium or other amount with respect to any Indebtedness or Rate Hedging

     Obligation (other than the Loans and other Obligations) of the Borrower or any Subsidiary in an amount not less than $5,000,000 as to any single issue of Indebtedness or $10,000,000 in the aggregate outstanding, or (ii) in the performance, observance or fulfillment of any term or covenant contained in or the occurrence of any other event specified in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default shall continue for more than the period of grace, if any, therein specified, or such default or occurrence shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

          (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower or any Subsidiary pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

          (g) if the Borrower or any Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

          (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days, or approve a petition filed against the Borrower or any Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within thirty (30) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within thirty (30) days; or if there is commenced against the Borrower or any Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of thirty (30) days; or if the Borrower or any Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

          (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is equal to or in excess of $10,000,000 is rendered against the Borrower or any Subsidiary, and either (A) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order and remain unstayed or (B) there shall be any period of 20 consecutive days during which a stay of enforcement of any such judgment or order shall not be in effect, or (ii) one or more nonmonetary judgments or order shall be rendered against the Borrower or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 20 consecutive days during which a stay of enforcement of any such judgment or order shall not be in effect; or

          (j)  if there shall occur a Change of Control; or

          (k) if there shall occur in the judgment of the Required Lenders a Material Adverse Change since August 31, 1995; or

          (l) if there shall occur and not be waived an Event of Default as defined in any of the other Loan Documents; or

          (m) if Mid-State shall cease to be the "servicer" or Jim Walter Homes shall cease to be the "subservicer" on any mortgages securing any of the financings contemplated under Section 10.4(d);
                                              ---------------

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived, either or both of the following actions may be taken:

               (i) the Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and the Issuing Bank to make further Revolving Loans and Swing Line Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Revolving Loans, of NationsBank to make further Swing Line Loans, and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and

               (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding;

provided, however, that notwithstanding the above, if there shall occur an
--------
Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Revolving Loans, of NationsBank to make Swing Line Loans, and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

               the Borrower shall, upon demand of the Agent or the Required Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the LC Account Agreement; and

               the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

     11.2.  Agent to Act.  In case any one or more Events of Default shall
            ------------
occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

     11.3.  Cumulative Rights.  No right or remedy herein conferred upon
            -----------------
the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

     11.4.  No Waiver.  No course of dealing between the Borrower and any
            ---------
Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

     11.5.  Allocation of Proceeds.  If an Event of Default has occurred
            ----------------------
and not been waived, and the maturity of the Notes has been accelerated pursuant to Article XI hereof, all payments received by the Agent
            ----------
hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

          (a)  amounts due to the Lenders pursuant to Sections 3.10, 4.3,
                                                      -------------------
     4.4 and 13.5;
     ------------

          (b)  amounts due to the Agent pursuant to Section 12.11;
                                                    -------------

          (c) payments of interest on Loans, Swing Line Loans and Reimbursement

     Obligations, to be applied for the ratable benefit of the Lenders based on their respective Applicable Commitment Percentages (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to NationsBank);

          (d) payments of principal of Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders in accordance with their respective Applicable Commitment Percentages (with amounts payable in respect of Swing Line
     Outstandings being included in such calculation and paid to NationsBank);

          (e) payments of cash amounts to the Agent in respect of outstanding Letters of Credit pursuant to Section 11.1(B);
                                               ---------------

          (f)  amounts due to the Lenders pursuant to Sections 4.2(g), 9.15
                                                      ---------------------
     and 13.9;
         ----

          (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

          (h) amounts due to any of the Lenders in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders on a pro rata basis according to the amounts owed; and

          (i) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

                                ARTICLE XII

                                 The Agent
                                 ---------

     12.1.  Appointment.  Each Lender hereby irrevocably designates and
            -----------
appoints NationsBank as the Agent for the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes NationsBank as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     12.2.  Attorneys-in-fact.  The Agent may execute any of its duties
            -----------------
under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence, gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     12.3.  Limitation on Liability.  Neither the Agent nor any of its
            -----------------------
officers, directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with the Loan Documents except for its or their own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any of its Subsidiaries or any officer or representative thereof contained in any Loan Document, or in any certificate, report, statement or other document referred to or provided for in or received by the Agent under or in connection with any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document, or for any failure of the any Credit Party to perform its obligations under any Loan Document, or for any recitals, statements, representations or warranties made, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any collateral. The Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of any Loan Document on the part of any Credit Party or to inspect the properties, books or records of the Borrower or its Subsidiaries.

     12.4.  Reliance.  The Agent shall be entitled to rely, and shall be
            --------
fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telefacsimile or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an Assignment shall have been filed with and accepted by the Agent. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

     12.5.  Notice of Default.  The Agent shall not be deemed to have
            -----------------
knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender, the Authorized Representative or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Lenders.

     12.6.  No Representations.  Each Lender expressly acknowledges that
            ------------------
neither the Agent, any Managing Agent, NCMI nor any of their affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent, any Managing Agent or NCMI to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent, any Managing Agent, NCMI or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of each Credit Party and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent, any Managing Agent, NCMI or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Loan Documents and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of each Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Credit Party which may come into the possession of the Agent or any of its affiliates.

     12.7.  Indemnification.  Each of the Lenders agree to indemnify the
            ---------------
Agent in its capacity as such (to the extent required to be but not reimbursed by any Credit Party and without limiting any obligations of any Credit Party), ratably according to the respective principal amount of the Notes held by them (or, if no Notes are outstanding, ratably in accordance with their respective Applicable

Commitment Percentages as then in effect) from and against any and all liabilities, obligations, losses (excluding any losses suffered by the Agent as a result of Borrower's failure to pay any fee owing to the Agent), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Loan Document or any other document contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the Facility Termination Date.

     12.8.  Lender.  The Agent, each Managing Agent and their affiliates
            ------
may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though it were not the Agent or Managing Agent hereunder. With respect to its Loans made or renewed by it and any
Note issued to it, the Agent and each Managing Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent or Managing Agent, as the case may be, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Agent and each Managing Agent in its individual capacity.

     12.9.  Resignation.  If the Agent shall resign as Agent under this
            -----------
Agreement, then the Required Lenders may appoint, with the consent, so long as there shall not have occurred and be continuing a Default or Event of Default, of the Borrower, which consent shall not be unreasonably withheld, a successor Agent for the Lenders, which successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof, having a combined surplus and capital of not less than $500,000,000, whereupon such successor Agent shall succeed to the rights, powers and duties of the former Agent and the obligations of the former Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement; provided, however, that the former Agent's resignation shall not
           --------
become effective until such successor Agent has been appointed and has succeeded of record to all right, title and interest in any collateral held by the Agent; provided, further, that if the Required Lenders and, if
              --------  -------
applicable, the Borrower cannot agree as to a successor Agent within ninety
(90) days after such resignation, the Agent shall appoint a successor Agent which satisfies the criteria set forth above in this Section 12.9 for a
                                                     ------------
successor Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other Document executed pursuant to this Agreement; provided, however that in
                                              --------
such event all provisions of the Loan Documents, shall remain in full force and effect. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XII shall inure to its benefit as to any actions
                   -----------
taken or omitted to be taken by it while it was Agent under this Agreement.

     12.10. Sharing of Payments, etc.  Each Lender agrees that if it shall,
            ------------------------
through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article VI) which results in its receiving more than its pro
            ----------
rata
share of the aggregate payments with respect to all of the Obligations (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis and payments pursuant to Article VI), then (a)
                                                     ----------
such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for
                                              --------
purposes of this Section 12.10 the term "pro rata" shall be determined with
                 -------------
respect to both the Revolving Credit Commitment and Term Loan Commitment of each Lender and to the Total Revolving Credit Commitments and Total Term Loan Commitment after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans and Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 12.10 shall be rescinded to the extent of such
                 -------------
recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     12.11. Fees.  The Borrower agrees to pay to the Agent, for its
            ----
individual account, an annual Agent's fee as heretofore and from time to time hereafter agreed to by the Borrower and Agent in writing.

                                ARTICLE XIII

                               Miscellaneous
                               -------------

     13.1.  Assignments and Participations.  (a)  At any time after the
            ------------------------------
Closing Date each Lender may, with the prior consent of the Agent and (so long as no Default or Event of Default has occurred and is continuing) the Borrower, which consents shall not be unreasonably withheld, assign to one or more banks or financial institutions all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of any Note payable to its order); provided, that (i) each such
                                             --------
assignment with respect to the Revolving Credit Facility shall be of a constant and not a varying percentage of all of the assigning Lender's rights and obligations under the Revolving Credit Facility, Letter of Credit Facility and Swing Line Facility, (ii) for each assignment involving the issuance and transfer of a Note, the assigning Lender shall execute the applicable Assignment and Acceptance and the Borrower hereby agrees to execute a replacement Note or Notes to give effect to the assignment, (iii) in any case the amount of Revolving Credit Commitment and Letter of Credit Commitment, or the amount of Term Loan A Commitment or Term Loan B Commitment, as applicable, which shall be assigned is a minimum of $5,000,000 and, if greater, an amount which is an integral multiple of $1,000,000, (iv) such assignee shall have an office located in the United States, and (v) no consent of the Borrower or the Agent shall be required in connection with any assignment by a Lender to another Lender or to an affiliate of any Lender. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under any such Note have been assigned or negotiated to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and a holder of such Note and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder or under such Note have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement. Any Lender who makes an assignment shall pay to the Agent a one-time administrative fee of $3,500 which fee shall not be reimbursed by the Borrower.

     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Section
                                                              -------
8.6(a) or Section 9.1, as the case may be, and such other Loan Documents
------    -----------
and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, NCMI or such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and a holder of such Notes.

     (c) The Agent shall maintain at one of its offices in Charlotte, North Carolina a copy of each Lender Assignment and Acceptance delivered to it in accordance with the terms of Section 13.1(a) above and a register for
                                   ---------------
the recordation of the identity of the principal amount, type and Interest Period of each Loan outstanding hereunder, the names, addresses and the Revolving Credit Commitments, the Term Loan A Commitments and the Term Loan B Commitments of the Lenders pursuant to the terms hereof from time to time (the "Register"). The Agent will make reasonable efforts to maintain the
      --------
accuracy of the Register and to promptly update the Register from time to time, as necessary. The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Agent shall give prompt notice thereof to Borrower.

     (e) Nothing herein shall prohibit any Lender from pledging or assigning, without notice to or consent of the Borrower and without the payment of the administrative fee referred to in Section 13.1(a), any Note
                                                 ---------------
to any Federal Reserve Bank in accordance with applicable law.

     (f) Each Lender may sell participations at its expense to one or more banks or other entities as to all or a portion of its rights and obligations under this Agreement; provided, that (i) such Lender's
                                  --------
obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any Note issued to it for the purpose of this Agreement, (iv) such participations shall be in a minimum amount of $5,000,000 and, if greater, an amount which is an integral multiple of $1,000,000, and shall include an allocable portion of such Lender's Participation, (v) Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement; provided, that the participation agreement between a Lender and
           --------
its participants may provide that such Lender will obtain the approval of such participant prior to such Lender's agreeing to any amendment or waiver of any provisions of any Loan Document which would (A) extend the maturity of any Note, (B) reduce the interest rates hereunder or (C) increase the Revolving Credit Commitment, either of the Term Loan Commitments or the Letter of Credit Commitment of the Lender granting the participation, and
(vi) the sale of any such participations which require Borrower to file a registration statement with the United States

Securities and Exchange Commission or under the securities regulations or laws of any state shall not be permitted.

     (g) The Borrower may not assign, nor shall it permit any other Credit Party to assign, any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of all the Lenders.

     13.2.  Notices.  Any notice shall be conclusively deemed to have been
            -------
received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address, telefacsimile number or telex number as may from time to time be specified by such party in written notice to the other parties hereto or otherwise received), in the case of notice by telegram, telefacsimile or telex, respectively (where the receipt of such message is verified by return), or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address, telex number or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

          (a)  if to the Borrower:

               Walter Industries, Inc.
               1500 N. Dale Mabry Highway
               Tampa, Florida  33607
               Attn: Chief Financial Officer
               Telephone:     (813) 871-4811
               Telefacsimile: (813) 871-4430

               with a copy to:

               Walter Industries, Inc.
               1500 N. Dale Mabry Highway
               Tampa, Florida  33607
               Attn: Chief Financial Officer
               Telephone:      (813) 871-4811
               Telefacsimile: (813) 871-4430

               Attn: Corporate Secretary
               Telephone: (813) 871-4811
               Telefacsimile: (813) 871-4430

          (b)  if to the Agent:

               NationsBank, National Association (South)
               Independence Center, 15th Floor
               101 North Tryon Street
               NC1-001-15-04
               Charlotte, North Carolina  28255
               Attention: Agency Services
               Telephone:     (704) 388-2374
               Telefacsimile: (704) 386-9923

               with a copy to:

               NationsBank, National Association (South)
               400 North Ashley Drive
               Tampa, Florida  33603
               Attention: Corporate Finance Department
               Telephone:  (813) 224-5242
               Telefacsimile:  (813) 224-5948

          (c)  if to the Lenders:

               At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

          (d) if to any Guarantor, at the address set forth on the signature page of the Facility Guaranty of such Guarantor.

     13.3.  Setoff.  The Borrower agrees that the Agent and each Lender
            ------
shall have a lien for all the Obligations of the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or such Lender or otherwise in the possession or control of the Agent or such Lender (other than for safekeeping) for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Agent or such Lender, whether now existing or hereafter established, hereby authorizing the Agent and each Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the Obligations of the Borrower to the Lenders then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

     13.4.  Survival.  All covenants, agreements, representations and
            --------
warranties made herein shall
survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

     13.5.  Expenses.  The Borrower agrees (a) to pay or reimburse the
            --------
Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their counsel and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, and (c) to pay, indemnify and hold the Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document.

     13.6.  Amendments.  No amendment, modification or waiver of any
            ----------
provision of any Loan Document and no consent by the Lenders to any departure therefrom by any Credit Party shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Agent, shall have been approved by the Required Lenders through their written consent, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing; provided, however, that, no such amendment, modification
                 --------
or waiver

               (i)  which changes, extends or waives any provision of
          Section 2.13, Section 3.6, Section 12.9 or this Section 13.6, the
          ---------------------------------------         ------------
          amount of or the due date of any principal (including any scheduled installment thereof), any fees or any interest (or the rate thereof) payable on any Obligation, which changes the definition of "Required Lenders", which permits an assignment by any Credit Party of its Obligations under any Loan Document, which reduces the required consent of Lenders provided hereunder, which increases, decreases (other than pursuant to the express terms hereof) or extends (other than pursuant to the express terms hereof) the Revolving Credit Commitment, either of the Term Loan Commitments or Letter of Credit Commitment of any Lender, or which waives any condition to the making of any Loan, shall be effective unless in writing and signed by each of the Lenders directly affected thereby;

               (ii) which waives or excuses any mandatory prepayment of the Revolving Credit Facility or either of the Term Loan Facilities pursuant to Section 2.7 or 3.7(b), shall be effective unless with
                      ---------------------
          the written consent of each of the following: (i) the Lenders holding Revolving Loans representing a majority of the Revolving Credit Outstandings; (ii) the Lenders holding Term Loan A Loans representing a majority of the Term Loan Outstandings under Term Loan A; and (iii) the Lenders holding Term Loan B Loans representing a majority of the Term Loan Outstandings under Term Loan B;

               (iii) which amends, modifies or waives Section 2.6, 2.7, or
                                                      --------------------
          3.7, or the definitions of "Ratable Reduction of Credit
          ---
          Facilities" or "Ratable Reduction of Term Loan Facilities", or any required application, allocation or priority of application to facilities, in each case in a manner which would cause the holders of the Revolving Loans, Term Loans A or Term Loans B (each, an "Affected Class") to be treated in a manner less favorable as to ratable distribution of payments provided for therein as in effect immediately before giving effect to any such modification, amendment or waiver, unless with the prior written consent of the Lenders holding a majority of the Revolving Credit Outstandings or applicable Term Loan Outstandings held by such members of such Affected Class;

               (iv) which releases all or substantially all of the Collateral or all or substantially all of the obligations under the Facility Guaranties shall be effective unless with the written consent of each of the Lenders; or

               (v) which affects the rights, privileges or obligations of NationsBank as provider of Swing Line Loans, shall be effective unless signed in writing by NationsBank;

               (vi) which affects the rights, privileges or obligations of the Issuing Bank as issuer of Letters of Credit, shall be effective unless signed in writing by the Issuing Bank; or

               (vii) which affects the rights, privileges, immunities or indemnities of the Agent shall be effective unless in writing and signed by the Agent.

Notwithstanding any provision of the other Loan Documents to the contrary, as between the Agent and the Lenders, execution by the Agent shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

     13.7.  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

     13.8.  Termination.  The termination of this Agreement shall not
            -----------
affect any rights of the Borrower, the Lenders, the Agent or NCMI or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrower has furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold such Lender harmless for, the amount of such payment surrendered until such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     13.9.  Indemnification; Limitation of Liability.  In consideration of
            ----------------------------------------
the execution and delivery of this Agreement by the Agent and each Lender and the extension of credit under the Loans, the Borrower hereby indemnifies, exonerates and holds the Agent, NCMI and each Lender and each of their respective affiliates, officers, directors, employees, agents and advisors (collectively, the "Indemnified Parties") free and harmless from and against any and all claims, actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities") that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with (i) any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries or Affiliates of all or a portion of the capital stock or substantially all of the assets of any other Person, (ii) the execution, delivery, enforcement, performance or administration of this Agreement and the other Loan Documents, or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan (including any Swing Line Loan) or Letter of Credit, or (iii) any case or proceeding involving the Borrower or any Subsidiary or Affiliates pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law whether or not such action is brought against the Agent, NCMI or any Lender, the shareholders or creditors of any of such Persons or an Indemnified Party or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated herein are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; provided, however, in no event shall any Indemnified Party be liable for consequential, indirect or special, as opposed to direct, damages.

     13.10. Severability.  If any provision of this Agreement or the other
            ------------
Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

     13.11. Entire Agreement.  This Agreement, together with the other Loan
            ----------------
Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

     13.12. Agreement Controls.  In the event that any term of any of the
            ------------------
Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

     13.13. Usury Savings Clause.  Notwithstanding any other provision
            --------------------
herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     13.14. Governing Law; Waiver of Jury Trial.
            -----------------------------------

          (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY
     PERFORMED, IN SUCH STATE.

          (a) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING
     TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF HILLSBOROUGH, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY
     THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY
     BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO
     THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (b) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR

     PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 13.2, OR BY ANY OTHER METHOD
                                         ------------
     OF SERVICE PROVIDED

     FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

          (c)  NOTHING CONTAINED IN SUBSECTIONS (a) OR (b) HEREOF SHALL
                                    ---------------    ---
     PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

          (d) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

                      [Signatures on following pages]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                   WALTER INDUSTRIES, INC.
WITNESS:

_____________________              By:
                                      -------------------------------------
                                   Name:  William H. Weldon
_____________________              Title: Executive Vice President

                              NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), as Agent for the Lenders


                              By:
                                 ------------------------------------------
                              Name:   Joseph J. Troy
                              Title:  Vice President



                              NATIONSBANK, NATIONAL ASSOCIATION (SOUTH)


                              By:
                                 ------------------------------------------
                              Name:   Joseph J. Troy
                              Title:  Vice President


                         Lending Office:
                              NationsBank, National Association (South)
                              101 North Tryon Street
                              Independence Center, 15th Floor
                              NC1-001-15-04
                              Charlotte, North Carolina  28255
                              Attention: Agency Services
                              Telephone: (704) 388-2374
                              Telefacsimile: (704) 386-9923

                         Wire Transfer Instructions:
                              NationsBank, National Association (South)
                              Tampa, Florida
                              ABA# 063100277
                              Account No.: 136621-2163
                              Reference: Walter Industries, Inc.
                              Attention: Corporate Credit Support

                         THE BANK OF NOVA SCOTIA


                         By:
                            -----------------------------------------------
                         Name:
                               --------------------------------------------
                         Title:
                                -------------------------------------------


                         Lending Office:
                              The Bank of Nova Scotia
                              600 Peachtree Street, N.E.
                              Suite 2700
                              Atlanta, Georgia  30308
                              Attention: Frank Sandler
                              Telephone: (404) 877-1505
                              Telefacsimile: (404) 888-8998

                         Wire Transfer Instructions:
                              The Bank of Nova Scotia
                              ABA# 026002532
                              Account No.: 0606634
                              Reference: Walter Industries, Inc.
                              Attention: Jefrey Jones

                         CIBC INC.


                         By:
                            -----------------------------------------------
                         Name:
                               --------------------------------------------
                         Title:
                                -------------------------------------------


                         Lending Office:
                              Canadian Imperial Bank of Commerce
                              2727 Paces Ferry Road, Suite 1200
                              Atlanta, Georgia  30339
                              Attention: Kathryn S. McGovern
                              Telephone: (770) 319-4821
                              Telefacsimile: (770) 319-4950

                         Wire Transfer Instructions:
                              Morgan Guaranty Bank
                              New York, New York
                              ABA# 021-00-238
                              Account No.: 630-00-480
                              Reference: Walter Industries
                              Attention: Credit Operations, Atlanta

                         CITIBANK, N.A.


                         By:
                            -----------------------------------------------
                         Name:
                               --------------------------------------------
                         Title:
                                -------------------------------------------


                         Lending Office:
                              Citibank N.A.
                              399 Park Avenue, 10th Floor
                              New York, New York  10043
                              Attention: _____________________
                              Telephone:     (___) ___-____
                              Telefacsimile: (___) ___-____

                         Wire Transfer Instructions:
                              Citibank, N.A.
                              ABA# 021000089
                              Account No.: 3885-8061
                              Reference: Walter Industries
                              Attention: Marva Swaby

                         THE INDUSTRIAL BANK OF JAPAN, LIMITED


                         By:
                            -----------------------------------------------
                         Name:
                               --------------------------------------------
                         Title:
                                -------------------------------------------


                         Lending Office:
                              The Industrial Bank of Japan, Limited
                              245 Park Avenue
                              New York, New York  10167
                              Attention: Mikihide Katsumata
                              Telephone:     (212) 309-6452
                              Telefacsimile: (212) 682-2870

                         Wire Transfer Instructions:
                              The Industrial Bank of Japan, Limited
                              ABA# 026008345
                              Account No.: _____________________
                              Reference: Walter Industries, Inc.
                              Attention: A. Kawai, Credit Administration

                         LEHMAN COMMERCIAL PAPER, INC.


                         By:
                            -----------------------------------------------
                         Name:
                               --------------------------------------------
                         Title:
                                -------------------------------------------


                         Lending Office:
                              Lehman Commercial Paper, Inc.
                              3 World Financial Center, 10th Floor
                              New York, New York  10285-0900
                              Attention: Michele Swanson
                              Telephone:     (212) 526-0330
                              Telefacsimile: (212) 528-0819

                         Wire Transfer Instructions:
                              Bankers Trust Company
                              New York, New York
                              ABA# 021-001-033
                              Account No.: 01-442-898
                              Reference: LCPI
                              Attention: Charles Abraham

                         LTCB TRUST COMPANY


                         By:
                            -----------------------------------------------
                         Name:
                               --------------------------------------------
                         Title:
                                -------------------------------------------


                         Lending Office:
                              LTCB Trust Company
                              165 Broadway
                              New York, New York
                              Attention: _____________________
                              Telephone:     (___) ___-____
                              Telefacsimile: (___) ___-____

                         Wire Transfer Instructions:
                              Bankers Trust Company
                              ABA# 021001033
                              Account No.: 04-203-606
                              Name of Account: LTCB Trust Company, New York
                              Reference: Walter Industries
                              Attention: _______________________

                         VANKAMPEN AMERICAN CAPITAL PRIME RATE
                         INCOME TRUST


                         By:
                            -----------------------------------------------
                         Name:
                               --------------------------------------------
                         Title:
                                -------------------------------------------


                         Lending Office:
                              VanKampen American Capital Prime Rate
                                Income Trust
                              One Parkview Plaza
                              Oakbrook Terrace, Illinois  60181
                              Attention: Jeffrey Maillet
                              Telephone:     (708) 684-6438
                              Telefacsimile: (708) 684-6740

                         Wire Transfer Instructions:
                              State Street Bank & Trust
                              Boston, Massachusetts
                              ABA# 011000028
                              Account No.: 99001265
                              Reference: VKAC PRIT (Walter Industries)
                              Attention: _______________________

                         COMERICA BANK


                         By:
                            -----------------------------------------------
                         Name:
                               --------------------------------------------
                         Title:
                                -------------------------------------------


                         Lending Office:
                              Comerica Bank
                              500 Woodward Avenue
                              Detroit, Michigan  48226-3280
                              Attention: Bradley A. Terryn
                              Telephone:     (313) 222-6231
                              Telefacsimile: (313) 222-3330

                         Wire Transfer Instructions:
                              Comerica Bank
                              ABA# 072000096
                              Account No.: _____________________
                              Reference: Walter Industries
                              Attention: Commercial Loan Department

                         ABN AMRO BANK, N.V.


                         By:
                            -----------------------------------------------
                         Name:
                               --------------------------------------------
                         Title:
                                -------------------------------------------


                         Lending Office:
                              ABN AMRO Bank, N.V.
                              One Ravinia Drive
                              Suite 1200
                              Atlanta, Georgia  30346
                              Attention: Michel van Cranenburgh
                              Telephone:     (404) 396-0066
                              Telefacsimile: (404) ___-____

                         Wire Transfer Instructions:
                              Federal Reserve Bank
                              New York, New York
                              Favor of: ABN AMRO New York
                              ABA# 0260-09580
                              Account No.: 651-0-010197-41
                              Reference: Walter Industries, Inc.
                              Attention: _______________________

                         ARAB BANKING CORPORATION (B.S.C.)


                         By:
                            -----------------------------------------------
                         Name:  Louise Bilbro
                         Title:
                                -------------------------------------------


                         Lending Office:
                              Arab Banking Corporation
                              245 Park Avenue, 31st Floor
                              New York, New York  10167
                              Attention: Louise Bilbro
                              Telephone:     (212) 850-0666
                              Telefacsimile: (212) 599-8386

                         Wire Transfer Instructions:
                              Arab Banking Corporation
                              ABA# 021-000-021
                              Account No.: 001-1-534882
                              Reference: Walter Industries, Inc.
                              Attention: Loan Administration

                         FIRST UNION NATIONAL BANK OF FLORIDA


                         By:
                            -----------------------------------------------
                         Name:
                               --------------------------------------------
                         Title:
                                -------------------------------------------


                         Lending Office:
                              First Union National Bank of Florida
                              100 S. Ashley Drive, Suite 1000
                              Tampa, Florida  33607
                              Attention: _____________________
                              Telephone:     (407) 649-5959
                              Telefacsimile: (407) 649-5757

                         Wire Transfer Instructions:
                              First Union National Bank of Florida
                              ABA# 063-0000-21
                              Account No.: _____________________
                              Reference: Walter Industries
                              Attention: Gilbert H. Reese

                         SENIOR DEBT PORTFOLIO

                         By:  Boston Management and Research,
                              as Investment Advisor


                         By:
                            -----------------------------------------------
                         Name:
                               --------------------------------------------
                         Title:
                                -------------------------------------------


                         Lending Office:
                              Senior Debt Portfolio
                              c/o Boston Management and Research
                              24 Federal Street, 6th Floor
                              Boston, Massachusetts  02110
                              Attention: Payson F. Swaffield
                              Telephone:     (617) 654-8484
                              Telefacsimile: (___) ___-____

                         Wire Transfer Instructions:
                              Investors Bank and Trust Co.
                              ABA# 011-001-438
                              Account No.: 79650-9107
                              Reference: Walter Industries
                              Attention: Senior Debt Portfolio

                         THE FUJI BANK, LIMITED, NEW YORK BRANCH


                         By:
                            -----------------------------------------------
                         Name:
                               --------------------------------------------
                         Title:
                                -------------------------------------------


                         Lending Office:
                              The Fuji Bank, Limited, New York Branch
                              2 World Trade Center, 79th Floor
                              New York, New York  10048
                              Attention: Mark Hanslin
                              Telephone:     (212) 898-2073
                              Telefacsimile: (212) 912-0516

                         Wire Transfer Instructions:
                              Fuji Bank, Ltd., NYB
                              ABA# 026 009 700
                              Account No.: 51501103
                              Reference: Walter Industries
                              Attention: U.S. Corporate

                         CAISSE NATIONALE DE CREDIT AGRICOLE


                         By:
                            -----------------------------------------------
                         Name:
                               --------------------------------------------
                         Title:
                                -------------------------------------------


                         Lending Office:
                              Caisse Nationale de Credit Agricole
                              600 Travis
                              Suite 2340
                              Houston, Texas  77002
                              Attention: Ken Coulter
                              Telephone:     (713) 223-7005
                              Telefacsimile: (713) 223-7000

                         Wire Transfer Instructions:
                              Morgan Guaranty Trust Company
                              New York, New York
                              ABA# 021 000 238
                              Account No.: 630 00 205
                              Reference: Walter Industries
                              Attention: _______________________

                         CREDITANSTALT-BANKVEREIN


                         By:
                            -----------------------------------------------
                         Name:
                               --------------------------------------------
                         Title:
                                -------------------------------------------


                         Lending Office:
                              Creditanstalt-Bankverein
                              Two Ravinia Drive, Suite 1680
                              Atlanta, Georgia  30346
                              Attention: Scott Kray
                              Telephone:     (770) 390-1850
                              Telefacsimile: (770) 390-1851

                         Wire Transfer Instructions:
                              Chemical Bank
                              New York, New York
                              ABA# 021000128
                              Account No.: 544-7-73095
                              Account Name: Creditanstalt, New York
                              Reference: Walter Industries
                              Attention: _______________________

                         CREDIT SUISSE


                         By:
                            -----------------------------------------------
                         Name:
                               --------------------------------------------
                         Title:
                                -------------------------------------------


                         By:
                            -----------------------------------------------
                         Name:
                               --------------------------------------------
                         Title:
                                -------------------------------------------


                         Lending Office:
                              Credit Suisse
                              191 Peachtree Street, N.E.
                              Suite 3500
                              Atlanta, Georgia  30303-1757
                              Attention: Michel A. Odermatt
                              Telephone:     (404) 577-6100
                              Telefacsimile: (404) 577-9029

                         Wire Transfer Instructions:
                              Credit Suisse
                              ABA# 026009179
                              Account No.: 90 49 96 02 Loan Suspense
                              Reference: Walter Industries
                              Attention: Ms. E. Chedda

                         THE SUMITOMO BANK, LIMITED, ATLANTA AGENCY


                         By:
                            -----------------------------------------------
                         Name:     Thomas G. Savini
                         Title:    Vice President


                         Lending Office:
                              The Sumitomo Bank, Limited, Atlanta Agency
                              133 Peachtree Street
                              Atlanta, Georgia  30303
                              Attention: Thomas G. Savini
                              Telephone:     (404) 526-8514
                              Telefacsimile: (404) 521-1187

                         Wire Transfer Instructions:
                              Morgan Guaranty Trust Co., NY
                              F/A The Sumitomo Bank NY
                              ABA# 021000238
                              Account No.: 631-28-256
                              Further Credit to:
                                   The Sumitomo Bank, Ltd.,
                                   Atlanta Agency
                                   A/C 819008
                              Reference: Walter Industries
                              Attention: _______________________

                                 EXHIBIT A

                     Applicable Commitment Percentages

                        I. Revolving Credit Facility
                           -------------------------

Lender                        Revolving                          Applicable
------
                              Credit                             Commitment
                              Commitment                         Percentage
                              ----------                         ----------

NationsBank, National
Association (South)           $53,632,653.04                   14.69387755%

The Industrial Bank
of Japan                      $33,520,408.16                    9.18367347%

The Bank of Nova Scotia       $29,795,918.37                    8.16326531%

CIBC, Inc.                    $29,795,918.37                    8.16326531%

Citibank, N.A.                $29,795,918.37                    8.16326531%

Lehman Commercial Paper,
Inc.                          $29,795,918.37                    8.16326531%

LTCB Trust Company            $29,795,918.37                    8.16326531%

ABN AMRO Bank, N.V.           $18,622,448.98                    5.10204082%

Comerica Bank                 $18,622,448.98                    5.10204082%

Credit Suisse                 $18,622,448.98                    5.10204082%

First Union National
Bank of Florida               $18,622,448.98                    5.10204082%

Arab Banking Corporation      $11,173,469.39                    3.06122449%

Caisse Nationale de
Credit Agricole               $11,173,469.39                    3.06122449%

The Sumitomo Bank,
Limited, Atlanta, Agency      $11,173,469.39                    3.06122449%

The Fuji Bank,
Limited, New York Branch      $11,173,469.39                    3.06122449%

Creditanstalt-Bankverein      $9,683,673.47                     2.65306122%

                          II. Term Loan A Facility
                              --------------------

                                                                 Applicable
Lender                        Term Loan A                        Commitment
------
                              Commitment                         Percentage
                              ----------                         ----------


NationsBank, National
Association (South)           $18,367,346.96                   14.69387755%

The Industrial Bank
of Japan                      $11,479,591.84                    9.18367347%

The Bank of Nova Scotia       $10,204,081.63                    8.16326531%

CIBC, Inc.                    $10,204,081.63                    8.16326531%

Citibank, N.A.                $10,204,081.63                    8.16326531%

Lehman Commercial Paper,
Inc.                          $10,204,081.63                    8.16326531%

LTCB Trust Company            $10,204,081.63                    8.16326531%

ABN AMRO Bank, N.V.           $6,377,551.02                     5.10204082%

Comerica Bank                 $6,377,551.02                     5.10204082%

Credit Suisse                 $6,377,551.02                     5.10204082%

First Union National
Bank of Florida               $6,377,551.02                     5.10204082%

Arab Banking Corporation      $3,826,530.61                     3.06122449%

Caisse Nationale de
Credit Agricole               $3,826,530.61                     3.06122449%

The Sumitomo Bank,
Limited, Atlanta, Agency      $3,826,530.61                     3.06122449%

The Fuji Bank,
Limited, New York Branch      $3,826,530.61                     3.06122449%

Creditanstalt-Bankverein      $3,316,326.53                     2.65306122%

                         III. Term Loan B Facility
                              --------------------

Lender                        Term                               Applicable
------
                              Loan B                             Commitment
                              Commitment                         Percentage
                              ----------                         ----------

NationsBank, National
Association (South)           $30,000,000                        50.00000000%

VanKampen American Capital
Prime Rate Income Trust       $22,500,000                        33.33333333%

CHL High Yield Loan
Portfolio                     $7,500,000                         16.66666667%

                                EXHIBIT B-1

                     Form of Assignment and Acceptance

                        DATED                ,
                              ---------------  ----

     Reference is made to the Credit Agreement dated as of January 22, 1996 (the "Agreement") among Walter Industries, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association (South), as Agent for the Lenders ("Agent"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

                              (the "Assignor") and
     ------------------------                      ----------------------
(the "Assignee") agree as follows:


     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE, a _______%1 interest in and to all of the Assignor's rights and obligations under the Agreement in respect of the Revolving Credit Facility, Term Loan A and Participations as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Loans owing to the Assignor on the Effective Date, and evidenced by the Revolving Note and each of the Term Notes held by the Assignor.

     2. The Assignor (i) represents and warrants that, as of the date hereof, (A) the aggregate outstanding principal amounts of Term Loan A owing to it (without giving effect to assignments thereof which have not yet become effective) of $________ under a Term Note A dated __________, ____ in the principal amount of $_________ and (B) the aggregate principal amount of Revolving Loans owing to it (without giving effect to the assignments thereof which have not yet become effective) is $__________ under a Revolving Note dated ____________, ____ in the principal amount of $_________ and (C) the aggregate principal amount of the Participations purchased by it (without giving effect to the assignments thereof which have not yet become effective) is $_________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim;
(iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any Subsidiary or any other Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under any of the Loan Documents or any other instrument or document furnished pursuant thereto and (v) attaches hereto the Revolving Note and the Term Note A referred to in paragraph 1 above and requests that the Agent exchange such



--------------------
1 Specify percentage in no more than 4 decimal points.

                                   B-1-1

Notes for replacement Notes as follows: a Revolving Note dated _____________, ____ in the principal amount of $________________ and a Term
Note A dated __________, ____ in the principal amount of $__________, each payable to the order of the Assignor, and a Revolving Note dated _____________, ____ in the principal amount of $________________ and a Term
Note A dated __________, ____ in the principal amount of $__________, each payable to the order of the Assignee.

     3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in
Section 9.1 thereof and such other documents and information as it has
-----------
deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, NCMI or the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) will perform all of the obligations which by the terms of the Agreement are required to be performed by the Lender; and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

     4. The effective date for this Assignment and Acceptance shall be _____________________________ (the "Effective Date"). Following the
execution of this Assignment and Acceptance, it will be delivered to the Agent together with the transfer fee payable under Sectioon 13.1(a) of the Agreement in connection therewith for acceptance and recording in the Register by the Agent pursuant to Section 13.1(c) of the Agreement.

     5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement and the other Loan Documents.

     6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Agreement and Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, commitment fees and letter of credit fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.



                                   B-1-2

     7. This Assignment and Acceptance shall be governed by and construed in accordance with, the laws of the State of Florida.

                              [NAME OF ASSIGNOR]

                              By:
                                 ------------------------------------------
                                 Name:
                                      -------------------------------------
                                 Title:
                                       ------------------------------------
                              Notice Address:
                                             ------------------------------

                                             ------------------------------
                              After the Effective Date:
                              Outstanding Revolving Loans:$______
                              Outstanding LC
                                Participations:      $___________
                              Outstanding Swing Line
                                Participations:      $___________

                              [NAME OF ASSIGNEE]

                              By:
                                 ------------------------------------------
                                 Name:
                                      -------------------------------------
                                 Title:
                                       ------------------------------------
                              Notice Address/Lending Office
                                             ____________________
                                             ____________________
                                             ____________________
                              Wire transfer Instructions:
                                             ____________________
                                             ____________________
                                             ____________________

                              After the Effective Date
                              Outstanding Revolving Loans:$______
                              Outstanding LC
                                Participations:      $___________
                              Outstanding Swing Line
                                Participations:      $___________



                                   B-1-3

                         Accepted this ____ day of _______, ______
                         NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), as
                         Agent

                         By:
                            -----------------------------------------------
                              Name:
                                   ----------------------------------------
                              Title:
                                    ---------------------------------------

Consented to:

WALTER INDUSTRIES, INC.


By:
   ----------------------------
   Name:
        -----------------------
   Title:
         ----------------------



                                   B-1-4

                                EXHIBIT B-2

                     Form of Assignment and Acceptance

                      DATED ___________________, ____

     Reference is made to the Credit Agreement dated as of January 22, 1996 (the "Agreement") among Walter Industries, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association (South), as Agent for the Lenders ("Agent"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

                              (the "Assignor") and
     ------------------------                      -------------------------
(the "Assignee") agree as follows:


     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE, a _______%1 interest in and to all of the Assignor's rights and obligations under the Agreement in respect of the Term Loan A Facility as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Loans owing to the Assignor on the Effective Date and evidenced by the Term Note A.

     2. The Assignor (i) represents and warrants that, as of the date hereof, the aggregate outstanding principal amount of the Term Loan A owing to it (without giving effect to assignments thereof which have not yet become effective) is $________ under a Term Note A dated __________, ____ in the principal amount of $_________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim;
(iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any Subsidiary or any other Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under any of the Loan Documents or any other instrument or document furnished pursuant thereto and (v) attaches hereto the Term Note A referred to in paragraph 1 above and requests that the Agent exchange such Note for replacement Notes as follows: a Term Note A dated _____________, ____ in the principal amount of $______________, payable to the order of the Assignor, and a Term Note A dated _____________, ____ in the principal amount of $______________, payable to the order of the Assignee.



--------------------
     1    Specify percentage in no more than 4 decimal points.

                                   B-2-1

     3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in
Section 9.1 thereof and such other documents and information as it has
-----------
deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, NCMI or the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) will perform all of the obligations which by the terms of the Agreement are required to be performed by the Lender; and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

     4. The effective date for this Assignment and Acceptance shall be _____________________________ (the "Effective Date"). Following the
execution of this Assignment and Acceptance, it will be delivered to the Agent together with the transfer fee payable under Section 13.1(a) of the Agreement in connection therewith for acceptance and recording in the Register by the Agent pursuant to Section 13.1(c) of the Agreement.

     5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement and the other Loan Documents.

     6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Agreement and Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, commitment fees and letter of credit fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by and construed in accordance with, the laws of the State of Florida.



                                   B-2-2

                              [NAME OF ASSIGNOR]

                              By:
                                 ------------------------------------------
                                 Name:
                                      -------------------------------------
                                 Title:
                                       ------------------------------------
                              Notice Address:
                                             ------------------------------

                                             ------------------------------

                                             ------------------------------
                              After the Effective Date:
                              Outstanding Term Loan A: $_________

                              [NAME OF ASSIGNEE]

                              By:
                                 ------------------------------------------
                                 Name:
                                      -------------------------------------
                                 Title:
                                       ------------------------------------
                              Notice Address/Lending Office
                                             ____________________
                                             ____________________
                                             ____________________
                              Wire transfer Instructions:
                                             ____________________
                                             ____________________
                                             ____________________

                              After the Effective Date
                              Outstanding Term Loan A: $_________



                         Accepted this ____ day of _______, ___
                         NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), as
                         Agent

                         By:
                            -----------------------------------------------
                              Name:
                                   ----------------------------------------
                              Title:
                                    ---------------------------------------

Consented to:

WALTER INDUSTRIES, INC.


By:
   ----------------------------
   Name:
        ----------------------
   Title:
         ----------------------



                                   B-2-3

                                EXHIBIT B-3

                     Form of Assignment and Acceptance

                      DATED ___________________, ____

     Reference is made to the Credit Agreement dated as of January 22, 1996 (the "Agreement") among Walter Industries, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association (South), as Agent for the Lenders ("Agent"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

                              (the "Assignor") and
     ------------------------                      -------------------------
(the "Assignee") agree as follows:


     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE, a _______% 1 interest in and to all of the Assignor's rights and obligations under the Agreement in respect of the Term Loan B Facility as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Loans owing to the Assignor on the Effective Date and evidenced by the Term Note B.

     2. The Assignor (i) represents and warrants that, as of the date hereof, the aggregate outstanding principal amount of the Term Loan B owing to it (without giving effect to assignments thereof which have not yet become effective) is $________ under a Term Note B dated __________, ____ in the principal amount of $_________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim;
(iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any Subsidiary or any other Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under any of the Loan Documents or any other instrument or document furnished pursuant thereto and (v) attaches hereto the Term Note B referred to in paragraph 1 above and requests that the Agent exchange such Note for replacement Notes as follows: a Term Note B dated _____________, ____ in the principal amount of $______________, payable to the order of the Assignor, and a Term Note B dated _____________, ____ in the principal amount of $______________, payable to the order of the Assignee.


--------------------
     1 Specify percentage in no more than 4 decimal points.

                                   B-3-1

     3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in
Section 9.1 thereof and such other documents and information as it has
-----------
deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, NCMI or the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) will perform all of the obligations which by the terms of the Agreement are required to be performed by the Lender; and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

     4. The effective date for this Assignment and Acceptance shall be _____________________________ (the "Effective Date"). Following the
execution of this Assignment and Acceptance, it will be delivered to the Agent together with the transfer fee payable under Section 13.1(a) of the Agreement in connection therewith for acceptance and recording in the Register by the Agent pursuant to Section 13.1(c) of the Agreement.

     5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement and the other Loan Documents.

     6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Agreement and Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, commitment fees and letter of credit fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by and construed in accordance with, the laws of the State of Florida.



                                   B-3-2

                              [NAME OF ASSIGNOR]

                              By:
                                 ------------------------------------------
                                 Name:
                                      -------------------------------------
                                 Title:
                                       ------------------------------------
                              Notice Address:
                                             ------------------------------

                                             ------------------------------

                                             ------------------------------
                              After the Effective Date:
                              Outstanding Term Loan B: $_________

                              [NAME OF ASSIGNEE]

                              By:
                                 ------------------------------------------
                                 Name:
                                      -------------------------------------
                                 Title:
                                       ------------------------------------
                              Notice Address/Lending Office
                                             ____________________
                                             ____________________
                                             ____________________
                              Wire transfer Instructions:
                                             ____________________
                                             ____________________
                                             ____________________

                              After the Effective Date
                              Outstanding Term Loan B: $_________
                         Accepted this ____ day of _______, ___
                         NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), as
                         Agent

                         By:
                            -----------------------------------------------
                              Name:
                                   ----------------------------------------
                              Title:
                                    ---------------------------------------

Consented to:

WALTER INDUSTRIES, INC.


By:
   ----------------------------
   Name:
        ---------------------
   Title:
         ----------------------



                                   B-3-3

                                 EXHIBIT C

            Notice of Appointment (or Revocation) of Authorized
                               Representative

     Reference is hereby made to the Credit Agreement dated as of __ January 22, 1996 (the "Agreement") among Walter Industries, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association (South), as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents:

Name and Address             Office                    Specimen Signature

_________________       ___________________            ___________________
_________________
_________________

_________________       ___________________           ____________________
_________________
_________________

Borrower hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized Representative.

     This the ___ day of __________________, ____.

                                   WALTER INDUSTRIES. INC.

                                   By:
                                      ----------------------------
                                   Name:
                                        --------------------------
                                   Title:
                                          -----------------------

                                EXHIBIT D-1

                          Form of Borrowing Notice

To:  NationsBank, National Association (South),
     as Agent
     Independence Center, 15th Floor
     NC1-001-15-04
     Charlotte, North Carolina  28255
     Attention: Agency Services
     Telefacsimile:  (704) 386-9923

       Reference is hereby made to the Credit Agreement dated as of January 22, 1996 (the "Agreement") among Walter Industries, Inc. (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association (South), as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrower through its Authorized Representative hereby gives notice to the Agent that Loans of the type and amount set forth below be made on the date indicated:

Type of Loan            Interest      Aggregate
(check one)             Period(1)     Amount(2)        Date of Loan(3)
 ---------              ------        ------           ------------

Revolving Loan
--------------
Base Rate Loan          ______        _________                 ____________

Eurodollar Rate Loan    ______        _________                 ____________


_______________________

(1)  For any Eurodollar Rate Loan, one, two, three or six months.
(2) Must be $5,000,000 or if greater an integral multiple of $1,000,000, unless a Base Rate Refunding Loan.
(3)  At least three (3) Business Days later if a Eurodollar Rate Loan;



     The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows:
 [insert transmittal instructions]        .
-----------------------------------------

     The undersigned hereby certifies that:

     1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and



                                   D-1-1

     2.   All the representations and warranties set forth in Article VIII
                                                              ------------
of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section
                                                                -------
8.6(a) of the Agreement are to those financial statements most recently
------
delivered to you pursuant to Section 9.1 of the Agreement (it being
                             -----------
understood that any financial statements delivered pursuant to Section
                                                               -------
9.1(b) have not been certified by independent public accountants) and
------
attached hereto are any changes to the Schedules referred to in connection with such representations and warranties; and

     3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full .

                           WALTER INDUSTRIES, INC.


                    BY: ___________________________________
                              Authorized Representative

                    DATE: _________________________________



                                   D-1-2

                                EXHIBIT D-2

                 Form of Borrowing Notice--Swing Line Loans

To:  NationsBank, National Association (South),
     Independence Center, 15th Floor
     NC1-001-15-04
     Charlotte, North Carolina  28255
     Attention: Agency Services
     Telefacsimile:  (704)386-9923

       Reference is hereby made to the Credit Agreement dated as of January 22, 1996 (the "Agreement") among Walter Industries, Inc. (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association (South), as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrower through its Authorized Representative hereby gives notice to NationsBank that a Swing Line Loan of the amount set forth below be made on the date indicated:

                   Amount(1)
                                 Date of Loan
                   ---------     ------------

                   _________     __________, ____


_______________________

(1) Must be $500,000 or if greater an integral multiple of $100,000, unless a Base Rate Refunding Loan.


     The Borrower hereby requests that the proceeds of Swing Line Loans described in this Borrowing Notice be made available to the Borrower as
follows:   [insert transmittal instructions] .
         ------------------------------------

     The undersigned hereby certifies that:

     1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

     2.   All the representations and warranties set forth in Article VIII
                                                              ------------
of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section
                                                                -------
8.6(a) of the Agreement are to those financial statements most recently
------
delivered to you pursuant to Section 9.1 of the Agreement (it being
                             -----------
understood that any financial statements delivered pursuant to Section
                                                               -------
9.1(b) have not been certified by independent public accountants) and
------
attached hereto are any changes to the Schedules referred to in connection with such representations and warranties; and



                                   D-2-1

     3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full .

                         WALTER INDUSTRIES, INC.


                    BY: ___________________________________
                              Authorized Representative

                    DATE: _________________________________



                                   D-2-2

                                 EXHIBIT E

                   Form of Interest Rate Selection Notice

To:  NationsBank, National Association (South),
     as Agent
     Independence Center, 15th Floor
     NC1-001-15-04
     Charlotte, North Carolina  28255
     Attention: Agency Services
     Telefacsimile:  (704) 386-9923

       Reference is hereby made to the Credit Agreement dated as of January 22, 1996 (the "Agreement") among Walter Industries, Inc. (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association (South), as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrower through its Authorized Representative hereby gives notice to the Agent of the following selection of a type of Loan or Segment and Interest Period:

Type of Loan            Interest      Aggregate
(check one)             Period(1)     Amount(2)        Date of Loan(3)
 ---------              ------        ------           ------------
Revolving Loan
--------------
Base Rate Loan           ______       _________        ____________

Eurodollar Rate Loan     ______       _________        ____________

Term Loan A Segment
-------------------
Base Rate Segment        ______       _________        ____________

Eurodollar Rate
Segment                  ______       _________        ____________

Term Loan B Segment
-------------------
Base Rate Segment        ______       _________        ____________

Eurodollar Rate
Segment                  ______       _________        ____________

_______________________

(1) For any Eurodollar Rate Loan or Segment, one, two, three or six months.
(2) Must be $5,000,000 or if greater an integral multiple of $1,000,000, unless a Base Rate Refunding Loan.
(3) At least three (3) Business Days later if a Eurodollar Rate Loan or Eurodollar Rate Segment;

                                   WALTER INDUSTRIES, INC.

                                   BY: ___________________________
                                        Authorized Representative
                                   DATE: _________________________

                                 EXIHIBIT F
                                                          Certificate No. 1



                             INTERCOMPANY NOTE


                                                    Dated: January 22, 1996

     FOR VALUE RECEIVED, the undersigned,                        , a
Delaware corporation (the "Payor"), hereby promises to pay to the order of
                  , a Delaware corporation (the "Payee"), UPON DEMAND, at 1500 North Dale Mabry Highway, Tampa, Florida 33607, in lawful money of the United States of America and in immediately available funds, the aggregate amount of all loans and advances by the Payee to the Payor remaining outstanding at such time, such loans and advances constituting Intercompany Advances in accordance with Section 10.4(f) of the Credit Agreement dated as of January 22, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined) among the Payor, as Borrower, NationsBank, National Association (South) in its capacity as a Lender ("NationsBank") and each other financial institution executing and delivering a signature page to the Credit Agreement and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to the Credit Agreement (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and NationsBank in its capacity as administrative agent, documentation agent and syndication agent for the Lenders (the "Agent"), provided that any and all amounts advanced by the Payor to the Payee at any time when amounts are outstanding hereunder shall be applied to the prepayment of such outstanding amounts, including any interest which constitutes part of such outstanding amounts.

     Interest shall be payable under this Intercompany Note on any and all principal amounts from time to time outstanding hereunder from and including the date of the initial advance by the Payee and the Payor until such principal amounts are paid in full, at a rate per annum equal to the lesser of (a) eleven and one-half percent per annum and (b) the sum of (i) four percent per annum and (ii) the yield on 180-day United States Treasury Bills obtained at the most recent official auction, as reported in The Wall Street Journal on the Business Day immediately preceding any date of determination. Accrued interest shall be payable upon demand, or if no demand is made therefor, quarterly on the last day of each calendar quarter.

     This Intercompany Note may, at the option of the Payor, be prepaid at any time in whole or in part, without penalty or premium.

     The Payee agrees that the accounts of the Payor shall be prima facie evidence of the amounts advanced by the Payee to the Payor and the amounts repaid by the Payor to the Payee. All advances made by the Payee to the Payor hereunder, and all payments made on account of principal hereof, shall be recorded by the Payor and, prior to any transfer hereof, endorsed on the grid attached hereto that is part of this Intercompany Note; provided that the failure to record any such advance or payment shall not affect the obligations of the Payor and the Payee with respect thereto.


     The indebtedness evidenced by this Intercompany Note (the
"Subordinated Indebtedness") is and shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all obligations of the Payor now or hereafter existing under or in respect of:

     (a) the Loan Documents, whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any Proceeding (as defined below), whether or not such interest accrues after the filing of such petition for purposes of Chapter 11 of Title 11 of the United States Code or is an allowed claim in such Proceeding), fees, commissions, expenses or otherwise; and

     (b) any and all amendments, modifications, extensions, refinancings, renewals and refundings of the obligations referred to in clause (a) of this paragraph that are made in accordance with the applicable terms thereof (all such obligations under clauses (a) and (b) of this paragraph being, collectively, the "Senior Indebtedness").

For the purposes of the provisions hereof, the Senior Indebtedness shall not be deemed to have been paid in full until the Facility Termination Date; provided, however, that on such date neither the Agent nor any other Lender shall have made any claim against the Payee or any other Credit Party under any provision of any of the Loan Documents that has not been cash collateralized by an amount sufficient in the reasonable judgment of the Agent, to secure such claim.

     So long as the Senior Indebtedness shall not have been paid in full, the Payee shall not (a) ask, demand, sue for, take or receive from the Payor (except, so long as no Default or Event of Default shall have occurred and be continuing, in the ordinary course of business of the Payor and the Payee, directly or indirectly, in cash or other property or by setoff or in any manner (including, without limitation, from or by way of Collateral), payment of all or any of the Subordinated Indebtedness or (b) commence, or join with any creditor other than the Agent or any Lender in commencing, or directly or indirectly cause the Payor to commence, or assist the Payor in commencing, any Proceeding.

     Upon the occurrence and during the continuance of a Default or an Event of Default, no payment or distribution of any assets of the Payor of any kind or character (including, without limitation, any payment that may be payable by reason of any other Indebtedness of the Payor being subordinated to payment of the Subordinated Indebtedness) shall be made by or on behalf of the Payor for or on account of any Subordinated Indebtedness, and the Payee shall not ask, demand, sue for, take or receive from the Payor, directly or indirectly, in cash or other property or by setoff or in any other manner (including, without limitation, from or by way of Collateral), payment of all or any of the Subordinated Indebtedness, unless and until such Default or Event of Default shall have been cured or waived in writing or such Senior Indebtedness shall have been paid in full, after which the Payor may resume making any and all required payments in respect of the Subordinated Indebtedness (including any missed payments).

     In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Payor or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any federal or state bankruptcy or similar law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Payor or otherwise (each, a "Proceeding"), the Agent, for its benefit and for the ratable benefit of the Lenders, shall be entitled to receive payment in full of all of the Senior Indebtedness before the Payee is entitled to receive any payment or distribution of any kind or character on account of all or any of the Subordinated Indebtedness, and, to that end, any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Indebtedness in any such Proceeding (including, without limitation, any payment that may be payable by reason of any other Indebtedness of the Payor being subordinated to payment of the Subordinated Indebtedness) shall be paid or delivered directly to the Agent, for its benefit and for the ratable benefit of the Lenders for application (in the case of cash) to, or as collateral (in the case of noncash property or securities) for, the payment or prepayment of the Senior Indebtedness until all of the Senior Indebtedness shall have been paid in full.

     In the event that any Subordinated Indebtedness is declared due and payable before its stated maturity, if any, the Agent, for its benefit and for the ratable benefit of the Lenders, shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all of the Senior Indebtedness before the Payee is entitled to receive any payment (including, without limitation, any payment that may be payable by reason of the payment of any other Indebtedness of the Payor being subordinated to the payment of the Subordinated Indebtedness) by the Payor on account of the Subordinated Indebtedness.

     Until such time as the Senior Indebtedness has been paid in full, if any Proceeding is commenced by or against the Payor,

     (a) the Agent is hereby irrevocably authorized and empowered (in its own name or in the name of the Payee or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to above and give acquittance therefor, and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Indebtedness or enforcing any security interest or other lien securing payment of the Subordinated Indebtedness) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interest of the Agent and the Lenders hereunder; and

     (b) the Payee shall duly and promptly take such action as the Agent may request (i) to collect the Subordinated Indebtedness for the account of the Agent, for its benefit and for the ratable benefit of the Lenders, and to file appropriate claims or proofs of claim in respect of the Subordinated Indebtedness, (ii) to execute and deliver to the Agent such powers of attorney, assignments or other instruments as the Agent may request in order to enable to Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Indebtedness, and (iii) to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the Subordinated Indebtedness.

     All payments or distributions upon or with respect to the Subordinated Indebtedness that are received by the Payee contrary to the provisions of this Agreement shall be received in trust for the benefit of the Agent, for its benefit and for the ratable benefit of the Lenders, shall be segregated from other property or funds held by the Payee and shall be forthwith paid over or delivered directly to the Agent, for its benefit and for the ratable benefit of the Lenders, in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of noncash property or securities) for, the payment or prepayment of the Senior Indebtedness in accordance with the terms of the Loan Documents.

     The Agent is hereby authorized to demand specific performance of these provisions, whether or not the Payor shall have complied with any of the provisions hereof applicable to it, at any time when the Payee shall have failed to comply with any of these provisions. The Payee hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

     The Payee will not:

     (a) (i) Cancel or otherwise discharge any of the Subordinated Indebtedness (except upon payment in full of the Senior Indebtedness);
     (ii) convert or exchange any of the Subordinated Indebtedness into or for any other Indebtedness or equity interest; or (iii) subordinate any of the Subordinated Indebtedness to any Indebtedness of the Payor other than the Senior Indebtedness;

     (b) Sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Indebtedness other than the pledge of the instruments evidencing the Subordinated Indebtedness to the Agent, on behalf of the Lenders, under the applicable Security Instruments; or

     (c) Permit the terms of any of the Subordinated Indebtedness to be changed in such a manner as to have an adverse effect upon the rights or interests of the Secured Parties hereunder.

     No payment or distribution to the Agent or any Lender pursuant to the provisions hereof shall entitle the Payee to exercise any rights of subrogation in respect thereof until the Facility Termination Date.

     The holders of the Senior Indebtedness may, at any time and from time to time, without any consent of or notice to the Payee or any other holder of the Subordinated Indebtedness and without impairing or releasing the obligations of the Payee hereunder:

     (a) change the manner, place or terms of payment, or change or extend the time of payment of, or renew payment or change or extend the time or payment of, or renew or alter, the Senior Indebtedness (including any change in the rate of interest thereon), or amend in any manner any agreement under which any of the Senior Indebtedness is outstanding;

     (b) sell, exchange, release, not perfect and otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Senior Indebtedness;

     (c) release anyone liable in any manner under or in respect of the Senior Indebtedness;

     (d) exercise or refrain from exercising any rights against the Payor, any other Credit Party or any other Person; and

     (e) apply to the Senior Indebtedness any sums from time to time received.

     The foregoing provisions regarding subordination are and are intended solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness on the one hand and the holders of the Subordinated Indebtedness on the other hand. Such provisions are for the benefit of the holders of the Senior Indebtedness and shall inure to the benefit of, and shall be enforceable by, the Agent, on behalf of itself and the Lenders, directly against the holders of the Subordinated Indebtedness, and no holder of the Senior Indebtedness shall be prejudiced in its right to enforce subordination of any of the Subordinated Indebtedness by any act or failure to act by the Payor or anyone in custody of its property or assets. Nothing contained in the foregoing provisions is intended to or shall impair, as between the Payor and the holders of the Subordinated Indebtedness, the obligations of the Payor to such holders.

     The Payor agrees to pay on demand all costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent or any Lender in enforcing the provisions hereof.

     The Payor hereby waives presentment for payment, demands, notice of dishonor and protest of this Intercompany Note and further agrees that none of the terms or provisions hereof may be waived, altered, modified or amended, except as the Payee may consent in a writing duly signed for and on its behalf.

     No amendment, waiver or modification of this Intercompany Note (including, without limitation, the subordination provisions hereof), and no consent to any departure here from, shall adversely affect the Agent or any other Lender in any manner unless the same shall be in writing and signed by the Agent and/or such Lender, and then such waiver, modification or consent shall be effective only in the specific instance and for the specific purpose for which given.

     No failure or delay on the part of the Payee in exercising any of its rights,powers or privileges hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

     This Intercompany Note shall be governed by and construed in accordance with the laws of the State of Florida.



                                   By
                                     -----------------------------
                                     Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

==============================================================================
                               Amount of
               Amount of    Principal Paid    Unpaid Principal     Notation
     Date       Advance       or Prepaid          Balance          Made By
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

==============================================================================


                                   ENDORSEMENT


PAY TO THE ORDER OF
                    ---------------------------------

Dated:
       -----------------


                                   By
                                      --------------------
                                      Title:


----------------------------------

                                 EXHIBIT G

                 Form of Intercompany Note Pledge Agreement

     THIS INTERCOMPANY NOTE PLEDGE AGREEMENT (the "Agreement") is made and entered into as of this 22nd day of January, 1996 by and between WALTER INDUSTRIES, INC., a Delaware corporation (the "Pledgor"), and NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), a national banking association, as Administrative Agent, Documentation Agent and Syndication Agent (the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in either or both of the Credit Agreement.

                            W I T N E S S E T H:
                            --------------------

     WHEREAS, the Agent and the Lenders have agreed to provide to the Pledgor a revolving credit facility with letter of credit and swing line subfacilities and two term loan facilities pursuant to the terms of that certain Credit Agreement of even date herewith among the Pledgor, the Agent and the Lenders (as from time to time amended, modified or supplemented, the "Credit Agreement"); and

     WHEREAS, as collateral security for the payment and performance of its Obligations under the Credit Agreement and the other Loan Documents, the Pledgor is willing to pledge and grant to the Secured Parties a security interest in all of the Intercompany Notes held by it from time to time evidencing loans and advances made by Pledgor to its Subsidiaries, whether now in existence or hereafter issued (the "Pledged Notes"), including without limitation the Pledged Notes more particularly described on
Schedule I hereto; and
----------

     WHEREAS, the Secured Parties are unwilling to enter into the Loan Documents unless the Pledgor enters into this Agreement;

     NOW, THEREFORE, in order to induce the Lenders, the Agent and the Co-Agents to enter into the Loan Documents and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1.   Pledge of Intercompany Notes; Other Collateral.
          ----------------------------------------------

     (a) As collateral security for the payment and performance of all Obligations now or hereafter existing, absolute or contingent, the Pledgor hereby pledges and collaterally assigns to the Agent for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties pursuant to the Florida Uniform Commercial Code (the "UCC") a first priority security interest in, the Pledged Notes and all of the following:

               (i) all cash, securities, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Notes, other than cash dividends permitted to be retained by the Pledgor hereunder;


               (ii) all other property hereafter delivered to the Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Notes; and

               (iii)     all proceeds of any of the foregoing.

All such Pledged Notes, certificates, instruments, cash, securities, interest, dividends, rights and other property referred to in this Section 1, other than payments of principal and interest under and in accordance with the terms of such Pledged Notes that are permitted to be retained by the Pledgor hereunder and under the other Loan Documents, are herein collectively referred to as the "Collateral." All of the Pledged Notes described on Schedule I in effect from time to time are currently owned by
             ----------
the Pledgor. The Pledged Notes, with duly executed endorsement in blank by Pledgor, have been delivered to the Agent.

     (b) The Pledgor agrees to deliver all the Collateral to the Agent at such location as the Agent shall from time to time designate by written notice pursuant to Section 18 hereof for its custody at all times until
                   ----------
termination of this Agreement, together with such instruments of assignment and transfer as requested by the Agent.

     (c) All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by the Agent or any Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement thereof, shall become a part of the Obligations secured hereunder and shall be paid to the Agent for the benefit of the Secured Parties by the Pledgor immediately upon demand therefor, with interest thereon until paid in full at the Default Rate for Base Rate Loans.

     2.   Status of Pledged Notes.  The Pledgor hereby represents and
          -----------------------
warrants to the Agent for the benefit of the Secured Parties that (i) the Pledged Notes evidence, and constitute the only instruments evidencing, all Intercompany Advances outstanding from the Pledgor to any of its Restricted Subsidiaries, (ii) the Pledgor is the recorded and beneficial owner of the Pledged Notes, such ownership being free and clear of all Liens, charges, equities, encumbrances and restrictions on pledge or transfer (other than the pledge hereunder and applicable restrictions pursuant to federal and state securities laws), (iii) the Pledgor has full corporate power, legal right and lawful authority to execute this Agreement and to pledge, assign and transfer the Pledged Notes in the manner and form hereof, and (iv) the pledge, assignment and delivery of the Pledged Notes to the Agent for the benefit of the Secured Parties pursuant to this Agreement creates, together with the delivery of the Pledged Notes, which delivery has heretofore been accomplished, a valid and perfected first priority security interest in the Pledged Notes in favor of the Agent for the benefit of the Secured Parties, securing the payment of the Obligations. Except as otherwise expressly permitted herein or in the Credit Agreement, none of the Pledged Notes (nor any interest therein or thereto) shall be sold, transferred or assigned, nor any Lien created therein other than pursuant to the Loan Documents, without the Agent's prior written consent, which may be withheld for any reason.

     3.   Preservation and Protection of Collateral.
          -----------------------------------------

     (a) The Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, beyond the use of reasonable care in the custody and preservation thereof while in its possession.

     (b) The Pledgor agrees to pay when due all taxes, charges, Liens and assessments against the Collateral, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and provided further that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed. Upon the failure of the Pledgor to so pay or contest such taxes, charges, Liens or assessments, the Agent at its option may pay or contest any of them (the Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments).

     4.   Default.  UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF ANY
          -------
EVENT OF DEFAULT IN THE CREDIT AGREEMENT, or should the Pledgor fail otherwise to comply with the terms hereof (any of the foregoing an "Event of Default"), the Agent is given full power and authority, then or at any time thereafter, to sell, assign and deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Agent may elect; and any such sale may be made either at public or private sale at the Agent's place of business or elsewhere, either for cash or upon credit or for future delivery, at such price as the Agent may reasonably deem fair; and the Agent may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of the Pledgor or right of redemption. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent permissible by law. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Agent. Pledgor recognizes that the Agent may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the stock for their own account, for investment and not with a view to the distribution or resale thereof, or
(ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Collateral sold to any Person or group. Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to Pledgor than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Agent has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of such Collateral to register or otherwise qualify them, even if such issuer would agree to register or otherwise qualify such Collateral for public sale under the Securities Act or applicable state law. The Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Collateral shall be deemed to be dispositions in a commercially reasonable manner. Pledgor hereby acknowledges that a ready market may not exist for the Pledged Notes if they are not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Notes may be sold for an amount less than a pro rata share of the fair market value of the issuer's assets minus its liabilities. In addition to the foregoing, the Secured Parties may exercise such other rights and remedies as may be available under the Loan Documents, at law (including without limitation the UCC) or in equity.

     5.   Proceeds of Sale.  The proceeds of the sale of any of the
          ----------------
Collateral and all sums received or collected from or on account of such Collateral from and after the occurrence of any Event of Default shall be applied to the payment of expenses incurred or paid by the Agent in connection with any holding, sale, transfer or delivery of the Collateral, to the payment of any other costs, charges, reasonable attorneys' fees or expenses mentioned herein, and to the payment of the Obligations or any part thereof, all in such order and manner as is provided in the Credit Agreement and otherwise as the Agent may determine and as permitted by applicable law. The Agent shall, upon satisfaction in full of all such Obligations, pay any balance to the Pledgor or otherwise as may be required by applicable law.

     6.   Presentments, Etc.  The Agent shall not be under any duty or
          -----------------
obligation whatsoever to make or give any presentments, demands for performances, notices of nonperformance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as collateral, or in connection with any obliga-tions or evidences of indebtedness which constitute in whole or in part the Obligations secured hereunder.

     7.   Attorney-in-Fact.  The Pledgor hereby appoints the Agent as the
          ----------------
Pledgor's attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable prior to the Facility Termination Date; provided, that the Agent shall have
                                        --------
and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right and power to enforce the Pledged Notes in accordance with their terms, in its own name or in the name of the Pledgor, and to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any interest payment, principal payment or other distribution payable or distributable in respect to the Collateral or any part thereof and to give full discharge for the same.

     8.   Absolute Rights and Obligations.  All rights of the Secured
          -------------------------------
Parties, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Obligations;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Obligations;

          (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

          (d) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Agreement.

     9.   Waiver by Pledgor.  The Pledgor waives (to the extent permitted
          -----------------
by applicable law) any right to require any Secured Party or any other obligee of the Obligations to (a) proceed against any Person or entity, (b) proceed against or exhaust any collateral, or (c) pursue any other remedy in its power; and waives (to the extent permitted by applicable law) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity. The Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to the Pledgor and the receipt thereof by the Pledgor shall be a complete and full acquittance for the Collateral so delivered, and the Secured Parties shall thereafter be discharged from any liability or responsibility therefor.

     10.  Payments and Enforcement  Rights.
          --------------------------------

     (a) All payments of principal, interest, fees and other amounts with respect to the Pledged Notes shall be subject to the pledge hereunder, except for those payments of principal and interest which, to the extent permitted to be made under the Credit Agreement and the terms (including the subordination provisions) of the Pledged Notes, are permitted to be retained by the Pledgor so long as no Event of Default shall have occurred and be continuing, and any such payments may be retained by Pledgor free from any Lien hereunder. Upon the occurrence and during the continuance of any Event of Default, all such payments and other amounts received in respect of the Pledged Notes shall be promptly delivered to the Agent (together, if the Agent shall request, with stock powers or instruments of assignment duly executed in blank affixed to any capital stock or other negotiable document or instrument so distributed) to be held, released or disposed of by it hereunder or, at the option of the Agent, to be applied to the Obligations hereby secured as they become due.

     (b) So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise all rights of enforcement, and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms hereof.

     (c) Upon the occurrence and during the continuance of any Event of Default, at the option of the Agent, all rights of the Pledgor to receive and retain payments in respect of the Collateral shall cease and shall thereupon be vested in the Agent for the benefit of the Secured Parties.

     (d) Upon the occurrence and during the continuance of any Event of Default, at the option of the Agent, all rights of the Pledgor to exercise rights of enforcement or other rights and powers in respect of the Pledged Notes which it is authorized to exercise pursuant to subsection (b) above shall cease and the Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Agent or its nominee or agent for the benefit of the Secured Parties and/or exercise such enforcement and other rights and powers as appertain to ownership of such Collateral, pursuant to the power of attorney conferred under Section 7 hereof, and the Pledgor hereby agrees to provide such
      ---------
further powers of attorney as the Agent may request; provided, however,
                                                     --------  -------
that the Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such enforcement or other power or right.

     11.  Power of Sale.  Until all Obligations (other than those in the
          -------------
nature of continuing indemnities or liability for fees and expenses which have not yet become due and payable) shall have been fully and irrevocably paid and satisfied, the obligation of the Lenders to make Loans and issue Letters of Credit shall have terminated and no Letters of Credit shall remain outstanding, the power of sale and other rights, powers and remedies granted to the Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Agent at any time and from time to time irrespective of the fact that any such Obligations or any part thereof may have become barred by any statute of limitations or that the liability of the Pledgor may have ceased.

     12.  Other Rights.  The rights, powers and remedies given to the Agent
          ------------
for the benefit of the Secured Parties by this Agreement shall be in addition to all rights, powers and remedies given to any Secured Party by virtue of any statute or rule of law. Any forbearance or failure or delay by the Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived by the Required Lenders by an instrument in writing.

     13.  Further Assurances.  The Pledgor agrees at its own expense to do
          ------------------
such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. The Pledgor hereby consents and agrees that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent, on behalf of the Secured Parties, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgor or any other Person to any of such issuers or obligors.

     14.  Binding Agreement; Assignment.  This Agreement, and the terms,
          -----------------------------
covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that the Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement. All references herein to the Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Obligations.

     15.  Severability.  In case any Lien, security interest or other right
          ------------
of any Secured Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

     16.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

     17.  Termination.  This Agreement and all obligations of the Pledgor
          -----------
hereunder shall terminate without delivery of any instrument or performance of any act by any party on the date when all of the Obligations (other than those in the nature of continuing indemnities or liability for fees and expenses which have not become due and payable) have been fully and irrevocably paid and satisfied in full, the Lenders are under further obligation to make Loans or issue Letters of Credit and no Letters of Credit are outstanding. Upon such termination of this Agreement, the Agent shall, at the sole expense of the Pledgor, deliver to the Pledgor the Pledged Notes (and any other property received as a dividend or distribution or otherwise in respect of the Pledged Notes), together with any cash then constituting the Collateral, not then sold or otherwise disposed of in accordance with the provisions hereof and take such further actions as may be necessary to effect the same.

     18.  Notices.  Any notice required or permitted hereunder shall be
          -------
given and shall be effective as provided in Section 12.02 of the Credit
Agreement.

     19.  Governing Law; Waivers.
          ----------------------

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

          (b) EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF HILLSBOROUGH, STATE OF FLORIDA, UNITED STATES OF AMERICA, AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) EACH PARTY AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY PROVIDED IN SECTION 12.02 OF THE CREDIT AGREEMENT OR BY ANY OTHER METHOD OF
        -------------
     SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

          (d)  NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL
                                    ---------------    ---
     PRECLUDE ANY PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY

     APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                         [Signature page follows.]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first written above.


                              WALTER INDUSTRIES, INC.

WITNESS:
                              By:
                                 ------------------------------------------
_____________________         Name:
                                   ----------------------------------------
_____________________         Title:
                                    ---------------------------------------

                              NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), as Agent for the Lenders

WITNESS:
                              By:
                                 ------------------------------------------
______________________        Name:
                                   ----------------------------------------
                              Title:
______________________              ---------------------------------------

                                                                 SCHEDULE I
                                                                 ----------


            Name of Obligor                        Name of Obligee          Date        Face Amount     Certificate No.
            ---------------                       ---------------           ----        -----------     ---------------
Sloss Industries Corporation                   Walter Industries, Inc.                  $24,000,000.00          1

Vestal Manufacturing Company                   Walter Industries, Inc.                  $ 9,600,000.00          1

JW Window Components, Inc.                     Walter Industries, Inc.                  $43,300,000.00          1

Southern Precision Corporation                 Walter Industries, Inc.                  $19,200,000.00          1

JW Aluminum Company                            Walter Industries, Inc.                  $19,100,000.00          1

Walter Land Company                            Walter Industries, Inc.                  $ 9,600,000.00          1

Jim Walter Resources, Inc.                     Walter Industries, Inc.                 $119,700,514.90          1

JW Window Components, Inc.                     Walter Industries, Inc.                                          1

Jim Walter Homes, Inc.                         Walter Industries, Inc.                                          1

Best Insurors, Inc.                            Walter Industries, Inc.                                          1

JW Aluminum Company                            Walter Industries, Inc.                                          2

Vestal Manufacturing Company                   Walter Industries, Inc.                                          1

United States Pipe and Foundry Company         Walter Industries, Inc.                                          1

United Land Corporation                        Walter Industries, Inc.                                          1

Southern Precision Corporation                 Walter Industries, Inc.                                          1

Jim Walter Resources, Inc.                     Walter Industries, Inc.                                          2

Sloss Industries Corporation                   Walter Industries, Inc.                                          1

Jefferson Warrior Railroad Company, Inc.       Walter Industries, Inc.                                          1

Hamer Properties, Inc.                         Walter Industries, Inc.                                          1

J.W. Walter, Inc.                              Walter Industries, Inc.                                          1

Walter Land Company                            Walter Industries, Inc.                                          2

Jim Walter Computer Services, Inc.             Walter Industries, Inc.                                          1

Jim Walter Homes of Louisiana, Inc.            Walter Industries, Inc.                                          1

Jim Walter Window Components, Inc.             Walter Industries, Inc.                                          1

Homes Holding Corporation                      Walter Industries, Inc.                                          1

Walter Home Improvement, Inc.                  Walter Industries, Inc.                                          1

Dixie Building Supplies, Inc.                  Walter Industries, Inc.                                          1

Railroad Holdings Corporation                  Walter Industries, Inc.                                          1

Hamer Holdings Corporation                     Walter Industries, Inc.                                          1

J.W.I. Holdings Corporation                    Walter Industries, Inc.                                          1

Land Holdings Corporation                      Walter Industries, Inc.                                          1

Computer Holdings Corporation                  Walter Industries, Inc.                                          1

Coast to Coast Advertising, Inc.               Walter Industries, Inc.                                          1

                                EXHIBIT H-1

                           Form of Revolving Note

                              Promissory Note
                              (Revolving Loan)

$______________                                   _________, ______________

                                                            ______ __, ____


     FOR VALUE RECEIVED, WALTER INDUSTRIES, INC., a Delaware corporation having its principal place of business located in Tampa, Florida (the "Borrower"), hereby promises to pay to the order of _______________________________________________, its successors and registered assigns (the "Lender"), in its individual capacity, at the office of NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), as agent for the Lenders (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of January 22, 1996 among the Borrower, the financial institutions party thereto as lenders (collectively, the "Lenders"), the Agent and certain financial institutions as managing agents (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of ___________ DOLLARS ($__________) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in
Article III of the Agreement.  All or any portion of the principal amount
-----------
of Loans may be prepaid or required to be prepaid as provided in the Agreement.

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 3.2 (a)
                                                          ---------------
of the Agreement. Further, in the event of such acceleration, this Revolving Note shall become immediately due and payable, without presenta-tion, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

     Interest hereunder shall be computed as provided in the Agreement.

     This Revolving Note is one of the Revolving Notes in the principal amount of $365,000,000 referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Loans evidenced hereby were or are made and are to be repaid. This Revolving Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

     This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 13.1(c) of the Agreement.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Revolving Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.


     IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                    WALTER INDUSTRIES, INC.

WITNESS:

______________________        By: _______________________________
______________________        Name: _____________________________
                              Title: ____________________________

                                EXHIBIT H-2

                            Form of Term Note A

                              Promissory Note
                               (Term  Loan A)

$________________                                        ________, ________

                                                            ______ __, ____


     FOR VALUE RECEIVED, WALTER INDUSTRIES, INC., a Delaware corporation having its principal place of business located in Tampa, Florida (the "Borrower"), hereby promises to pay to the order of ___________________________________ , its successors and registered assigns
(the "Lender"), in its individual capacity, at the office of NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), as agent for the Lenders (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of January 22, 1996 among the Borrower, the financial institutions party thereto as lenders (collectively, the "Lenders"), the Agent and certain financial institutions as managing agents (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of _____________________ DOLLARS ($______________), such amount of principal to be payable on the respective dates and in the respective amounts provided for in Sections 2.3(a) and 2.13 of the Agreement or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount hereof and accrued but unpaid interest thereon shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to
Section 2.4 of the Agreement.  Further, in the event of such acceleration,
-----------
this Term Note A shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Term Note A is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest due hereunder, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

     Interest hereunder shall be computed as provided in the Agreement.

     This Term Note A is one of the Term Notes A in the aggregate principal amount of $125,000,000 referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Term Loan A evidenced hereby was made and is to be repaid. This Term Note A is subject to certain restrictions on transfer or assignment as provided in the Agreement.

     This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 13.1(c) of the Agreement.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Term Note A any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.


     IN WITNESS WHEREOF, the Borrower has caused this Term Note A to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                 WALTER INDUSTRIES, INC.

WITNESS:

______________________     By: _________________________________
______________________     Name: _______________________________
                           Title: ______________________________

                                EXHIBIT H-3

                            Form of Term Note B

                              Promissory Note
                               (Term  Loan B)

$________________                                        ________, ________

                                                            ______ __, ____


     FOR VALUE RECEIVED, WALTER INDUSTRIES, INC., a Delaware corporation having its principal place of business located in Tampa, Florida (the "Borrower"), hereby promises to pay to the order of ___________________________________, its successors and registered assigns
(the "Lender"), in its individual capacity, at the office of NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), as agent for the Lenders (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of January 22, 1996 among the Borrower, the financial institutions party thereto as lenders (collectively, the "Lenders"), the Agent and certain financial institutions as managing agents (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of _____________________ DOLLARS ($______________), such amount of principal to be payable on the respective dates and in the respective amounts provided for in Sections 2.3(b) and 2.13 of the Agreement or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount hereof and accrued but unpaid interest thereon shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to
Section 2.4 of the Agreement.  Further, in the event of such acceleration,
-----------
this Term Note B shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Term Note B is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest due hereunder, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

     Interest hereunder shall be computed as provided in the Agreement.

     This Term Note B is one of the Term Notes B in the aggregate principal amount of $60,000,000 referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Term Loan B evidenced hereby was made and is to be repaid. This Term Note B is subject to certain restrictions on transfer or assignment as provided in the Agreement.

     This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 13.1(c) of the Agreement.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Term Note A any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.


     IN WITNESS WHEREOF, the Borrower has caused this Term Note B to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                 WALTER INDUSTRIES, INC.

WITNESS:

______________________     By: _________________________________
______________________     Name: _______________________________
                           Title: ______________________________

                                 EXHIBIT I

             Form(s) of Opinion(s) of Counsel to Credit Parties

            [OPINION OF SHACKLEFORD, FARRIOR, STALLINGS & EVANS]


                              January 22, 1996



To the Lenders party to the Credit Agreement referred to below and NationsBank, National
Association (South) as Administrative Agent,
Documentation Agent and Syndication Agent
(the "Agent")


                          Walter Industries, Inc.
                          -----------------------

Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 7.1(a)(ii) of the Credit Agreement dated as of January 22, 1996 among Walter Industries, Inc., a Delaware corporation (the "Borrower"), and each of you. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

     We are special counsel for the Borrower and its Subsidiaries listed on Exhibit A attached hereto (the Borrower and its Subsidiaries are
---------
collectively referred to as the "Obligated Entities"; the Obligated Entities shown on Exhibit A attached hereto as organized under the laws of
                  ---------
Delaware are collectively referred to as the "Delaware Entities" and the Obligated Entities shown on Exhibit A attached hereto as organized under
                            ---------
the laws of Florida are collectively referred to as the "Florida Entities") in connection with the preparation, execution and delivery of the Credit Agreement and in connection with the preparation, execution and delivery of the other Loan Documents.

     In that connection, we have examined:

     (a) counterparts of each of the Loan Documents, executed by each of the parties thereto;

     (b) the charter and bylaws of the Borrower, each of the other Delaware Entities and each of the Florida Entities, in each case as amended through the date hereof;

     (c) all resolutions adopted by, and certain other records of proceedings of, the Board of Directors of the Borrower, each of the other Delaware Entities and each of the Florida Entities;

     [(d) executed copies of financing statements (the "Financing Statements") to be filed under the Uniform Commercial Code of the State of Florida (the "Code") naming a Loan Party as debtor and the Facilities Manager as secured party, which Financing Statements are to be filed; and]

     (e) all other documents furnished by the Obligated Entities pursuant to Section 7.1 of the Credit Agreement.

     We have also examined the originals, or copies certified to our satisfaction, of the documents listed in the certificate of William H. Weldon, Senior Vice President of the Borrower and a Vice President of each of the Subsidiaries, dated the date hereof (the "Opinion Certificate"), certifying that the documents listed therein are all of the indentures, loan or credit agreements, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and all of the orders, writs, judgments, injunctions, decrees, determinations and awards, that restrict or impair or purport to restrict or impair the performance of the obligations of each of the Obligated Entities under any of the Loan Documents or the right of each of the Obligated Entities, to borrow money, to guarantee the obligations of other Persons, to create Liens on its properties or to consummate the transactions contemplated by the Loan Documents. In rendering our opinion expressed in paragraphs 3(a)(ii), (b) and (c), we have limited our investigation to the documents described in the Opinion Certificate.

     In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of each of the Obligated Entities, certificates of public officials and of the officers of each of the Obligated Entities and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently known or established by us, relied upon certificates of each of the Obligated Entities, as appropriate, or of its officers or of public officials.

     In our examination of the documents referred to above, we have assumed
(i) the due execution and delivery, pursuant to due authorization, of each of the documents referred to above by all parties thereto other than any of the Obligated Entities except, with respect to authorization, (a) the Alabama Entities as defined in the opinion of Bradley, Arant, Rose & White addressed to you of even date herewith, as to which matter we refer you to such opinion, (b) Jim Walter Window Components, Inc., a Wisconsin corporation, and (c) Cardem Insurance Co., Ltd., as to which matter we refer you to ____________________________________, (ii) the authenticity of all such documents submitted to us as originals and (iii) the conformity to originals of all such documents submitted to us as copies.

     [In rendering our opinion expressed in paragraphs 1(b), 2(b) and 7 below, we have relied upon the opinion of the Borrower's Vice President - Legal of even date herewith (the "General Counsel Opinion").

     This opinion is limited to the laws of the State of Florida, the General Corporation Law of the State of Delaware and the federal laws of the United States.

     Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

     1. (a) Each of the Florida Entities is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and each of the Delaware Entities is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) except as otherwise disclosed [in the General Counsel Opinion,] each Obligated Entity is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except whether the failure to so qualify or be licensed, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (d) each of the Delaware Entities and the Florida Entities has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

     2. (a) All of the outstanding shares of capital stock of the Borrower has been validly issued and is fully paid and nonassessable and
(b) all of the outstanding shares of capital stock of each Restricted Subsidiary has been validly issued, are fully paid and nonassessable, and are owned by the Borrower and one or more of its wholly owned Subsidiaries (as more particularly described on Exhibit B attached hereto) free and
                                   ---------
clear of all Liens except those credited under the Loan Documents.

     3. The execution, delivery and performance by the Borrower, each other Delaware Entity and each Florida Entity of each Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated by the Loan Documents, are within such Obligated Entity's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene such Obligated Entity's charter or bylaws, and the execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated by the Loan Documents do not (a) violate (i) any Florida, Delaware or federal law (including, without limitation, the Exchange Act and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), statute, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (ii) any order, writ, judgment, injunction, decree, determination or award, (b) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, or other instrument binding on or affecting such Obligated Entity, or any of its Subsidiaries or any of their properties, or
(c) except for Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Obligated Entity or any of its Subsidiaries.

     4. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for (a) the due execution, delivery, recordation, filing or performance by any Obligated Entity of any Loan Document to which it is or is to be a party or for the consummation of any aspect of the transactions contemplated by the Loan Documents, (b) the grant by any Obligated Entity of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Security Instruments (including the priority nature thereof) or (d) the exercise by the Agent or any Lender of its rights under the Loan Documents. Notwithstanding clause (d) above, we express no opinion regarding authorizations, approvals or other actions by, notices to or filings with any Governmental Authority or other third party that may be required in connection with the enforcement of remedies provided by the Security Instruments. All applicable waiting periods in connection with any aspect of the transactions contemplated by the Loan Documents have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the rights of the Obligated Entities or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties or assets now owned or hereafter acquired by any of them.

     5. Each Loan Document has been duly executed and delivered by each Obligated Entity intended to be a party thereto and constitutes the legal, valid and binding obligation, agreement or conveyance, as the case may be, enforceable against such Obligated Entity in accordance with its respective terms.

     6. There is no action, suit, investigation, litigation or proceeding affecting any Obligated Entity or any of its Subsidiaries or any of their respective properties pending or, to the best of our knowledge, threatened in any court or before any arbitrator or by or before any Governmental Authority that could reasonably be expected to (a) have a Material Adverse Effect [(other than the matters disclosed in the General Counsel Opinion)],
(b) adversely affect the legality, validity or enforceability of any aspect of the Credit Agreement, any Note, or any other Loan Document or the consummation of the transactions contemplated by the Loan Documents, and there has been no adverse change in the status, and no materially adverse change in the financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 8.10 to the Credit Agreement.

     7. Each of the Stock Pledge Agreement and the Intercompany Note Pledge Agreement to which any Obligated Entity is a party (the "Pledge Agreements") is effective to create a valid and subsisting security interest in the Collateral therein described (or, as to Collateral in which each such Obligated Entity party thereto does not have an interest as of the date hereof, to create such a security interest upon the acquisition by such Obligated Entity of an interest in such property). Under the Pledge Agreements, upon delivery by each of the Obligated Entities of the certificates evidencing Pledged Stock owned by them, and of the Intercompany Notes of which each of them is the holder, the Agent (for itself and on behalf of the Lenders) will hold a perfected security interest in such Collateral and no filing of a financing statement or other instrument of any kind is required in order to perfect, or preserve the perfection of, such security interest in such Collateral.

     8. All taxes and governmental fees and charges, the payment of which are required by the States of Florida or Delaware in connection with the execution, delivery and recording of the Loan Documents, and the execution and delivery of any financing statements have been paid.

     9. Neither the Agent nor any Lender is required to qualify to do business in the State of Florida or to comply with the requirements of any foreign lender statute solely in order to carry out the transactions contemplated by the Loan Documents, nor will the Agent or any other Lender be subject to taxation in the State of Florida, in each case solely as the result of the performance of such transactions, provided that we express no opinion with regard to such matters as they relate to the enforcement of remedies provided by the Security Instruments if and when the Agent or any Lender becomes an owner of the Collateral.

     10. No Obligated Entity or any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     The opinions set forth above are subject to the following qualifications:

     (a) Our opinions as to enforceability in paragraph 5 above is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

     This opinion is rendered to the Agent and the other Lenders as of the date hereof in connection with the Credit Agreement and may not be relied upon by any person other than the Agent, the Lenders, and the assignees and participants of the Agent or any Lender, or by any of them in any other context, and may not be furnished to any other person or entity without our prior written consent, provided that each person entitled to rely hereon may provide this opinion (i) to bank examiners and other regulatory authorities should they so request or in connection with their normal examination, (ii) to the independent auditors and attorneys of any Person,
(iii) pursuant to order or legal process of any court or government agency,
(iv) in connection with any legal action to which such Person is a party arising out of the transactions contemplated by the Loan Documents or (v) in connection with the assignment of or sale of participations in Loans and/or Participations.

                              Very truly yours,

                                 EXHIBIT A

                                Subsidiaries
                                ------------


     [list all direct and indirect Subsidiaries, including Unrestricted Subsidiaries, with reference to jurisdiction of organization]

                                 EXHIBIT B

                             Ownership of Stock
                             ------------------

                [OPINION OF GENERAL COUNSEL TO THE BORROWER]


                              January 22, 1996



To: The Lenders party to the Credit Agreement referred to below and to NationsBank, National Association (South) as Administrative Agent, Documentation Agent and Syndication Agent (the "Agent")


                          Walter Industries, Inc.
                          -----------------------

Ladies and Gentlemen:

     The undersigned is Vice President-Legal of Walter Industries, Inc., a Delaware corporation (the "Borrower") and in such capacity oversees the legal services provided to the Borrower and each of its wholly-owned subsidiaries set forth on Exhibit A attached hereto (together with the
                          ---------
Borrower, the "Obligated Entities"). In my capacity as Vice President - Legal of the Borrower, I have been requested to provide the following opinion to you in connection with the opinion that Shackleford, Farrior, Stallings & Evans, P.A. is to provide (the "SFS&E Opinion") pursuant to
Section 7.1(a)(ii) of the Credit Agreement dated as of January 22, 1996 (the "Credit Agreement") among the Borrower and you. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

     In connection with rendering this opinion, I have examined:

     (a) counterparts of each of the Loan Documents, executed by each of the parties thereto;

     (b) the charter and bylaws of each of the Obligated Entities in each case as amended through the date hereof; and

     (c) certain resolutions adopted by, and certain other records of proceedings of, the Board of Directors of each of the Obligated Entities.

     In addition, I have also examined the originals, or copies certified to my satisfaction, of such other corporate records of each of the Obligated Entities, certificates of public officials and of the officers of each of the Obligated Entities and agreements, instruments and other documents as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently known or established by me, relied upon certificates of each of the Obligated Entities, as appropriate, or of its officers or of public officials.

     This opinion is limited to the laws of the State of Florida, the General Corporation Law of the State of Delaware and the federal laws of the United States.

     Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

     1.   Except as disclosed on Exhibit B attached hereto, each Obligated
                                 ---------
Entity is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     2. All of the outstanding shares of capital stock of each Obligated Entity (other than the Borrower with respect to which I express no opinion) have been validly issued, are fully paid and nonassessable, and are owned by the Borrower and one or more of its wholly-owned Subsidiaries, as more particularly described on Exhibit B attached to the SFS&E Opinion, free and
                          ---------
clear of all Liens, except those created under the Loan Documents.

     3. The execution, delivery and performance by each Obligated Entity of each Loan Document to which it is or is to be a party and the consummation of the transactions contemplated by the Loan Documents, are within such Obligated Entity's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene such Obligated Entity's charter or bylaws.

     4. There is no action, suit, investigation, litigation or proceeding affecting any Obligated Entity or any of its Subsidiaries or any of their respective properties pending or, to the best of our knowledge, threatened in any court or before any arbitrator or by or before any Governmental Authority that could reasonably be expected to (a) have a Material Adverse Effect (other than the Disclosed Litigation and those environmental and
related matters set forth in attached Schedules                   and
                                      --------------------------------------
     ), or (b) adversely affect the legality, validity or enforceability of
-----
any aspect of the Credit Agreement, any Note, or any other Loan Document or the consummation of the transactions contemplated by the Loan Documents, and there has been no adverse change in the status, and no materially adverse change in the financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule
8.10 to the Credit Agreement.

     This opinion is rendered to Shackleford, Farrior, Stallings & Evans, P.A., the Agent and the Lenders as of the date hereof in connection with the Credit Agreement and may not be relied upon by any person other than Shackleford, Farrior, Stallings & Evans, P.A. in connection with its opinion furnished pursuant to Section 7.1(a)(ii) of the Credit Agreement, and the Agent, the Lenders and the assignees or participants of the Agent or any Lender, or by any of them in any other context, and may not be furnished to any other Person without my prior written consent, provided that each Person entitled to rely hereon may provide this opinion (i) to bank examiners and other regulatory authorities should they so request or in connection with their normal examination, (ii) to the independent auditors and attorneys of any Person, (iii) pursuant to order or legal process of any court or government agency, (iv) in connection with any legal action to which such Person is a party arising out of the transactions contemplated by the Loan Documents or
(v) in connection with the assignment of or sale of participations in Loans and/or Participations.

     I am aware that Shackleford, Farrior, Stallings & Evans, P.A. will rely upon this opinion in rendering its opinion furnished pursuant to Sections 7.1(a)(ii) and (xxii) of the Credit Agreement.

                              Very truly yours,

                                 EXHIBIT A

                          [List all Subsidiaries]

                                 EXHIBIT B

                           Qualification Matters
                           ---------------------

                 [OPINION OF BRADLEY, ARANT, ROSE & WHITE]


                              January 22, 1996



To: The Lenders party to the Credit Agreement referred to below and to NationsBank, National Association (South) as Administrative Agent, Documentation Agent and Syndication Agent (the "Agent")


                          Walter Industries, Inc.
                          -----------------------

Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 7.1(a)(ii) of the Credit Agreement dated as of January 22, 1996 (the "Credit Agreement"), among Walter Industries, Inc., a Delaware corporation (the "Borrower"), and each of you. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

     We have acted as special counsel in the State of Alabama for the Borrower and the Subsidiaries listed on Exhibit A attached hereto (the
                                        ---------
"Covered Subsidiaries" and, together with the Borrower, collectively the "Obligors"; Jim Walter Resources, Inc. and Jefferson Warrier Railroad Company, Inc. are collectively referred to as the "Alabama Entities") in connection with the execution and delivery of the Credit Agreement and the other Loan Documents.

     In that connection, we have examined:

     (a) copies of the Credit Agreement and each of the following documents (the "Alabama Loan Documents") to be executed by the Covered Subsidiaries; the Facility Guaranty, Stock Pledge Agreement (and related assignments) and Intercompany Note Pledge Agreement (and related endorsements);

     (b) the charter and bylaws of each of the Alabama Entities, as amended through the date hereof;

     (c) resolution adopted by the Board of Directors and sole shareholder of each of the Alabama Entities pertaining to the Credit Agreement and the transactions contemplated thereby; [and

     (d) copies of financing statements (the "Financing Statements") to be filed under the Uniform Commercial Code as enacted and in effect in the State of Alabama naming each Alabama Entity as debtor and the Agent as secured party, which Financing Statements are to be filed in the filing offices listed in Schedule I hereto.]

     In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of each of the Obligors, certificates of public officials and of the officers of each of the Obligors and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have relied upon certificates of each of the Obligors, as appropriate, or of its officers or of public officials.

     In our examination of the documents referred to above, we have assumed
(i) the due execution and delivery, pursuant to due authorization, of each of the documents referred to above by all parties thereto other than the Alabama Entities, (ii) the authenticity of all such documents submitted to us as originals and (iii) the conformity to originals of all such documents submitted to us as copies.

     In rendering our opinion we have assumed that the Loan Documents were negotiated and will be executed and delivered by the parties thereto in Florida and North Carolina, that all Loans and other disbursements under the Credit Agreement will be made and repaid in [North Carolina] and that the Notes will be held by the Lenders outside of the State of Alabama.

     This opinion is limited to the laws of the State of Alabama.

     Based upon the foregoing and upon such investigation as we have deemed necessary, and subject to the exceptions and qualifications herein set forth, we are of the following opinion:

     1. Each of the Alabama Entities (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama and (b) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Each of the Covered Subsidiaries other than the Alabama Entities is qualified to do business as a foreign corporation and is in good standing under the law of the State of Alabama.

     2. All of the outstanding shares of capital stock of each of the Alabama Entities have been validly issued, are fully paid and nonassessable, and are owned of record by the Borrower or one or more of its wholly owned Subsidiaries as more particularly described on Exhibit B
                                                                ---------
attached hereto.

     3. The execution, delivery and performance by each of the Alabama Entities of each Alabama Loan Document to which it is or is to be a party and the consummation of the transactions contemplated thereby are within such Alabama Entity's corporate powers, have been duly authorized by all necessary corporate action, and do not (a) contravene such Alabama Entity's charter or bylaws or (b) violate any law, statute, rule or regulation.

     4. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body of the State of Alabama is required for (a) the due execution, delivery, recordation, filing or performance by any Covered Subsidiary of any Alabama Loan Document to which it is or is to be a party or the consummation of any aspect of the transactions contemplated thereby, (b) the grant by any Covered Subsidiary of the Liens granted by them pursuant to the Alabama Loan Documents, (c) the perfection of the Liens created under the Alabama Loan Documents (including the priority thereof) executed by any Covered Subsidiary or (d) the exercise by the Agent or any Lender of its rights under the Alabama Loan Documents or the remedies in respect of the Collateral pursuant to the Alabama Loan
Documents, except [                ].

     5. Although the Alabama Loan Documents executed by the Covered Subsidiaries contain choice of law provisions that state that they shall be governed by and construed in accordance with the laws of the State of Florida (except to the extent that the validity or perfection of the security interest thereunder, or remedies thereunder, in respect of any particular Collateral are governed by the laws of another jurisdiction), in the event that the laws of the State of Alabama were applied to govern such Alabama Loan Documents, the Alabama Loan Documents would be the legal, valid and binding obligations of the Covered Subsidiaries, enforceable against the Covered Subsidiaries in accordance with their respective terms.

     6. Each of the Stock Pledge Agreement and the Intercompany Note Pledge Agreement to which either of the Alabama Entities is a party (the "Pledge Agreements") is effective to create a valid and subsisting security interest in the Collateral therein described (or, as to Collateral in which such Alabama Entity party thereto does not have an interest as of the date hereof, to create such a security interest upon the acquisition by such Alabama Entity of an interest in such property). Under the Pledge Agreements, upon delivery to the Agent by the Alabama Entities of the certificates evidencing Pledged Stock owned by either of them, and of the Intercompany Notes of which either of them is the holder, the Agent (for itself and on behalf of the Lenders) will hold a perfected security interest in such Collateral, and no filing of a financing statement or other instrument of any kind under the laws of Alabama is required in order to perfect, or preserve the perfection of, such security interest in such Collateral.

     7. No documentary stamp, intangibles, excise or other tax, duty, fee or impost is required by the State of Alabama to be paid in connection with the execution and delivery of, or enforcement by the Agent and the Lenders of rights under the Alabama Loan Documents.

     8. Neither the Agent nor any Lender is required to qualify to do business in the State of Alabama, or to comply with the requirements of any foreign lender statute solely in order to carry out the transactions contemplated by the Loan Documents or to avail themselves of the remedies provided thereby, nor will the Agent, or any Lender be subject to taxation in the State of Alabama solely as the result of the performance of such transactions.

     9. The choice of Florida law to govern the Loan Documents in which such choice of law is stipulated is a valid and effective choice of law under the laws of the State of Alabama and, under the State of Alabama's principles of conflicts of laws, a federal court sitting in its diversity capacity in the State of Alabama or any of the State of Alabama's state courts will apply Florida law in an action or proceeding arising out of the Florida Loan Document to the extent that the parties thereto have agreed to its application therein, except to the extent that any provision of such Loan Document violates the fundamental public policy of the State of Alabama and except that the State of Alabama's or federal procedural or remedial law will apply. Without limiting the generality of the foregoing, any such court would apply the usury law of the State of Florida to the Loan Documents in which the law of the State of Florida is stipulated to govern.

     The opinions set forth above are subject to the following qualifications:

     (a) Our opinions in paragraphs 1 and 3 above are subject to the comments made in this subparagraph. [The Articles of Incorporation of Jim Walter Resources provide that its purposes include the transaction of any lawful business for which a corporation may be incorporated under the Alabama Business Corporation Act. Such a "general purpose clause" is authorized by the Alabama Business Corporation Act. However, the Alabama Constitution provides that no corporation shall engage in any business other than that expressly authorized in its articles. There has been no judicial determination of whether such a general purpose clause is sufficient under this constitutional provision to authorize a corporation to engage in any lawful business, and in the absence of such a determination, we could not express an unqualified opinion that a general purpose clause is sufficient. For that reason we customarily include a more specific statement of the purposes for which the corporation is organized. Nevertheless, we are inclined to believe that if properly presented our courts would hold a general purpose clause is sufficient under the Constitution to authorize a corporation to engage in any lawful business.]

     (b) Our opinion in paragraph 5 above is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

     (c) Our opinion in paragraph 5 above is also subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally (including, without limitation, all laws relating to fraudulent transfers or conveyances).

     (d) Our opinion in paragraph 5 above is also subject to the effect of any applicable laws or judicial decisions of the State of Alabama which may limit the enforceability of certain rights and remedies provided by the Pledge Agreements but which do not in our opinion render inadequate the rights and remedies for the realization of the practical benefits and security intended to be provided by the Pledge Agreements.

     (e) Our opinion set forth in paragraphs 4 and 6 above are subject to the further qualifications that we express no opinion as to the rights of the Alabama Entities in or title to any Collateral.

     This opinion is rendered to the Agent and the Lenders as of the date hereof in connection with the Credit Agreement and may not be relied upon by any person other than the Agent, the Lenders, and any participant or assignee of the Agent or any Lender, or by any of them in any other context, and may not be furnished to any other person or entity without our prior written consent, provided that this opinion may be provided (i) to bank examiners and other regulatory authorities should they so request or in connection with their normal examination, (ii) to the independent auditors and attorneys of any Person entitled to rely hereon, (iii) pursuant to order or legal process of any court or government agency, (iv) in connection with any legal action to which any Person entitled to rely hereon is a party arising out of the transactions contemplated by the Loan Documents or (v) in connection with the assignment of or sale of participations in Loans and/or Participations.

                              Very truly yours,

                                 EXHIBIT A

                            Covered Subsidiaries
                            --------------------

                                 EXHIBIT B

                             Ownership of Stock
                             ------------------

                                 EXHIBIT J
                         CERTIFICATE OF COMPLIANCE

NationsBank, National Association (South), as Agent
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255
Attention:  Agency Services
Telefacsimile: (704) 386-9923

NationsBank, National Association (South), as Agent
400 North Ashley Drive
Tampa, Florida 33603
Attention: Corporate Banking Department
Telefacsimile:  (813) 224-5948


     Reference is hereby made to the Credit Agreement dated as of January 22, 1996 (the "Agreement") among Walter Industries, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association (South), as Agent for the Lenders ("Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of November 30, 1995 (the "Determination Date") as follows:

I.  COMPLIANCE WITH CERTAIN FINANCIAL COVENANTS
    -------------------------------------------

     Computations showing compliance with Sections 10.1, 10.4(g), (j), (k),
(l), 10.6(g), (k), (l), 10.8(b), and 10.12 are set forth on Schedule I
                                                            ----------
hereto and incorporated herein by this reference.

II. NO DEFAULT OR EVENT OF DEFAULT - Not Applicable -
    ------------------------------

     A. Since             (the date of the last similar certification), (a)
              -----------
the Borrower has not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and
(b) no Default or Event of Default specified in Article XI of the Agreement
                                                ----------
has occurred and is continuing.

     B. If a Default or Event of Default has occurred since            (the
                                                            ----------
date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of Default:
                                                                  ----------

----------------------------------------------------------------------------

---------------

           (Note if no Default or Event of Default has occurred, insert "Not Applicable").

III. NET CASH ADVANCES BY BORROWER AND RESTRICTED SUBSIDIARIES TO
     ------------------------------------------------------------
UNRESTRICTED       SUBSIDIARIES
--------------     ------------

     As of the Determination Date, the Net Cash Advances after the Closing Date by the Borrower and Restricted Subsidiaries to the Unrestricted Subsidiaries was $ Not applicable.
                  ---------------

IV.  CERTIFICATE OF FAIRNESS OF FINANCIAL STATEMENTS
     -----------------------------------------------

     Pursuant to Section 9.1(b) of the Credit Agreement, the undersigned hereby certifies that the unaudited consolidated financial statements present fairly the financial position of Walter Industries, Inc., and its Subsidiaries, at November 30, 1995 and 1994 and the results of their operations and their cash flows for the six month periods ended November 30, 1995 and 1994, in conformity with generally accepted accounting principles applied on a consistent basis, subject however, to year-end audit adjustments.

V.   ADDITIONAL REQUIRED SCHEDULES
     -----------------------------

     Pursuant to Section 9.1(e) of the Credit Agreement, the additional required schedules of Consolidated Capital Expenditures and Changes in Consolidated Working Capital and a statement of the aggregate amount of each of Holdback Reserves and Tax Reserves are set forth in Schedule II
                                                            -----------
hereto and incorporated by this reference, each certified as true and correct by the below Authorized Representative.

VI.  APPLICABLE MARGIN
     -----------------

     Effective as of the end of each fiscal quarter of the Borrower (each, a "Determination Date"), the Applicable Margin for Revolving Loans and each of the Term Loans are set forth on Schedule III hereto and incorporated
                                   ------------
herein by this reference.


IN WITNESS WHEREOF, I have executed this Certificate this      day of
                                                          ----        ------
  ,     .
--------



                                   By:
                                       --------------------------
                                       Authorized Representative

                                   Name: W. H. Weldon
                                        ------------------------
                                   Title: Executive Vice President and
                                         Chief Financial Officer

                                                        WALTER INDUSTRIES, INC.
                                                          FINANCIAL COVENANTS
                                                           NOVEMBER 30, 1995

                                                               SCHEDULE I

                                                                                                   Page 1 of 4

10.1 (a)  Fixed Charge Coverage ($ in thousands)         Fiscal                                          LTM
                                                          Year        Six months ended November 30,   November 30,
                                                          1995        -----------------------------      1995
                                                       -----------        1994            1995      --------------
                                                                      ------------   -------------

Consolidated net income (loss)                         $              $              $              $

Plus:   Consolidated Net Interest Expense (actual)

        Taxes on income

        FASB 106 non-cash liability

        Net extraordinary and unusual losses/(gains)

        Amortization of excess of purchase price

        Depreciation and depletion

        FASB 121 Changes

        Non-recurring Plan of Reorganization charges
                                                       ---------------------------------------------------
             =   Consolidated EBITDA


Less:   Consolidated Capital Expenditures
                                                       --------- -------------      ---------     --------
             =   Numerator
                                                       ---------     ---------      ---------     --------

        Pro forma Consolidated Interest Expense (attached)

Plus:   Required Principal Payments
        Dividends Paid
                                                       ---------------------------------------------------

           =   Denominator
                                                       ----------     --------  --------------------------
           =   Consolidated Fixed Charge Coverage

               Covenant
                                                                                                 ---------
               Variance
                                                                                                 =========


               Compliance Status                                    Yes                      No
                                                       ------------             ------------



10.1 (b)  Interest Coverage ($ in thousands)              Fiscal                                        LTM
                                                           Year      Six months ended November 30,   November 30,
                                                           1995      -----------------------------      1995
                                                       ------------      1994            1995       --------------
                                                                      ------------   -------------


         Consolidated EBITDA (from 10.1 [a])           $              $              $              $

         Divided by:

         Pro forma Consolidated Interest Expense
                                                                                                    ---------
               =   Consolidated Interest Coverage Ratio

                   Covenant
                                                                                                    ---------
                   Variance
                                                                                                    =========

                   Compliance Status                           Yes                        No
                                                       --------            ---------------

                                                        WALTER INDUSTRIES, INC.
                                                          FINANCIAL COVENANTS
                                                           NOVEMBER 30, 1995

                                                               SCHEDULE I

                                                                                                                Page 2 of 4
10.1 (c)  Leverage Ratio ($ in thousands)
          (Measured Quarterly)                                                                   November 30,
                                                                                                     1995
                                                                                                 -------------

Consolidated Indebtedness (Pro Forma Basis):
            Revolver Outstanding                                                                 $
Plus:       Term Loan A Outstandings
            Term Loan B Outstandings
            Permitted Receivables Securitization Outstandings
            Capital Leases and Other
                                                                                                 ---------
            = Consolidated Indebtedness (Numerator)

Divided by:  Consolidated EBITDA (Denominator)
             (4 Consecutive quarters)
                                                                                                 ---------
        = Consolidated Leverage Ratio
          Covenant
                                                                                                 ---------
          Variance
                                                                                                 =========

          Compliance Status                                                Yes                            No
                                                                   -------                       --------

10.4 (g)  Purchase money Indebtedness secured by
          Liens described by 10.3 (i)

          Actual
          Covenant
                                                                                                 ------------
          Variance
                                                                                                 ============

          Compliance Status                                               Yes                            No
                                                                   -------                       -------

10.4 (j)  Indebtedness arising from Rate Hedging
          Obligations for Borrower and Restricted
          Subsidiaries (Notional Amount)

          Actual
          Covenant
                                                                                                 ------------
          Variance
                                                                                                 ============

          Compliance Status                                                 Yes                          No
                                                                   --------                      -------

10.4 (k)  Capital Leases in aggregate principal amount
          Actual
          Covenant
                                                                                                 ------------
          Variance
                                                                                                 ============

          Compliance Status                                                Yes                           No
                                                                   -------                       -------

                                                        WALTER INDUSTRIES, INC.
                                                          FINANCIAL COVENANTS
                                                           NOVEMBER 30, 1995

                                                               SCHEDULE I
                                                                                                                 Page 3 of 4

10.4 (1)  Additional unsecured Indebtedness not
          otherwise defined in 10.4(a) - (k)                                                    November 30,
                                                                                                     1995
                                                                                                -------------
          Actual                                                                                $

          Covenant
                                                                                                -----------

          Variance
                                                                                                ===========


          Compliance                                                                Yes                   No
                                                                      -------------             ---------


10.6 (g)         Net Cash Advances to Unrestricted Subsidiaries


Net Cash Advances to Unrestricted Subsidiaries:
          Aggregate outstanding principal amount of loans &

          advances made after the Closing Date by Borrower

          or any Restricted Subsidiaries to the                                           Not applicable

          Unrestricted Subsidiaries

Less:     Aggregate outstanding principal amount of Subordinated

          Payables arising after the Closing Date

          Covenant

          Variance


          Compliance Status                                                         Yes                   No
                                                                           --------             ---------


10.6 (k) Loans and advances to employees in ordinary course of business of the Borrower and its subsidiaries
          Actual                                                                               $

          Covenant
                                                                                               ----------
          Variance
                                                                                               ==========


          Compliance Status                                                          Yes                 No
                                                                           ---------           ---------


10.6 (l)  Additional Investments (including acquisitions

          but excluding intercompany advances between

          the Borrower and Restricted Subsidiaries)

          Actual                                                                               $

          Covenant: ($20,000,000 + Cumulative Excess Cash Flow)
                                                                                               -----------

          Variance                                                                             $
                                                                                               ===========


          Compliance Status                                                         Yes                  No
                                                                           --------            ---------

                                                        WALTER INDUSTRIES, INC.
                                                          FINANCIAL COVENANTS
                                                           NOVEMBER 30, 1995

                                                               SCHEDULE I
                                                                                                                    Page 4 of 4

10.8 (b)  Restricted Payments



     Commencing on June 1, 1996:

       Total Restricted Payments

       Covenant (based on Consolidated                                          Not applicable

         Leverage Ratio)

       Variance


     Compliance Status                                                  Yes                                     No
                                                                -------                                  -------



10.12  Lease Payments  ($ in thousands)                          Fiscal                                                   LTM
                                                                  Year          Six months ended November 30,         November 30,
                                                                  1995          -----------------------------             1995
                                                               -----------          1994            1995             --------------
                                                                                ------------   -------------


        Actual                                                 $                $              $                     $

        Covenant
                                                                                                                     ---------

        Variance                                                                                                     $
                                                                                                                     =========


        Compliance Status                                               Yes                             No
                                                               --------                        --------

                                                        WALTER INDUSTRIES, INC.
                                                          FINANCIAL COVENANTS
                                                           NOVEMBER 30, 1995

                                                              SCHEDULE II



9.1 (e)(i)  Schedule of Consolidated Capital                                           For the Quarter Ended
                                                                  ------------------------------------------------------
            Expenditures (Measured from Year-end)                 Aug. 31,       Nov. 30,         Feb. 29,        May 31,
            ($ in thousands)                                       1995           1995             1996           1996        Total
                                                                  -------       --------         --------       -------     -------
       Consolidated Capital Expenditures                          $              $                $              $           $





9.1 (e)(ii)  Schedule of changes in Consolidated                      May 31,       November 30,
             Working Capital                                            1995          1995           Change
                                                                      --------      --------        --------

             Consolidated Current Assets

               Accounts Receivable - Trade                            $             $               $

               Accounts Receivable - Other

               Inventories

               Prepaid Expenses

               Other Current Assets
                                                                      ---------      ---------      ---------

                 Current Assets
                                                                      ---------------------------------------
           Consolidated Current Liabilities

               Short-Term Notes Payable

               Current Maturities of Long-term Debt

               Accounts Payable

                Accrued Expenses

                Taxes Payable

               Other Current Liabilities
                                                                      ---------      ---------      ---------

                  Current Liabilities
                                                                      ---------      ---------      ---------


          Consolidated Working Capital                                $              $              $
                                                                      =========      =========      =========





                                                                                     Nov.30
                                                                                      1995
                                                                                     ------


9.1 (e)(iii) Statement of Aggregate Amount of Holdback Reserves                      $
                                                                                     ======






                                                                                     Nov. 30,
                                                                                      1995
                                                                                     ------


9.1(e)(iii)  Statement of Aggregate Amount of Tax Reserves                           $
                                                                                     ======

                                    WALTER INDUSTRIES, INC.
                                Calculation of Applicable Margin
                                      At NOVEMBER 30, 1995


                                          SCHEDULE III

                                                        Applicable Margin for
                                                        Eurodollar Rate Loans
                                   Consolidated       -------------------------
                                  Leverage Ratio         Term     Revolver and
                                     (10.1 [c])         Loan B    Term Loan A
                                  -------------       -------------------------

                                  > 3.50:1.00           2.25%        1.75%
                                  > 3.00:1.00           2.00%        1.50%
                                  > 2.50:1.00           2.00%        1.25%
                                  > 2.00:1.00           2.00%        1.00%
                                  > 2.00:1.00           2.00%        0.75%


                        Actual      2.75:1.00           2.00%      1.25%
                                  ---------------------------------------

                        Rate Change
                        Status            No               No rate change
                                  --------------------------------------------


                                 EXHIBIT K


                 Form of Facility Guaranty for Subsidiaries



     THIS GUARANTY AND SURETYSHIP AGREEMENT (the "Guaranty Agreement" or

the "Guaranty"), dated as of __________ __, ____, is made by each of the undersigned (each a "Guarantor" and collectively the "Guarantors") to

NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), a national banking association, as Administrative Agent, Documentation Agent and Syndication Agent (the

"Agent") for each of the lenders now or hereafter party to the Credit Agreement (as defined below) (each a "Lender" and collectively the

"Lenders").


                            W I T N E S S E T H:
                            -------------------


     WHEREAS, the Agent and the Lenders have agreed to provide to Walter Industries, Inc., a Delaware corporation (the "Borrower") two term loan facilities, a revolving credit facility and letter of credit and swing line subfacilities pursuant to the terms of that certain Credit Agreement dated as of January 22, 1996 among the Borrower, the Agent and the Lenders (as from time to time amended, modified or supplemented, the "Credit

Agreement"); and


     WHEREAS, each Guarantor is a direct or indirect Subsidiary of the Borrower; and


     WHEREAS, as a condition to entering into the Credit Agreement and continuing to make any loans or advances or to issue letters of credit thereunder, each Guarantor is required to guarantee to the Agent and the

Lenders payment of the Borrower's Liabilities (as hereinafter defined) in accordance with the terms of this Agreement; and


     WHEREAS, each Guarantor will materially benefit from the loans and advances to be made, and the letters of credit to be issued, under the Credit Agreement, and each Guarantor is willing to enter into this Guaranty to provide an inducement for the Lenders and the Agent to continue to make loans and advances, and to issue letters of credit, under the Credit

Agreement.

     NOW, THEREFORE, in order to induce the Lenders and the Agent to make loans and advances to the Borrower, and to issue letters of credit for the account of the Borrower, under the Credit Agreement, each Guarantor agrees as follows:


     10.  Definitions.  All capitalized terms not otherwise defined herein
          -----------

shall have the meanings ascribed to such terms in the Credit Agreement.


     11.  Guaranty.  Each Guarantor hereby jointly and severally,
          --------
unconditionally, absolutely, continually and irrevocably guarantees to the

Agent and the Lenders the payment and performance in full of the Borrower's Liabilities (as defined below). For all purposes of this Guaranty

Agreement, "Borrower's Liabilities" means: (a) the Borrower's prompt payment in full, when due or declared due and at all such times, of all

Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents executed in connection with the Credit Agreement heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower to the Lenders, including without limitation principal, interest, premium or fee (including, but not limited to, loan fees and attorneys' fees and expenses); and (b) the

Borrower's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrower under the Credit Agreement and all other Loan Documents executed in connection therewith.

Each Guarantor's obligations to the Agent and the Lenders under this Guaranty Agreement are hereinafter collectively referred to as the

"Guarantors' Obligations";  provided, however, that the liability of each
                            --------  -------
Guarantor with respect to the Guarantors' Obligations shall not exceed at any time the Maximum Amount (as hereinafter defined). The "Maximum Amount" means the greater of (X) the aggregate amount of all Advances to such

Guarantor made directly or indirectly with the proceeds of Loans and not theretofore repaid by such Guarantor or (Y) 95% of (i) the fair salable value of the assets of such Guarantor as of the date hereof minus (ii) the total liabilities of such Guarantor (including contingent liabilities, but excluding liabilities of such Guarantor under this Guaranty and any other Loan Documents executed by such Guarantor) as of the date hereof; provided
                                                                  --------

further, however, that if the calculation of the Maximum Amount in the
-------  -------
manner provided above as of the date payment is required of such Guarantor pursuant to this Guaranty would result in a greater positive number, then the Maximum Amount shall be deemed to be such greater positive number.

     Each Guarantor agrees that it is jointly and severally, directly and primarily liable for the Borrower's Liabilities.


     12.  Payment.  If the Borrower shall default in payment or performance
          -------

of any Borrower's Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and attorneys' fees and expenses), or otherwise, when and as the same shall become due, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence of any other Event of Default under the Credit Agreement that has not been cured or waived, then each Guarantor,

upon demand thereof by the Agent or its successors or assigns, will AS OF THE DATE OF THE AGENT'S DEMAND fully pay to the Agent, for the benefit of the Lenders, subject to any restriction set forth in Section 2 hereof, an
                                                     ---------
amount equal to all Guarantor's Obligations then due and owing.


     13.  Unconditional Obligations.  This is a guaranty of payment and not
          -------------------------

of collection. The Guarantors' Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of the validity, legality or enforceability of the Credit Agreement, the Notes or any other Loan Document or any other guaranty of the Borrower's

Liabilities, and shall not be affected by any action taken under the Credit Agreement, the Notes or any other Loan Document, any other guaranty of the

Borrower's Liabilities, or any other agreement between the Agent or the Lenders and the Borrower or any other Person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Borrower's Liabilities, or by the release or other disposal of any security for any of the Borrower's Liabilities, or by the dissolution of the Borrower or the combination or consolidation of the Borrower into or with another entity or any transfer or disposition of any assets of the Borrower or by any extension or renewal of the Credit Agreement, any of the Notes or any other Loan Document, in whole or in part, or by any modification, alteration, amendment or addition of or to the Credit Agreement, any of the

Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between the Agent or the Lenders and the Borrower or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of any Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or guarantor; it being the purpose
and intent of the parties hereto that this Guaranty Agreement and the Guarantors' Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.


     14.  Currency and Funds of Payment.  Each Guarantor hereby guarantees
          -----------------------------

that the Guarantors' Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrower's Liabilities, or the rights of the Agent or any

Lender with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the

Borrower of any or all of the Borrower's Liabilities.


     15.  Events of Default.  In the event that (a) there shall occur an
          -----------------
Event of Default under the Credit Agreement; (b) any default shall occur in the payment of amounts due hereunder; or (c) any other default shall occur hereunder which remains uncured or unwaived for a period of thirty (30)

days (each of the foregoing an "Event of Default" hereunder); then notwithstanding any collateral available to the Agent or the Lenders from the Borrower or any Guarantor or any other guarantor of the Borrower's Liabilities, or any other party, at the Agent's election and without notice thereof or demand therefor, so long as such Event of Default shall be continuing, the Guarantors' Obligations shall immediately become due and payable.


     16.  Suits.  Each Guarantor from time to time shall pay to the Agent
          -----
for the benefit of the Lenders, on demand, at the Agent's place of business set forth in the Credit Agreement or such other address as the Agent shall give notice of to the Guarantor, the Guarantors' Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Agent or the Lenders or any of them may proceed to suit against any one or more or all of the Guarantors. At the Agent's election, one or more and successive or concurrent suits may be brought hereon by the Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other guarantor of the Borrower's

Liabilities, or any other Person and whether or not the Agent or any Lender has taken or failed to take any other action to collect all or any portion of the Borrower's Liabilities.


     17.  Set-Off and Waiver.  Each Guarantor waives any right to assert
          ------------------
against the Agent
and the Lenders as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Borrower, the Agent or the Lenders, without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor. If at any time hereafter the Agent or any Lender employs counsel for advice or other representation to enforce the Guarantors' Obligations that arise out of an Event of Default, then, in any of the foregoing events, all of the reasonable attorneys' fees arising from such services and all expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be jointly and severally paid by the Guarantors to the Agent, for the benefit of the Lenders, on demand.


     18.  Waiver; Subrogation.
          -------------------


     (a)  Each Guarantor hereby waives notice of the following events or occurrences:  (i) the Agent's acceptance of this Guaranty Agreement;
(ii) the Lenders' heretofore, now or from time to time hereafter loaning monies or giving or extending credit to or for the benefit of the Borrower, whether pursuant to the Credit Agreement, the Notes or the other Loan

Documents, or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) the Agent, the Lenders or the

Borrower heretofore, now or at any time hereafter, obtaining, amending, substituting for, releasing, waiving or modifying the Credit Agreement, the

Notes or any other Loan Documents; (iv) presentment, demand, notices of default, non-payment, partial payment and protest; (v) the Agent or the

Lenders heretofore, now or at any time hereafter granting to the Borrower (or any other party liable to the Lenders on account of the Borrower's

Liabilities) any indulgence or extensions of time of payment of the Borrower's Liabilities; and (vi) the Agent or the Lenders heretofore, now or at any time hereafter accepting from the Borrower or any other person, any partial payment or payments on account of the Borrower's Liabilities or any collateral securing the payment thereof or the Agent settling, subordinating, compromising, discharging or releasing the same in whole or in part. Each Guarantor agrees that the Agent and each Lender may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as the Agent and each Lender, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from the Guarantors' Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

     (b) Each Guarantor hereby agrees that payment or performance by such Guarantor of the Guarantors' Obligations under this Guaranty Agreement may be enforced by the Agent on behalf of the Lenders upon demand by the Agent to such Guarantor without the Agent being required, each Guarantor expressly waiving any right it may have to require the Agent, to
(i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Borrower's Liabilities, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND

AGREED TO BY EACH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE AGENT,

EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS
CONTINUING UNDER THE CREDIT AGREEMENT, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Agent by the Borrower or any other Person on account of the

Borrower's Liabilities or any guaranty thereof. Neither the Agent nor any Lender shall have any obligation to protect, secure or insure any of the foregoing security interests, Liens or encumbrances on the properties or interests in properties subject thereto. The Guarantors' Obligations shall in no way be impaired, affected, reduced, or released by reason of the Agent's or any Lender's failure or delay to do or take any of the acts,

actions or things described in this Guaranty Agreement including, without limiting the generality of the foregoing, those acts, actions and things described in this Section 9.
                  ---------


     (c) Each Guarantor further agrees with respect to this Guaranty Agreement that such Guarantor shall have no right of subrogation,

reimbursement or indemnity, nor any right of recourse to security for the Borrower's Liabilities until such time as all of the Obligations of the

Borrower are fully, finally and irrevocably paid and satisfied.


     19.  Effectiveness; Enforceability.  This Guaranty Agreement shall be
          -----------------------------
effective as of the date of the initial Advance under the Credit Agreement,

and shall continue in full force and effect until the Borrower's
Obligations (other than obligations in the nature of continuing indemnities and liability for expenses which are not yet due and payable, which shall survive as an obligation guarantied by the Guarantors hereunder notwithstanding any termination hereof) are fully, finally and irrevocably paid and satisfied, the Lenders shall be under no further obligation to advance funds or issue Letters of Credit and there shall be no Letters of Credit outstanding. The Agent shall give each Guarantor written notice of such termination at each Guarantor's address set forth below such Guarantor's execution hereof on the signature pages of this

Guaranty or such other address for the Guarantor as such Guarantor shall give notice to the Agent in the manner provided for the giving of notices under the Credit Agreement (the "Guarantor's Address"). This Guaranty Agreement shall be binding upon and inure to the benefit of each Guarantor,

the Agent and the Lenders and their respective successors and assigns. Notwithstanding the foregoing, no Guarantor may, without the prior written consent of the Agent, assign any rights, powers, duties or obligations hereunder. Any claim or claims that the Agent and the Lenders may at any time hereafter have against any Guarantor under this Guaranty Agreement may be asserted by the Agent or any Lender by written notice directed to any one or more or all of the Guarantors at the applicable Guarantor's Address.


     20.  Representations and Warranties.  Each Guarantor warrants and
          ------------------------------
represents to the Agent for the benefit of the Lenders that it is duly authorized to execute, deliver and perform this Guaranty Agreement, that this Guaranty Agreement is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that such Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of any of its charter or governance documents or any agreement to which such Guarantor is a party, or any law, order, rule, regulation, decree or award of any applicable Governmental Authority or arbitral body.


     21.  Expenses.  Each Guarantor agrees to be liable for the payment of
          --------

all reasonable fees and expenses, including attorney's fees, incurred by the Agent or any Lender in connection with the enforcement of this Guaranty

Agreement.


     22.  Reinstatement.  Each Guarantor agrees that this Guaranty
          -------------
Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Agent under the Credit Agreement or any other Loan Document or this Guaranty Agreement is rescinded or must be restored for any reason.


     23.  Counterparts.  This Guaranty Agreement may be executed in any
          ------------
number of counterparts, each of which shall be deemed to be an original as against any party whose signature
appears thereon, and all of which shall constitute one and the same instrument.


     24.  Reliance.  Each Guarantor represents and warrants to the Agent,
          --------

for the benefit of the Agent and the Lenders, that: (a) such Guarantor has adequate means to obtain from Borrower, on a continuing basis, information concerning Borrower and Borrower's financial condition and affairs and has full and complete access to Borrower's books and records; (b) such

Guarantor is not relying on the Agent, any Co-Agent or any Lender, its or their employees, agents or other representatives, to provide such information, now or in the future; (c) such Guarantor is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty; (d) such Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of Borrower and Borrower's financial condition and affairs in deciding to provide this Guaranty and is fully aware of the same; and (e) such Guarantor has not depended or relied on the Agent, any Co-Agent or any Lender, its or their employees, agents or representatives, for any information whatsoever concerning Borrower or Borrower's financial condition and affairs or other matters material to such Guarantor's decision to provide this Guaranty or for any counselling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that neither the Agent, any Co-Agent nor any Lender has any duty or responsibility whatsoever, now or in the future, to provide to any Guarantor any information concerning Borrower or Borrower's financial condition and affairs, other than as expressly provided herein, and that, if such Guarantor receives any such information from the Agent, any Co-Agent or any Lender, its or their employees, agents or other representatives, such Guarantor will independently verify the information and will not rely on the Agent, any Co-Agent or any Lender, its or their employees, agents or other representatives, with respect to such information.


     25.  Governing Law.
          -------------


          (a)  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN

     ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.


          (b)  EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY

     AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN

     MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF HILLSBOROUGH, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY

     THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE

     OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION

     OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.


          (c) EACH PARTY AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL

     PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE GUARANTOR'S ADDRESS (AS HEREIN

     DEFINED) FOR EACH GUARANTOR AND AT THE ADDRESS OF SUCH OTHER PARTY PROVIDED IN SECTION 12.02 OF THE CREDIT AGREEMENT OR BY ANY OTHER
                 -------------

     METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.


          (d)  NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL
                                    ---------------    ---

     PRECLUDE ANY PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN

     DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE

     EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT

     AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR
     PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS

     WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.


          (e)  IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS

     OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE

     BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH

     ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY

     APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     IN WITNESS WHEREOF, the parties have duly executed this Guaranty Agreement on the day and year first written above.


                              GUARANTORS:



                              ---------------------------------------------



WITNESS:                      By:
                                  -----------------------------------------
                              Name:
                                    ---------------------------------------

______________________             Title:
                                          ---------------------------------


______________________             Address for Notices:



                              ---------------------------------------------

                              ---------------------------------------------


                              ---------------------------------------------
                              Telefacsimile:   /   -




                              ---------------------------------------------


WITNESS:                      By:
                                  -----------------------------------------
                              Name:
                                    ---------------------------------------

______________________             Title:
                                          ---------------------------------


______________________             Address for Notices:



                              ---------------------------------------------

                              ---------------------------------------------


                              ---------------------------------------------
                              Telefacsimile:   /   -

                              AGENT:


                              NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), as

                              Agent for the Lenders



                              By:
                                 ------------------------------------------

                                   Name:
                                         ----------------------------------
                                   Title:
                                          ---------------------------------